As filed with the Securities and Exchange Commission on June 6, 2018

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

YayYo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	7371	81-3028414
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

433 N. Camden Drive, Suite 600

Beverly Hills, California 90210

(310) 926-2643

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Ramy El-Batrawi

Chief Executive Officer

YayYo, Inc.

433 N. Camden Drive, Suite 600

Beverly Hills, California 90210

(310) 926-2643

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joseph Tagliaferro, Esq.

Elliot Weiss, Esq.

CKR Law LLP

1800 Century Park East, Fl. 14

Los Angeles, California 90067

Tel: (310) 400-0110

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☒

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.000001 per share offered for Selling Securityholder	150,000 shares	$8.00(2)	$1,200,000	$149.40(2)
Selling Securityholder common stock purchase warrant	-	-	-	-
Common stock issuable upon exercise of Selling Securityholder warrant (4)	1,500,000 shares	$4.00(3)	$6,000,000	$747.00(3)
Total	1,650,000 shares		$7,200,000	$896.40

(1)	Consists of (a) 150,000 outstanding shares of the registrant’s common stock, and (b) 1,500,000 shares of common stock issuable upon exercise of common stock purchase warrants. Pursuant to Rule 416 under the Securities Act of 1933, as amended, to the extent that such common stock purchase warrants provide for a change in the number of shares of common stock into which they are convertible or for which they are exercisable to prevent dilution resulting from stock splits, stock dividends, or similar transactions, this registration statement shall be deemed to cover such additional shares of common stock issuable in connection with any such provision.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(a) of the Securities Act. The shares offered hereunder may be sold by the Selling Securityholder from time to time in the open market, through privately negotiated transactions or a combination of these methods, at a fixed price of $8.00 per share until our shares of common stock are quoted on Nasdaq or the OTCQX, if at all, and thereafter at prevailing market prices at the time of sale or privately negotiated prices or a combination of these methods. Please see “Determination of Offering Price” below for more information.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The Selling Securityholder Warrant is exercisable at a per share exercise price equal to $4.00 per share. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the representatives’ Selling Securityholder Warrant is equal to $747.00.

(4)	We have issued to the Selling Securityholder warrants exercisable commencing on March 8, 2018, representing approximately 90.9% of the aggregate number of shares of common stock to be registered in the offering (the “Selling Securityholder Warrant”). Resales of the Selling Securityholder Warrant are registered hereby. Resales of common stock issuable upon exercise of the Selling Securityholder Warrant are also being similarly registered hereby.

EXPLANATORY NOTE

This Registration Statement contains a form of prospectus to be used in connection with the potential resale by certain Selling Securityholders of an aggregate of 1,650,000 shares of our common stock (the “Prospectus”), consisting of (i) 150,000 shares of our common stock and (ii) 1,500,000 shares of our common stock issuable upon exercise of outstanding Selling Securityholder Warrant held by the Selling Securityholder.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated June 6, 2018

PRELIMINARY PROSPECTUS

YayYo, Inc.

1,650,000 Shares of Common stock

This prospectus relates to the resale by the Selling Securityholder named herein of up to 1,650,000 shares of our common stock. Of the shares being offered, (a) 150,000 are issued and outstanding as of the date of this prospectus; and (b) 1,500,000 are issuable upon exercise of Selling Securityholder Warrant.

The shares offered by this prospectus may be sold by the Selling Securityholder (“Selling Securityholder”) from time to time in the open market, at a fixed price of $8.00 per share until our shares of common stock are quoted on Nasdaq or the OTCQX, if at all, and thereafter at prevailing market prices at the time of sale or privately negotiated prices or a combination of these methods. The distribution of the shares by the Selling Securityholder is not subject to any underwriting agreement. We will not receive any of the proceeds from the sale of such shares. We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the Selling Securityholder will be borne by them.

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Our common stock is not listed on any stock exchange or over-the-counter market. There is currently no active trading market in our common stock. While we have applied to have our shares of common stock approved for listing on Nasdaq Capital Markets (“Nasdaq”) under the symbol “YAYO,” there can be no assurance that we will meet the initial listing requirements to list our common stock on Nasdaq. In the event that our application to list our common stock on Nasdaq is not approved, the Company may seek to have its common stock quoted on the OTCQX over-the-counter exchange operated by OTC Markets Group Inc. (the “OTCQX”). There can be no assurance that the common stock subject to registration and resale by the Selling Securityholder under this prospectus will be approved for listing on Nasdaq or quoted on the OTCQX or other recognized securities exchange or quotation system. For more information see the section “Risk Factors.” Further, the shares to be registered and offered by this prospectus are not subject to or contingent upon the shares of common stock being listed on Nasdaq or the OTCQX or any other recognized securities exchange of quotation system. In the event that our application with Nasdaq is not approved we intend to consummate this offering of our common stock.

Following this offering, affiliates of certain members of our board of directors will hold a substantial amount of our issued and outstanding common stock and will control more than a majority of the voting power of our common stock. As a result of such ownership, such individual will be able to control any action requiring the general approval of our stockholders, including the election of our board of directors, the adoption of amendments to our certificate of incorporation and bylaws and the approval of any merger or sale of substantially all of our assets. We will be a “controlled company” within the meaning of the corporate governance rules of Nasdaq. See “Management—Controlled Company.”

We are an “emerging growth company” under the federal securities laws and may elect to take advantage of reduced public company reporting requirements. An investment in our securities may be considered speculative and involves a high degree of risk, including the risk of a substantial loss of your investment. See “Risk Factors” beginning on page 11 to read about the risks you should consider before buying our securities.

You should rely only on the information contained in this prospectus and any prospectus supplement or amendment. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus is only accurate on the date of this prospectus, regardless of the time of any sale of securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                    , 2018

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. We have not authorized any dealer, salesperson or other person to provide you with information that is different from, or adds to, that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

We are not making an offer of any securities in any jurisdiction. The Selling Securityholder are offering to sell and seeking offers to buy our common stock only in jurisdictions where offers and sales are permitted.

You should assume that the information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

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Market Data

Market data and certain industry data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, publicly available information, reports of governmental agencies and industry publications and surveys. Industry surveys, publications, consultant surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but the accuracy and completeness of such information is not guaranteed. We have not independently verified any of the data from third party sources, nor have we ascertained the underlying economic assumptions relied upon therein. Similarly, internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry, have not been independently verified. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not necessarily know what assumptions regarding general economic growth were used in preparing the forecasts we cite. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus; our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

PROSPECTUS SUMMARY

This summary provides a brief overview of the key aspects of our business and our securities. The reader should read the entire prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors.” Some of the statements contained in this prospectus, including statements under “Summary” and “Risk Factors” as well as those noted in the documents incorporated herein by reference, are forward-looking statements and may involve a number of risks and uncertainties. Our actual results and future events may differ significantly based upon a number of factors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

As used in this prospectus, all references to “capital stock,” “common stock,” “Shares,” “preferred stock,” “stockholders,” “shareholders” applies only to YayYo, Inc “we,” “our,” “us,” the “Company,” the “registrant,” or “YayYo” refer to YayYo, Inc., a Delaware corporation. References in this prospectus to the terms “Company,” “we,” “our” or words of like import mean YayYo, Inc., and its direct and indirect subsidiaries, which currently consist of Distinct Cars, LLC, a Delaware limited liability company (“Distinct Cars”), Rideshare Car Rentals LLC, a Delaware limited liability company (“Rideshare”), Savvy LLC, a Delaware limited liability company (“Savvy”) and Rideyayyo LLC, a Delaware limited liability company (“Rideyayyo”). All references in this prospectus to “years” and “fiscal years” means the twelve-month period ended December 31st.

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About our Company

The Company is a holding company operating through its wholly-owned subsidiaries, including Distinct Cars, LLC, a Delaware limited liability company (“Distinct Cars”), Savvy LLC, a Delaware limited liability company (“Savvy”), Rideyayyo LLC, a Delaware limited liability company (“Rideyayyo”) and Rideshare Car Rentals LLC, a Delaware limited liability company (“Rideshare”).

On August 12, 2017, we announced that we were shifting our primary corporate focus in the transportation/ridesharing industry from the development of the Metasearch App. As of the date of this Prospectus, the Company’s operating business segments include (i) an online peer-to-peer bookings platform to service the ridesharing economy through the Company’s wholly-owned subsidiary Rideshare (the “Rideshare Platform”), and (ii) the maintenance of a fleet of standard passenger vehicles to be made commercially available for rent through the Company’s wholly-owned subsidiary Distinct Cars (“Fleet Management”). Through the Company’s wholly-owned subsidiaries Rideshare and Distinct Cars, the Company seeks to become the leading provider of a standard rental vehicles to drivers in the ridesharing economy.

The Company operations are organized into two business segments across the ridesharing and transportation industry:

Rideshare Platform—On October 31, 2017, the Company created the wholly-owned subsidiary, Rideshare to incubate the concept of a proprietary transportation network system focused on the developing of a peer-to-peer booking platform to rent standard passenger vehicles to self-employed ridesharing drivers. The Company has now deployed and launched the Rideshare Platform on it’s operating online platform, Ridesharerental.com (http://www.Ridesharerental.com). The Rideshare Platform is a proprietary peer-to-peer car-rental marketplace that connects the Company’s Fleet Management vehicles, other fleet owners and selected individual car owners with Rideshare drivers seeking rental vehicles.

Fleet Management— On June 10, 2017, the Company formed the wholly-owned subsidiary, Distinct Cars for purposes of developing a fleet management business. The Company’s Fleet Management business focuses on the maintenance of a fleet of brand new standard passenger vehicles, under lease contract with the Company, to be subsequently rented directly to drivers in the ridesharing economy. The Fleet Management business and vehicles are made commercially available through the Company’s Rideshare Platform.

Recent Developments

YayYo, Inc. - Recent Financing Activities

As of December 31, 2017, the Company had 25,770,551 shares of common stock issued and outstanding. From January, 2018 to May 30, 2018, the Company issued (i) 39,180 shares of common stock under the Regulation A+ Offering (defined below) in exchange for cash proceeds, and (ii) 504,195 shares of restricted common stock, pursuant to following:

•	10,000 shares of restricted common stock were sold to investors for cash proceeds;
•	153,000 shares of restricted common stock were issued in connection with the issuance of notes payable;
•	332,500 shares of restricted common stock were issued for services rendered; and
•	8,695 shares of restricted common stock for payment of accounts payable.

In December 2016, we filed an offering statement pursuant to Regulation A of the Securities Act, which was qualified by the SEC on March 17, 2017. We offered up to a maximum of 6,250,000 shares of common stock on a “best efforts” basis, at a price of $8.00 per share. On March 16, 2018, we closed the Regulation A offering, after issuing 365,306 shares of common stock for proceeds of approximately $1.8 million net of offering expenses (the “Regulation A+ Offering”).

In January 2018, the Company issued notes payable for $15,000 and also issued an aggregate of 1,125 shares of its common stock to these note holders as additional incentive to make the loans.

Further, in February 2018, the Company sold 22,500 shares of common stock to two investors for cash proceeds of $180,000.

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During fiscal year 2017, the Company entered into vehicle leasing agreements with Acme Auto Leasing LLC (the “Lessor”). As of December 31, 2017, the Company has total lease obligations in the amount of $1,593,291 (collectively, the “Finance Lease Obligations”).

On July 15, 2017, the Company and the Lessor entered into an agreement pursuant to which the Company agreed to issue additional consideration to the Lessor in the form of a restricted stock grant in the amount of 100,000 shares of common stock, in exchange for certain terms to be provided by the Lessor under all lease agreements entered into between the Lessor and the Company (the “Lease Side Agreement”).

In December 2017, YayYo, Inc., issued a senior secured promissory note to the Selling Securityholder, in the original principal amount of $222,222 (the “First Note”). As an inducement for the secured parties to extend the loan as evidenced by the First Note and to secure complete and timely payment of the First Note, YayYo, Inc., as borrower, issued and granted a security interest in all the assets of the YayYo, Inc., (including a pledge of securities, owned as of record and beneficially by the YayYo, Inc., in the wholly-owned subsidiaries of the Company) and its subsidiaries, existing as of the date of issuance of thereafter acquired.

On March 8, 2018, YayYo, Inc., entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an “accredited investor” (as defined in Rule 501(a) under the Securities Act of 1933, as amended) (the “Lender”), pursuant to which the Lender purchased (i) a senior secured promissory note in the principal face amount of $6,000,000 due March 8, 2023, subject to extension (the “Second Note”) and (ii) warrants to acquire up to an aggregate of 1,500,000 shares, with an exercise price of $4.00 per share (the “Warrant Shares”) of Common stock (defined below) of the Company (the “Warrants” or the “Selling Securityholder Warrant”) and 150,000 commitment shares of common stock, par value $0.000001 per share, of the Company (the “Commitment Shares”) for an aggregate purchase price of $6,000,000 (the “Second Note Offering”) to be directed and deposited by the Lender in the Company’s Master Restricted Account (defined below). The principal balance of $6,000,000 on the Second Note bears interest at a rate per annum equal to LIBOR plus 100 basis points, subject to adjustment in accordance with the terms of the Second Note. The Warrants expire five years from the date of issuance. Further, the Company paid $178,228 of issuance costs associated with the Second Note. The Company also paid $178,228 of issuance costs associated with this Second Note. The relative fair value of the 150,000 Commitment Shares of common stock was $378,916 and the relative fair value of the 1,500,000 Warrant Shares was $3,726,506 and both were recorded as a discount on the Second Note and as additional paid in capital. In addition, the issuance costs of $178,228 have also been recorded as a debt discount. The debt discount of $4,283,650 is being amortized over the term of the Second Note.

YayYo, Inc., obligations to repay and otherwise perform its obligations under the Second Note are secured by a continuing first priority lien and perfected security interest in the $6,000,000 held in the Master Restricted Account (the “Collateral”), to be held and maintained at Umpqua Bank (the “Master Restricted Account”), subject to a deposit account control agreement, dated as of March 7, 2018, by and between the YayYo, Inc., the Lender and Umpqua Bank (the “Controlled Account Agreement”). Subject to the terms of the Second Note and Controlled Account Agreement, upon the exercise of the Warrant and following the YayYo, Inc., receipt of a notice by the holder of the Second Note electing to effect a release of cash with respect to the Collateral or at any such time that the outstanding amount of the Collateral is greater than or exceeds the principal face amount under the Second Note, the Lender will release a certain percentage of cash held as Collateral in the Master Restricted Account to YayYo, Inc. Under the terms of the Purchase Agreement, YayYo, Inc., will use any proceeds received and distributed from the Master Restricted Account, if at all, for general corporate purposes.

In accordance with the Second Note Offering, the Company has agreed to pay Aegis Capital Corp., as placement agent (“Aegis”) a cash placement fee payable within 48 hours of (but only in the event of) the receipt by the Company of any proceeds from the exercise of the Warrants or options sold in the Second Note Offering equal to 8% of the aggregate cash exercise price received by the Company upon such exercise, if any (the “Placement Agent’s Fee”). As additional compensation for the services to be provided by Aegis, as the placement agent and investment banker, the Company shall issue to Aegis or its designees at the Closing, warrants (the “Aegis Warrants”) to purchase such number of shares of common stock of the Company (“Placement Agent Warrant Shares”) equal to 8% of the aggregate number of securities placed in the Second Note Offering, plus any securities underlying any convertible securities placed in the Second Note Offering to such purchasers. The Aegis Warrants shall have the same terms, including exercise price and registration rights, as the Selling Securityholder Warrant issued to investors in the Second Note Offering. As of April 27, 2018, the Placement Agent’s Fee has been deferred and is intended to be paid by the Company when and as funds are released from the Master Restricted Account to the Company, in proportion to the amount of fees.

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We are party to an investors’ rights agreement with the Selling Securityholder, which provides, among other things, that certain holders of our capital stock and securities have the right to demand that we file a registration statement or request that their shares of our capital stock or common stock equivalents be covered by a registration statement that we are otherwise filing under this prospectus. See the section titled “Description of Capital Stock—Registration Rights.”

Distinct Cars, LLC - Recent Financing Activities

As of the date of this prospectus, Distinct Cars, LLC, as lessee, entered into a series of open-ended lease agreements and disclosure statements with Acme Auto Leasing, Inc., (“Lessor”) to lease standard passenger vehicles, each with an approximate lease term of thirty-six (36) months (each a “Lease Agreement” and collectively, the “Lease Agreements”). Monthly payments under each Lease Agreement range from approximately $373.01 per month to $621 per month (with only 9 vehicles out of approximately 150 exceeding $373.01 per month). At the end of the term of the Lease Agreement, Lessee has the right to purchase ownership and title of the subject vehicle for a nominal payment. In addition, the Lease Agreements are subject to the grant of a purchase money security interest on each leased vehicle.

Distinct Cars, LLC has completed a debt round of financing pursuant to which Distinct Cars raised aggregate gross proceeds in the amount of $252,667 from twenty-nine accredited investors in exchange for senior secured promissory notes issued by Distinct Cars (each a “Distinct Cars Note” and collectively, the “Distinct Cars Notes”). The maturity date under the Distinct Cars Notes is third-six (36) months from the date of issuance (the “DCN Maturity Date”). The principal amount under the Distinct Cars Notes ranges from a minimum amount of $5,000 per Distinct Cars Note up to $20,000 per Distinct Cars Note. The Distinct Cars Notes accrue interest at a rate of 8% per annum with interest due and payable upon the DCN Maturity Date. The principal amount and any unpaid and accrued interest thereunder is due and payable in twelve (12) quarterly installments commencing upon January 1, 2018. The Distinct Cars Notes are secured by a senior secured priority lien in the equity of the fleet of leased automobiles acquired under the Lease Agreements (see Lease Agreements above) subject to subordination in priority lien status to the purchase money security interest held by the lessor under the Lease Agreements. In addition to the total amount of principal and interest owing under the Distinct Cars Note, upon execution of the Distinct Cars Note and placement of funds the holder shall receive a stock grant (the “Stock Grant”) of YayYo Inc., common stock (the “Parent Shares”) in an amount equal to 100% of the principal sum as calculated by a price of $4.00 per share with 30% coverage. The Stock Grant is offered pursuant to Rule 506(b) of Regulation D and Section 4(a)(2) of the Securities Act of 1933.

Risks Factors

Our business is subject to a number of risks. You should be aware of these risks before making an investment decision. These risks are discussed more fully in the section of this prospectus titled “Risk Factors”, which begins on page 11 of this prospectus.

Information Regarding our Capitalization

As of May 30, 2018, we had 26,313,926 shares of common stock issued and outstanding. Additional information regarding our issued and outstanding securities may be found in the sections of this prospectus titled “Market for Common Equity and Related Stockholder Matters” and “Description of Securities.”

Unless otherwise specifically stated, information throughout this prospectus does not assume the exercise of outstanding options or warrants to purchase shares of our common stock.

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Organizational History

The Company is a holding company operating through its wholly-owned subsidiaries, including Distinct Cars, LLC, a Delaware limited liability company (“Distinct Cars”), Savvy LLC, a Delaware limited liability company (“Savvy”), Rideyayyo LLC, a Delaware limited liability company (“Rideyayyo”) and Rideshare Car Rentals LLC, a Delaware limited liability company (“Rideshare”).

The Company was formed on June 21, 2016 under the name “YayYo, LLC,” which was converted into a Delaware corporation pursuant to the unanimous written consent of our former manager and members in a transaction intended to be tax-free under the Internal Revenue Code (the “Conversion”). Pursuant to the Conversion, the members of YayYo, LLC have assigned, transferred, exchanged and converted their respective limited liability company membership interests of YayYo, LLC to the Company in exchange for common stock shares of the Company. All of the YayYo, LLC’s liabilities and assets, including its intellectual property, were automatically transferred to the Company and the Company has assumed ownership of such assets and liabilities upon the filing of the “Certificate of Conversion from a Delaware Limited Liability Company to a Delaware Corporation” with the State of Delaware pursuant to Section 265 of the Delaware General Corporation Law. The Company now operates as a “C” corporation formed under the laws of the State of Delaware.

Corporate Information

Our principal executive office is located at 433 North Camden Drive, Suite 600, Beverly Hills, California 90210. Our telephone number is (310) 926-2643. Our web address is www.yayyo.com. Information included on our website is not part of this prospectus.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earlier of (i) December 31, 2019, the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future, but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before December 31, 2019. We refer to the Jumpstart Our Business Startups Act of 2012 herein as the “JOBS Act,” and references herein to “emerging growth company” have the meaning associated with it in the JOBS Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

These exemptions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

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For as long as we continue to be an emerging growth company, we expect that we will take advantage of the reduced disclosure obligations available to us as a result of that classification. We have taken advantage of certain of those reduced reporting burdens in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies.

SUMMARY OF THE OFFERING

Common stock currently outstanding	26,313,926 shares (1)

Common stock offered by the Company	None

Common stock offered by the Selling Securityholder	Up to 1,650,000 shares (2)

Use of proceeds	We will not receive any of the proceeds from the sales of our common stock by the Selling Securityholder.

Proposed Listing

We intend to apply to have our shares of common stock approved for listing on Nasdaq under the symbol “YAYO.” However, there can be no assurance that we will meet the initial listing requirements of Nasdaq to list our common stock on the Nasdaq exchange. In the event that our application to list our common stock on Nasdaq is not approved, the Company may seek to have its common stock quoted on the OTCQX over-the-counter exchange operated by OTC Markets Group Inc. (the “OTCQX”).

There can be no assurance that the Company common stock sold in this Offering will be approved for listing on Nasdaq or quoted on the OTCQX or other recognized securities exchange. For more information see the section “Risk Factors.”

Controlled Company

Upon the completion of this offering, Ramy El-Batrawi, our founder, chief executive officer and director, will control approximately 58.62% of the voting power of our outstanding common stock. As a result, we will be a “controlled company” under the Nasdaq corporate governance standards. Under these standards, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards. See “Management—Controlled Company.”

Risk Factors	You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page **** of this prospectus before deciding whether or not to invest in shares of our common stock.

(1)	As of May 30, 2018. Does not include (a) 1,500,000 shares of our common stock issuable upon exercise of outstanding Selling Securityholder Warrant; and (b) 680,000 shares of our common stock issuable upon exercise of granted and vested stock options granted under our 2016 Plan.

(2)	Consists of (a) 150,000 outstanding restricted shares of our common stock, and (b) 1,500,000 shares of our common stock issuable upon exercise of Selling Securityholder Warrant.

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RISK FACTORS

Our business is subject to many risks and uncertainties, which may affect our future financial performance. If any of the events or circumstances described below occur, our business and financial performance could be adversely affected, our actual results could differ materially from our expectations, and the price of our stock could decline. The risks and uncertainties discussed below are not the only ones we face. There may be additional risks and uncertainties not currently known to us or that we currently do not believe are material that may adversely affect our business and financial performance. You should carefully consider the risks described below, together with all other information included in this prospectus including our financial statements and related notes, before making an investment decision. The statements contained in this prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and investors in our securities may lose all or part of their investment.

Risks Related to Our Business

We are an emerging growth company with a limited operating history and limited sales to date.

The Company is subject to all of the risks inherent in the establishment of an emerging growth company, including the absence of an operating history, and the risk that we may be unable to successfully operate our business segments. There can be no assurance that the Company will be able to successfully operate our business segments, including without limitation the Company’s technologies, products and services.

The Company was incorporated on November 16, 2016 and only commenced operations thereafter. The Company was incorporated pursuant to the simultaneous filing of the Company’s certificate of incorporation, as filed and stamped by the Delaware Secretary of State on November 16, 2016, and the “Certificate of Conversion from a Delaware Limited Liability Company to a Delaware Corporation”, as filed and stamped on the same date by the Delaware Secretary of State pursuant to Section 265 of the Delaware General Corporation Law. The Company now operates as a “C” corporation formed under the laws of the State of Delaware. Accordingly, we have limited operating history upon which to base an evaluation of our business and prospects. You must consider the risks and difficulties we face as a small operating company with limited operating history.

On August 12, 2017, we announced that we were shifting our primary corporate focus in the transportation/ridesharing industry towards the vehicle rental business with a focus on developing (i) an online peer-to-peer bookings platform to service the ridesharing economy through the Company’s wholly-owned subsidiary Rideshare (the “Rideshare Platform”), and (ii) the maintenance of a fleet of standard passenger vehicles to be made commercially available for rent through the Company’s wholly-owned subsidiary Distinct Cars (“Fleet Management”). Through the Company’s wholly-owned subsidiaries Rideshare and Distinct Cars, we have limited operating history in the vehicle rental, fleet management and transportation industry. We have generated $235,690 in revenue for fiscal year 2017.

Operating results for future periods are subject to numerous uncertainties and we cannot assure you that the Company will achieve or sustain profitability. The Company’s prospects must be considered in light of the risks encountered by small operating companies with limited operating history, particularly companies in new and rapidly evolving markets. Operating results will depend upon many factors, including our success in attracting and retaining motivated and qualified personnel, our ability to establish short term credit lines or obtain financing from other sources, our ability to develop and market new products, control costs, and general economic conditions. The Company has engaged in limited operations to date, and although the Company believes that its plans to grow, expand and scale operations organically will be successful, there is no assurance that this will be the case. There can be no assurance that the Company’s sales projections and marketing plans will be achieved as anticipated and planned. The Company cannot assure prospective investors that it will be able to successfully develop and market its products and services.

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We will need but may be unable to obtain additional funding on satisfactory terms, which could dilute our shareholders or impose burdensome financial restrictions on our business.

We have relied upon cash from financing activities and in the future, we hope to rely more predominantly on revenues generated from operations to fund all of the cash requirements of our activities. However, there can be no assurance that we will be able to generate significant cash from our operating activities in the future to funds our continuing operations. Future financings may not be available on a timely basis, in sufficient amounts or on terms acceptable to us, if at all. Any debt financing or other financing of securities senior to the common stock will likely include financial and other covenants that will restrict our flexibility. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition and results of operations because we could lose our existing sources of funding and impair our ability to secure new sources of funding. However, there can be no assurance that the Company will be able to generate any investor interest in its securities.

We have incurred net losses since inception.

For the fiscal year ended December 31, 2017, we generated a loss of approximately ($4,100,301), bringing the accumulated deficit to approximately ($5,584,010) at December 31, 2017. Increases in costs and expenses may result in a continuation of losses for the foreseeable future. There can be no assurance that we will be commercially successful.

Issuance of common stock to fund our operations or upon the exercise of outstanding warrants and options may dilute your investment.

We have been operating at a loss since inception and our working capital requirements continue to be significant. We have been supporting our business predominantly through the sale of debt and equity since inception. Since 2017, we have also been supporting our business through our operating cash flow from our limited operational business segments. However, to date the majority of our working capital needs have been funded through third-party capital financings. We will need additional funding for the developing of our business segments, for purposes of increasing our sales and marketing capabilities, technologies and assets, as well as for working capital requirements and other operating and general corporate purposes. Our working capital requirements depend and will continue to depend on numerous factors, including the timing of revenues, the expense involved in development of our products and services, and capital improvements. If we are unable to generate sufficient revenue and cash flow from operations, we will need to seek additional equity or debt financing to provide the capital required to maintain or expand our operations, which may have the effect of diluting our existing stockholders or restricting our ability to run our business.

There can be no assurance that we will be able to raise sufficient additional capital on acceptable terms, or at all. If such financing is not available on satisfactory terms, or is not available at all, we may be required to delay, scale back or eliminate the development of business opportunities and our operations and financial condition may be materially adversely affected. Debt financing, if obtained, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, could increase our expenses and require that our assets be provided as a security for such debt. Debt financing would also be required to be repaid regardless of our operating results. Equity financing, if obtained, could result in dilution to our then existing stockholders. As of the date of this filing, we have issued and outstanding the Selling Securityholder Warrant to purchase an aggregate of 1,500,000 underlying shares of our common stock. The Company also has reserved an aggregate of 10,000,000 shares of common stock for issuance under its 2016 Equity Incentive Plan (the “2016 Plan”). As December 31, 2017, options to purchase an aggregate of 750,000 shares of common stock have been granted and are outstanding under the 2016 Plan of which options to purchase 630,000 shares of common stock have vested and are exercisable as of December 31, 2017.

We have outstanding debt and lease commitments, which is secured by our assets and it may make it more difficult for us to make payments on the notes and our other debt and lease obligations.

As of December 31, 2017, we had outstanding indebtedness totaling approximately $909,889. As of December 31, 2017, we had outstanding lease obligations totaling approximately $1,593,291.

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Our debt and lease commitments could have important consequences to you. For example, they could:

●	make it more difficult for us to obtain additional financing in the future for our acquisitions and operations, working capital requirements, capital expenditures, debt service or other general corporate requirements;

●	require us to dedicate a substantial portion of our cash flows from operations to the repayment of our debt and the interest associated with our debt rather than to other areas of our business;

●	limit our operating flexibility due to financial and other restrictive covenants, including restrictions on incurring additional debt, creating liens on our properties, making acquisitions or paying dividends;

●	make it more difficult for us to satisfy our obligations with respect to the notes;

●	place us at a competitive disadvantage compared to our competitors that have less debt; and

●	make us more vulnerable in the event of adverse economic and industry conditions or a downturn in our business.

Our ability to meet our debt service and lease obligations depends on our future financial and operating performance, which will be impacted by general economic conditions and by financial, business and other competitive factors, many of which are beyond our control. These factors could include operating difficulties, increased operating costs, competition, regulatory developments and delays in our business strategies. Our ability to meet our debt service and lease obligations may depend in significant part on the extent to which we can successfully execute our business strategy and successfully operate our business segments. We may not be able to execute our business strategy and our business operations may be materially impacted.

If our business does not generate sufficient cash flow from operations or future sufficient borrowings are not available to us under our credit agreements or from other sources we might not be able to service our debt and lease commitments, including the notes, or to fund our other liquidity needs. If we are unable to service our debt and lease commitments, due to inadequate liquidity or otherwise, we may have to delay or cancel acquisitions, sell equity securities, sell assets or restructure or refinance our debt. We might not be able to sell our equity securities, sell our assets or restructure or refinance our debt on a timely basis or on satisfactory terms or at all. In addition, the terms of our agreements with original equipment manufacturers or debt agreements may prohibit us from pursuing any of these alternatives.

Our Rideshare Platform user metrics and other estimates are subject to inherent challenges in measurement, and real or perceived inaccuracies in those metrics may seriously harm and negatively affect our reputation and our business.

We regularly review key metrics related to the operation of our Rideshare Platform business, including, but not limited to, our monthly average users, subscribers and customers to evaluate growth trends, measure our performance, and make strategic decisions. These metrics are calculated using internal company data and have not been validated by an independent third party. Errors or inaccuracies in our metrics or data could result in incorrect business decisions and inefficiencies. For instance, if a significant understatement or overstatement of Rideshare Platform users were to occur, we may expend resources to implement unnecessary business measures or fail to take required actions to attract a sufficient number of users to satisfy our growth strategies.

Our Rideshare Platform emphasizes rapid innovation and prioritizes long-term user engagement over short-term financial condition or results of operations. That strategy may yield results that sometimes do not align with the market’s expectations. If that happens, our stock price may be negatively affected.

Our Rideshare Platform business is growing and becoming more complex, and our success depends on our ability to quickly develop and launch new and innovative products. We believe our culture fosters this goal. Our focus on complexity and quick reactions could result in unintended outcomes or decisions that are poorly received by our users or partners. Our culture also prioritizes our long-term user engagement over short-term financial condition or results of operations. We frequently make decisions that may reduce our short-term revenue or profitability if we believe that the decisions benefit the aggregate user experience and will thereby improve our financial performance over the long-term. These decisions may not produce the long-term benefits that we expect, in which case, our user growth and engagement, our relationships with advertisers and partners, as well as our business, operating results, and financial condition could be seriously harmed.

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Our Rideshare Platform and software is highly technical and may contain undetected software bugs or vulnerabilities, which could manifest in ways that could seriously harm our reputation and our business.

Our Rideshare Platform and software is highly technical and complex. Our Rideshare Platform may contain undetected software bugs, hardware errors, and other vulnerabilities. These bugs and errors can manifest in any number of ways in our products, including through diminished performance, security vulnerabilities, malfunctions, or even permanently.

We also could face claims for product liability, tort, or breach of warranty. Defending a lawsuit, regardless of its merit, is costly and may divert management’s attention and seriously harm our reputation and our business. In addition, if our liability insurance coverage proves inadequate or future coverage is unavailable on acceptable terms or at all, our business could be seriously harmed.

To carry out our business plan we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

Our ability to fund planned capital expenditures will depend on our ability to generate cash in the future. This ability, to some extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

We do not believe that our cash flow from operating activities and our existing capital resources, including the liquidity provided by our credit agreements and lease financing arrangements, will be sufficient to fund our planned capital expenditures. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to fund our other liquidity needs. We may need to delay capital expenditures or seek additional equity financing. For more information see “Management’s Discussion Analysis of Financial Condition and Results of Operation—Liquidity, Capital Resources and Plan of Operations” below.

Our debt and other commitments expose us to a number of risks, including:

Cash requirements for debt and lease obligations. A significant portion of the cash flow we generate must be used to service the interest and principal payments relating to our various financial commitments, including $909,889 of total notes payable, $552,588 of long-term debt and $1,593,291 of lease commitment obligations, as of December 31, 2017. A sustained or significant decrease in our operating cash flows could lead to an inability to meet our debt service requirements or to a failure to meet specified financial and operating covenants included in certain of our agreements. If this were to occur, it may lead to a default under one or more of our commitments. In the event of a default for this reason, or any other reason, the potential result could be the acceleration of amounts due, which could have a significant and adverse effect on us.

Availability. Because we finance the majority of our operating and strategic initiatives using a variety of commitments, including $909,889 in total notes payable and loan facilities, we are dependent on continued availability of these sources of funds. If these agreements are terminated or we are unable to access them because of a breach of financial or operating covenants or otherwise, we will likely be materially affected.

Interest rate variability. The interest rates we are charged on a substantial portion of our debt, including the Second Note payable, are variable, increasing or decreasing based on changes in certain published interest rates. Increases to such interest rates would likely result in significantly higher interest expense for us, which would negatively affect our operating results. Because many of our customers finance their vehicle purchases, increased interest rates may also decrease vehicle sales, which would negatively affect our operating results.

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We are a holding company and as a result rely on payments from our subsidiaries in order to meet our cash needs and service our debt. Our subsidiaries may not be able to distribute the necessary funds to us and this could adversely affect our ability to make payments on our indebtedness.

As a holding company without independent means of generating operating revenues, YayYo, Inc., depends on dividends, distributions and other payments, from our subsidiaries to fund our obligations and to meet our cash needs. If the operating results of our subsidiaries at any given time are insufficient to make distributions to us, we would be unable to make payments on our outstanding indebtedness

We face intense competition that may lead to downward pricing or an inability to increase prices.

The vehicle rental and used-vehicle sale industries are highly competitive and are increasingly subject to substitution. We believe that price is one of the primary competitive factors in the vehicle rental market and that technology has enabled cost-conscious customers, including business travelers, to more easily compare rates available from rental companies. If we try to increase our pricing, our competitors, some of whom may have greater resources and better access to capital than us, may seek to compete aggressively on the basis of pricing. In addition, our competitors may reduce prices in order to, among other things, attempt to gain a competitive advantage, capture market share, or to compensate for declines in rental activity. To the extent we do not match or remain within a reasonable competitive margin of our competitors’ pricing, our revenues and results of operations, financial condition, liquidity and cash flows could be materially adversely affected. If competitive pressures lead us to match any of our competitors’ downward pricing and we are not able to reduce our operating costs, then our margins, results of operations, financial condition, liquidity and cash flows could be materially adversely affected.

Further, we may in the future develop and launch other products or services that may be in direct competition with the various players in the ridesharing industry, such as Uber and Lyft, and all of whom have greater resources than us. There are low barriers to entry, and we expect that competition will intensify in the future. We believe that numerous factors, including price, offerings, reliability, client base, brand name and general economic trends will affect our ability to compete successfully. Our existing and future competitors may include many large companies that have substantially greater market presence and financial, technical, marketing and other resources than we do. There can be no assurance that we will have the financial resources, technical expertise or marketing and support capabilities to compete successfully. Increased competition could result in significant competition, which in turn could result in lower revenues, which could materially adversely affect our potential profitability.

We might incur expense to develop products that are never successfully commercialized.

We have incurred and expect to continue to incur research and development and other expenses in connection with our products business. The potential products to which we devote resources might never be successfully developed or commercialized by us for numerous reasons. Until June 31, 2017, we were focused on the development and commercialization of a single sign-on metasearch “ridesharing” application for smartphone users that seeks to provide price comparison and bookings of available ridesharing and taxi services along with select limousine and other public and/or private transportation services (“Metasearch App”).

As of the date of this prospectus, the Company has completed the development of the Metasearch App, however, its successful deployment and function is dependent on the availability of data from the major ridesharing companies (such as Uber and Lyft) known as an application programming interface (“API”). The Metasearch App has been completely developed and is only missing API access to be at full functionality. Thus far, the industry leaders, Uber and Lyft have been reluctant to provide an API to the Company for purposes of supporting the Metasearch App. Due to the API issues and foregoing technical limitations which are beyond the Company’s control, the Company explored additional opportunities in the ridesharing economy space. While the Company has not completely abandoned the Metasearch App, as of the date of this prospectus, the Company has no further intentions to continue the development of the Metasearch App or to continue dedicating human resources or financial capital of the Company to the commercialization of the Metasearch App. While the Company does not intend to allocate additional corporate resources to the development of the Metasearch App, there can be no assurances that we will not incur additional expenses for the Metasearch App that has not been fully developed and/or commercialized. Such additional expenses could have a material adverse effect on our business, financial condition and prospects.

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We face competition that may lead to downward pricing or an inability to increase prices.

The markets in which we operate are highly competitive and are increasingly subject to substitution. We believe that price is one of the primary competitive factors in the vehicle rental market and that the internet has enabled cost-conscious customers, including business travelers, to more easily compare rates available from rental companies. If we try to increase our pricing, our competitors, some of whom may have greater resources and better access to capital than us, may seek to compete aggressively on the basis of pricing. In addition, our competitors may reduce prices in order to attempt to gain a competitive advantage, capture market share, or to compensate for declines in rental activity. To the extent we do not match or remain within a reasonable competitive margin of our competitors’ pricing, our revenues and results of operations, financial condition, liquidity and cash flows could be materially adversely affected. If competitive pressures lead us to match any of our competitors’ downward pricing and we are not able to reduce our operating costs, then our margins, results of operations, financial condition, liquidity and cash flows could be materially adversely impacted.

We face risks related to liabilities and insurance.

Our businesses expose us to claims for personal injury, death and property damage resulting from the use of the vehicles rented by us, and for employment-related injury claims by our employees. We cannot assure you that we will not be exposed to uninsured liability potentially resulting in multiple payouts or otherwise, liabilities in respect of existing or future claims exceeding the level of our insurance, availability of sufficient capital to pay any uninsured claims or the availability of insurance with unaffiliated carriers maintained on economically reasonable terms, if at all. While we have insurance for many of these risks, we retain risk relating to certain of these perils and certain perils are not covered by our insurance.

Regulatory issues. We are subject to a wide variety of regulatory activities, including:

Governmental regulations, claims and legal proceedings. Governmental regulations affect almost every aspect of our business, including the fair treatment of our employees, wage and hour issues, and our financing activities with customers. We could also be susceptible to claims or related actions if we fail to operate our business in accordance with applicable laws.

Vehicle Requirements. Federal and state governments in our markets have increasingly placed restrictions and limitations on the vehicles sold in the market in an effort to combat perceived negative environmental effects. For example, in the U.S., vehicle manufacturers are subject to federally mandated corporate average fuel economy standards which will increase substantially through 2025. Furthermore, numerous states, including California, have adopted or are considering requiring the sale of specified numbers of zero-emission vehicles. Significant increases in fuel economy requirements and new federal or state restrictions on emissions on vehicles and automobile fuels in the U.S. could adversely affect prices of and demand for the new vehicles that we sell.

Environmental regulations. We are subject to a wide range of environmental laws and regulations, including those governing: discharges into the air and water; the operation and removal of storage tanks; and the use, storage and disposal of hazardous substances. In the normal course of our operations we use, generate and dispose of materials covered by these laws and regulations. We face potentially significant costs relating to claims, penalties and remediation efforts in the event of non-compliance with existing and future laws and regulations.

Accounting rules and regulations. The Financial Accounting Standards Board is currently evaluating several significant changes to generally accepted accounting standards in the U.S., including the rules governing the accounting for leases. Any such changes could significantly affect our reported financial position, earnings and cash flows. In addition, the Securities and Exchange Commission is currently considering adopting rules that would require us to prepare our financial statements in accordance with International Financial Reporting Standards, which could also result in significant changes to our reported financial position, earnings and cash flows.

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Changes in ridesharing Vehicle Requirements. Federal and state governments in our markets have increasingly placed restrictions and limitations on the vehicles sold in the market in an effort to combat perceived negative environmental effects. For example, in the U.S., vehicle manufacturers are subject to federally mandated corporate average fuel economy standards which will increase substantially through 2025. Furthermore, numerous states, including California, have adopted or are considering requiring the sale of specified numbers of zero-emission vehicles. Significant increases in fuel economy requirements and new federal or state restrictions on emissions on vehicles and automobile fuels in the U.S. could adversely affect prices of and demand for the new vehicles that we sell.

Changes in the U.S. legal and regulatory environment that affect our operations, including laws and regulations relating to taxes, automobile related liability, insurance rates, insurance products, consumer privacy, data security, employment matters, licensing and franchising, automotive retail sales, cost and fee recovery and the banking and financing industry could disrupt our business, increase our expenses or otherwise have a material adverse effect on our results of operations, financial condition, liquidity and cash flows.

We are subject to a wide variety of U.S. laws and regulations and changes in the level of government regulation of our business have the potential to materially alter our business practices and materially adversely affect our financial condition, results of operations, liquidity and cash flows, including our profitability. Those changes may come about through new laws and regulations or changes in the interpretation of existing laws and regulations.

Any new, or change in existing, U.S. law and regulation with respect to optional insurance products or policies could increase our costs of compliance or make it uneconomical to offer such products, which would lead to a reduction in revenue and profitability. If customers decline to purchase supplemental liability insurance products from us as a result of any changes in these laws or otherwise, our results of operations, financial condition, liquidity and cash flows could be materially adversely affected.

Certain proposed or enacted laws and regulations with respect to the banking and finance industries, including the Dodd-Frank Wall Street Reform and Consumer Protection Act (including risk retention requirements) and amendments to the SEC’s rules relating to asset-backed securities, could restrict our access to certain financing arrangements and increase our financing costs, which could have a material adverse effect on our financial condition, results of operations, liquidity and cash flows.

We have a significant working capital deficiency.

As of December 31, 2017, our working capital deficit was approximately ($136,305).

We may not be able to obtain adequate financing to continue our operations.

We will need to raise additional funds through the issuance of equity, equity-related, or debt securities or through obtaining credit from government or financial institutions. This capital will be necessary to fund ongoing operations and continue research and development activities, including the Rideshare Platform, and our Fleet Management business. We cannot be certain that additional funds will be available to us on favorable terms when required, or at all. If we cannot raise additional funds when we need them, our financial condition, results of operations, business and prospects would be materially and adversely affected.

We may pursue strategic transactions which could be difficult to implement, disrupt our business or change our business profile significantly.

Any future strategic acquisition or disposition of assets or a business could involve numerous risks, including: (i) potential disruption of our ongoing business and distraction of management; (ii) difficulty integrating the acquired business or segregating assets and operations to be disposed of; (iii) exposure to unknown, contingent or other liabilities, including litigation arising in connection with the acquisition or disposition or against any business we may acquire; (iv) changing our business profile in ways that could have unintended negative consequences; and (v) the failure to achieve anticipated synergies.

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If we enter into significant strategic transactions, the related accounting charges may affect our financial condition and results of operations, particularly in the case of an acquisition. The financing of any significant acquisition may result in changes in our capital structure, including the incurrence of additional indebtedness. A material disposition could require the amendment or refinancing of our outstanding indebtedness or a portion thereof.

We rely on our management team, which has little experience working together.

We depend on a small number of executive officers and other members of management to work effectively as a team, to execute our business strategy and operating business segments, and to manage employees and consultants. Our success will be dependent on the personal efforts of Ramy El-Batrawi, our chief executive officer and controlling shareholder, and such other key personnel. Any of our officers or employees can terminate his or her employment relationship at any time, and the loss of the services of such individuals could have a material adverse effect on our business and prospects. Further, our chief financial officers, Mr. Kevin Pickard, is a part-time employee of the Company dedicating approximately 15 hours per week to the business activities of the Company. Our management team has worked together for only a very short period of time and may not work well together as a management team.

We have no long-term employment agreements in place with our executive officers.

As of the date of this Prospectus we have no employment agreements or similar arrangements with our executive officers. If we fail to reach mutually satisfactory agreement with our executives, any one or more of such persons may terminate their association with the Company. The loss of any one or more of these experienced executives may have a material and adverse effect on our Company and its business prospects.

Our business operations are dependent upon the ability of our new employees to learn their new roles.

Until June 31, 2017, we were focused on the development and commercialization of a single sign-on metasearch “ridesharing” application for smartphone users that seeks to provide price comparison and bookings of available ridesharing and taxi services along with select limousine and other public and/or private transportation services (“Metasearch App”). On August 12, 2017, we announced that we were shifting our primary corporate focus in the transportation/ridesharing industry towards the vehicle rental business with a focus on developing the Rideshare Platform and our Fleet Management business.

In connection with the transition of our business operations, we have replaced many employees in key functions. As new employees gain experience in their roles, we could experience inefficiencies or a lack of business continuity due to loss of historical knowledge and a lack of familiarity of new employees with business processes, operating requirements, policies and procedures, some of which are new, and key information technologies and related infrastructure used in our day-to-day operations and financial reporting and we may experience additional costs as new employees learn their roles and gain necessary experience. It is important to our success that these new employees quickly adapt to and excel in their new roles. If they are unable to do so, our business and financial results could be materially adversely affected. In addition, if we were to lose the services of any one or more key employees, whether due to death, disability or termination of employment, our ability to successfully operate our business segments, financial plans, marketing and other objectives, could be significantly impaired.

Raising additional capital by issuing additional securities may cause dilution to our current and future shareholders.

We will need to, or desire to, raise substantial additional capital in the future. Our future capital requirements will depend on many factors, including, among others:

●	Our degree of success in generating rental and servicing fees from both our Fleet Management business and the Rideshare Platform;

●	The costs of establishing or acquiring sales, marketing, and distribution capabilities for our services;

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●	The extent to which we acquire or invest in businesses, products, or technologies, and other strategic relationships; and

●	The costs of financing unanticipated working capital requirements and responding to competitive pressures.

If we raise additional funds by issuing equity or convertible debt securities, we will reduce the percentage of ownership of the then-existing shareholders, and the holders of those newly-issued equity or convertible debt securities may have rights, preferences, or privileges senior to those possessed by our then-existing shareholders. Additionally, future sales of a substantial number of shares of our common stock, or other equity-related securities in the public market could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity or equity-linked securities. We cannot predict the effect that future sales of our common stock, or other equity-related securities would have on the market price of our common stock at any given time.

We are significantly influenced by our officers, directors and entities affiliated with them.

In the aggregate, ownership of the Company’s shares of common stock by management and affiliated parties, assuming the sale of 1,650,000 shares of common stock owned as of record and beneficially by the Selling Securityholder to be registered under this prospectus, will represent approximately 55.96% of the issued and outstanding shares of common stock. These shareholders, if acting together, will be able to significantly influence all matters requiring approval by shareholders, including the election of directors and the approval of mergers or other business combinations transactions.

Our future performance is dependent on the ability to retain key personnel. The Company’s performance is substantially dependent on the performance of senior management. The loss of the services of any of its executive officers or other key employees could have a material adverse effect on the Company’s business, results of operations and financial condition.

If our management is unable to accurately estimate future levels of rental activity and adjust the number and mix of vehicles used in our rental operations accordingly, our results of operations, financial condition, liquidity and cash flows could suffer.

Because vehicle costs typically represent our single largest expense and vehicle purchases are typically made weeks or months in advance of the expected use of the vehicle, our business is dependent upon the ability of our management to accurately estimate future levels of rental activity and consumer preferences with respect to the mix of vehicles used in our rental operations. To the extent we do not purchase sufficient numbers of vehicles, or the right types of vehicles, to meet consumer demand, we may lose revenue to our competitors. If we purchase too many vehicles, our vehicle utilization could be adversely affected and we may not be able to dispose of excess vehicles in a timely and cost-effective manner. If our management is unable to accurately estimate future levels of rental activity and determine the appropriate mix of vehicles used in our rental operations, including because of changes in the competitive environment or economic factors outside of our control, our results of operations, financial condition, liquidity and cash flows could suffer.

We rely on third parties for important services.

We depend on third parties to provide us with services critical to our business. The failure of any of these third parties to adequately provide the needed services including, without limitation, standard passenger vehicles and vehicle leasing services, could have a material adverse effect on our business.

Limitations of Director Liability and Indemnification of Directors and Officers and Employees.

Our Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:

●	breach of their duty of loyalty to us or our stockholders;

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●	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

●	transactions for which the directors derived an improper personal benefit.

These limitations of liability do not apply to liabilities arising under the federal or state securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission. Our bylaws provide that we will indemnify our directors, officers and employees to the fullest extent permitted by law. Our bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding. We believe that these bylaw provisions are necessary to attract and retain qualified persons as directors and officers. The limitation of liability in our Certificate of Incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might provide a benefit to us and our stockholders. Our results of operations and financial condition may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Risks of borrowing.

If we incur additional indebtedness, a portion of our future revenues will have to be dedicated to the payment of principal and interest on such indebtedness. Typical loan agreements also might contain restrictive covenants, which may impair our operating flexibility. Such loan agreements would also provide for default under certain circumstances, such as failure to meet certain financial covenants. A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to our rights. A judgment creditor would have the right to foreclose on any of our assets resulting in a material adverse effect on our business, ability to generate revenue, operating results or financial condition.

Unanticipated obstacles to the operations of our business segments.

Many of our potential business endeavors are capital intensive and may be subject to statutory or regulatory requirements. The Board of Directors believes that the chosen operations and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of our principals and advisors. The Board of Directors reserve the right to make significant modifications to our stated strategies depending on future events.

Controlling shareholder.

As of the date of this prospectus, our founder, director and chief executive officer, Ramy El-Batrawi, owned approximately 58.62% of our outstanding common stock shares. Common stock beneficially owned by Ramy El-Batrawi are held of record by X, LLC, which is an entity that is wholly-owned and controlled by Ramy El-Batrawi, the Company’s founder, Chief Executive Officer and Director. As a result, Mr. El-Batrawi will be able to control any vote of our shareholders which may be required for the foreseeable future.

Risks of operations.

Our operating results may be volatile, difficult to predict and may fluctuate significantly in the future due to a variety of factors, many of which may be outside of our control. Due to the nature of our target market, we may be unable to accurately forecast our future revenues and operating results. There are no assurances that we can generate significant revenue or achieve profitability. We anticipate having a sizeable amount of fixed expenses, and we expect to incur losses due to the execution of our business strategy, continued development efforts and related expenses. As a result, we will need to generate significant revenues while containing costs and operating expenses if we are to achieve profitability. We cannot be certain that we will ever achieve sufficient revenue levels to achieve profitability.

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Minimal employees or infrastructure.

We will have a small number of employees and we don’t have any operational infrastructure or prior operating history. We intend to rely on our management team, our advisors, third-party consultants, outside attorneys, advisors, accountants, auditors, and other administrators. The loss of services of any of such personnel may have a material adverse effect on our business and operations and there can be no assurance that if any or all of such personnel were to become unavailable, that qualified successors can be found, on acceptable terms.

Limitation on remedies; indemnification.

Our Certificate of Incorporation, as amended from time to time, provides that officers, directors, employees and other agents and their affiliates shall only be liable to the Company and its shareholders for losses, judgments, liabilities and expenses that result from the fraud or other breach of fiduciary obligations. Additionally, we intend to enter into corporate indemnification agreements with each of our officers and directors consistent with industry practice. Thus, certain alleged errors or omissions might not be actionable by the Company. Our governing instruments also provide that, under the broadest circumstances allowed under law, we must indemnify its officers, directors, employees and other agents and their affiliates for losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Company, including liabilities under applicable securities laws.

No dividends or return of profits.

We have not had any profits from any operations to date. We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our operations. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

We may fail to respond adequately to changes in technology and customer demands.

In recent years our industry has been characterized by rapid changes in technology and customer demands. For example, in recent years, industry participants have taken advantage of new technologies to improve vehicle utilization, decrease customer wait times and improve customer satisfaction. Our industry has also seen the entry of new competitors whose businesses and efforts continue to introduce various types of self-driving vehicles. Our ability to continually improve our current processes, products and offerings in response to changes in technology is essential in maintaining our competitive position and maintaining current levels of customer satisfaction. We may experience technical or other difficulties that could delay or prevent the development, introduction or marketing of new products or enhanced product offerings.

Force Majeure.

Our business is uniquely susceptible to unforeseen delays or failures that are caused by forces of nature and related circumstances. These factors are outside and beyond our control. Delay or failure may be due to any act of God, fire, war, terrorism, flood, strike, labor dispute, disaster, transportation or laboratory difficulties or any similar or dissimilar event beyond our control. We will not be held liable to any shareholder in the event of any such failure.

We may not be able to manage our growth effectively.

Our growth is expected to place, a significant strain on our managerial, operational and financial resources. As the number of our users, partners and other business partners grows, we must increasingly manage multiple relationships with various customers, strategic partners and other third parties. There can be no assurance that our systems, procedures or controls will be adequate to support our operations or that our management will be able to achieve the rapid execution necessary to successfully grow and scale our services, products and offerings. Our operating results will also depend on our ability to expand sales and marketing commensurate with the growth of our business and the ridesharing industry. If we are unable to manage growth effectively, our business, results of operations and financial condition will be adversely affected.

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Maintaining favorable brand recognition is essential to our success, and failure to do so could materially adversely affect our results of operations, financial condition, liquidity and cash flows.

Our business is heavily dependent upon the favorable brand recognition that our “YayYo”, “Distinct Cars” and “Rideshare” brand names have in the markets in which they participate. Factors affecting brand recognition are often outside our control, and our efforts to maintain or enhance favorable brand recognition, such as marketing and advertising campaigns, may not have their desired effects. In addition, it may be difficult to monitor or enforce such requirements, particularly in foreign jurisdictions and various laws may limit our ability to enforce the terms of these agreements or to terminate the agreements. Any decline in perceived favorable recognition of our brands could materially adversely affect our results of operations, financial condition, liquidity and cash flows.

Changes in U.S., global or regional economic conditions.

A decrease in economic activity in the United States or in other regions of the world in which we plan to operate our Fleet Management business segment, Rideshare Platform and related services could adversely affect demand, thus reducing our ability to generate revenue. A decline in economic conditions could reduce our users interest in utilizing our products and services. In addition, an increase in price levels generally, or in price levels in a particular sector such as the fuel sector, could result in a shift in consumer demand away from ridesharing services, which could also adversely affect our revenues and, at the same time, increase our costs.

In the car rental business, a decline in economic activity typically results in a decline in both business and leisure travel and, accordingly, a decline in the volume of car rental transactions. In the equipment rental business, a decline in economic activity typically results in a decline in activity in non-residential construction and other businesses in which our equipment rental customers operate and, therefore, results in a decline in the volume of equipment rental transactions. In the case of a decline in car or equipment rental activity, we may reduce rental rates to meet competitive pressures, which could have a material adverse effect on our results of operations. A decline in economic activity also may have a material adverse effect on residual values realized on the disposition of our revenue earning cars and/or equipment.

We are a “controlled company” within the meaning of the Nasdaq listing standards and, as a result, will qualify for, and intend to rely on, exemptions from certain corporate governance requirements. You will not have the same protections afforded to stockholders of companies that are subject to such requirements.

Upon the completion of this offering, Ramy El-Batrawi, our founder, chief executive officer and director will continue to control a majority of the voting power of our common stock. For more information see “Principal Stockholders” below. As a result, we are a “controlled company” within the meaning of the Nasdaq listing standards. Under these rules, a company of which more than 50% of the voting power is held by an individual, a group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements of Nasdaq, including (1) the requirement that a majority of the board of directors consist of independent directors, (2) the requirement that we have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities and (3) the requirement that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities. Following this offering, we intend to rely on some or all of these exemptions. Accordingly, you will not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

Risks Relating to Our Business and Industry.

If our efforts to attract prospective customers to our Fleet Management business and Rideshare Platform are not successful, or we fail to retain customers or continue attracting existing customers to our products and services, our growth prospects and revenue will be adversely affected.

Our ability to grow our business and generate revenue depends on retaining and expanding our total customer base, increasing revenue by effectively monetizing our Rideshare Platform user base, and increasing the number of customers to our Fleet Management business. We must convince prospective customers of the benefits of our ridesharing vehicle rental services and equipment offerings and our existing users of the continuing value of our products and services, including our Rideshare Platform. Our ability to attract new users and customers, retain existing users and customers. If we fail to keep pace with competing offerings or technological advancements to the ridesharing industry or fail to offer compelling product offerings and state-of-the-art delivery for our Rideshare Platform to meet consumer demands, our ability to grow or sustain the reach of our product and service offerings, attract and retain users and customers may be adversely affected.

We have no control over the Vehicle Registration Requirements or such other ridesharing vehicle requirements imposed by the major TNC providers, and our business may be adversely affected in the event that TNC providers restrict or limit prospective ridesharing drivers from utilizing or registering rental vehicles with the TNC.

We rely on the major TNC businesses that drive and service the ridesharing economy, over whom we have no control, to impose the Vehicle Registration Requirements and permit prospective ridesharing drivers to utilize lease or rental vehicles, such as our product offerings, under their employment with the major TNC ridesharing services. We cannot guarantee that each major TNC business will always permit prospective ridesharing drivers to use third-party lease or rental vehicles under their employment agreement with the TNC.

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Our business may be adversely affected if our ability to rent vehicles maintained under our Fleet Management business is limited, impaired or delayed because of a modification to the Vehicle Registration Requirements or any similar prohibition that prevents prospective ridesharing drivers from renting our Fleet Management vehicles or other third-party vehicle rentals for use under the terms of the prospective ridesharing drivers agreement with such TNC businesses.

We face risks of increased costs of cars, including as a result of limited supplies of competitively priced cars.

As of May 30, 2018, we manage a fleet of approximately 185 vehicles, all of which are under a lease contract with District Cars and financed by ACME Auto Leasing, LLC. In recent years, the average cost of new cars has increased. The Company has entered into a commercial partnership program with Penske Automotive for purposes of providing fleet management and vehicle delivery services to the Company. As of the date of this prospectus, we have financed the purchase and leasing of the Hyundai cars that we rent from ACME Auto Leasing. Under the terms of a commercial partnership program, Hyundai USA has agreed to extend fleet program competitive pricing options below manufactures suggested retail prices (“MSRP”) on all Hyundai vehicles purchased through selected dealerships. We cannot assure you that we will be able to maintain membership in the Hyundai commercial partnership program or continue receiving competitive pricing options below MSRP rates on all Hyundai vehicles purchased. If Hyundai USA cancels the commercial partnership program or does not offer us competitive terms and conditions, and we are not able to purchase sufficient quantities of cars from other automobile manufacturers on competitive terms and conditions or below MSRP rates, then we may be forced to purchase cars at higher prices, or on terms less competitive, than for cars purchased by our competitors. In addition, certain car manufacturers, such as Ford, have adopted strategies to de-emphasize sales to the car rental industry which they view as less profitable due to historical sales incentive and other discount programs that tended to lower the average cost of cars for fleet purchasers such as us. Reduced or limited supplies of equipment together with increased prices are risks that we also face in our equipment rental business. We cannot offer assurance that we will be able to pass on increased costs of cars or equipment to our rental customers. Failure to pass on significant cost increases to our customers would have a material adverse impact on our results of operations and financial condition.

Fluctuations in fuel costs or reduced supplies could harm our business.

We could be adversely affected by limitations on fuel supplies, the imposition of mandatory allocations or rationing of fuel or significant increases in fuel prices. A severe or protracted disruption of fuel supplies or significant increases in fuel prices could have a material adverse effect on our financial condition and results of operations, either by directly interfering with our normal activities or by disrupting the air travel on which a significant portion of our car rental business relies.

The concentration of our reservations, accounting and information technology functions at a limited number of facilities in California creates risks for us.

We have concentrated our reservations functions for the United States in one office location in Los Angeles, California, and we have concentrated our accounting functions for the United States in one office location in Los Angeles. In addition, our major information systems are centralized in our office location in Los Angeles. A disruption of normal business at any of our principal office location in Los Angeles, California, whether as the result of localized conditions (such as a fire or explosion) or as the result of events or circumstances of broader geographic impact (such as an earthquake, storm, flood, epidemic, strike, act of war, civil unrest or terrorist act), could materially adversely affect our business by disrupting normal reservations, customer service, accounting and systems activities.

We face risks arising from our heavy reliance on communications networks and centralized information systems.

We rely heavily on information systems to accept reservations, process rental and sales transactions, manage our fleets of cars and equipment, account for our activities and otherwise conduct our business. We have centralized our information systems in one office location in Los Angeles, California, and we rely on communications service providers to link our systems with the business locations these systems serve. A simultaneous loss of both facilities, or a major disruption of communications between the systems and the locations they serve, could cause a loss of reservations, interfere with our ability to manage our fleet, slow rental and sales processes and otherwise materially adversely affect our ability to manage our business effectively. Our systems back-up plans, business continuity plans and insurance programs are designed to mitigate such a risk, not to eliminate it. In addition, because our systems contain information about individuals and businesses, our failure to maintain the security of the data we hold, whether the result of our own error or the malfeasance or errors of others, could harm our reputation or give rise to legal liabilities leading to lower revenues, increased costs and other material adverse effects on our results of operations.

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The misuse or theft of information we possess could harm our reputation or competitive position, adversely affect the price at which shares of our common stock trade or give rise to material liabilities.

We possess non-public information with respect to individuals, including our customers and our current and former employees, and businesses, as well as non-public information with respect to our own affairs. The misuse or theft of that information by either our employees or third parties could result in material damage to our brand, reputation or competitive position or materially affect the price at which shares of our common stock trade. In addition, depending on the type of information involved, the nature of our relationship with the person or entity to which the information relates, the cause and the jurisdiction whose laws are applicable, that misuse or theft of information could result in governmental investigations or material civil or criminal liability. The laws that would be applicable to such a failure are rapidly evolving and becoming more burdensome.

If we acquire any businesses in the future, they could prove difficult to integrate, disrupt our business, or have an adverse effect on our results of operations.

We intend to pursue growth primarily through internal growth, but from time to time we may consider opportunistic acquisitions which may be significant. Any future acquisition would involve numerous risks including, without limitation:

●	potential disruption of our ongoing business and distraction of management;

●	difficulty integrating the acquired business; and

●	exposure to unknown liabilities, including litigation against the companies we may acquire.

If we make acquisitions in the future, acquisition-related accounting charges may affect our balance sheet and results of operations. In addition, the financing of any significant acquisition may result in changes in our capital structure, including the incurrence of additional indebtedness. We may not be successful in addressing these risks or any other problems encountered in connection with any acquisitions.

Our business is seasonal, and a disruption in rental activity during our peak season could materially adversely affect our results of operations.

Certain significant components of our expenses, including real estate taxes, rent, utilities, maintenance and other facility-related expenses, the costs of operating our information systems and minimum staffing costs, are fixed in the short-run. Seasonal changes in our revenues do not alter those fixed expenses, typically resulting in higher profitability in periods when our revenues are higher and lower profitability in periods when our revenues are lower. The Company believes that the second and third quarters of the year will be stronger quarters due to their increased levels of leisure travel and construction activity. Any occurrence that disrupts rental activity during the second or third quarters could have a disproportionately material adverse effect on our liquidity and/or results of operations.

We may be unable to maintain or establish relationships with third-party partners, ridesharing services or technology providers, which could limit the information we are able to provide to users.

We anticipate that the demand for our products and services will be dependent on key relationships with ridesharing services and other industry providers. We will seek to develop and maintain relationships with ridesharing industry providers. For example, our former business plan involving the Metasearch App was completely abandoned by the Company on account of missing application programming interface (“API”) access that was being withheld and restricted by certain ridesharing services and technology providers. Due to the fact that ridesharing industry leaders, such Uber and Lyft, have been reluctant to provide the Company with API access for purposes of supporting the Metasearch App, the Company subsequently modified its business plan and developed its operating business segments. This modification and change was primarily due to the API issue, which the Company believes to be the result of a failure to establish and maintain a pre-existing relationship with these pivotal third-party providers.

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If we do not continue to innovate and provide tools and services that are useful to travelers, we may not remain competitive, and our revenues and operating results could suffer.

Our success depends on continued innovation to provide features, products and services that make our websites, Fleet Management business and Rideshare Platform attractive to consumers. Our competitors are constantly developing innovations in related services and features. As a result, we must continue to invest significant resources in research and development in order to continually improve our products, services and offerings. If we are unable to continue offering attractive products and services, we may be unable to attract additional users or retain our current users, which could adversely affect our business, results of operations and financial condition. Furthermore, we may develop new products or launch additional services that may require us to compete directly with other much larger more established companies in the ridesharing industry, which could, result in new or unique challenges in maintaining and operating our Fleet Management business, Rideshare Platform and maintaining key relationships in the ridesharing industry required for our operating business to properly and efficiently function.

We rely on the performance of highly skilled personnel, including senior management and our technology professionals, and if we are unable to retain or motivate key personnel or hire, retain and motivate qualified personnel, our business would be harmed.

We believe our success has depended, and continues to depend, on the efforts and talents of our senior management and our skilled team members. Our future success depends on our continuing ability to attract, develop, motivate and retain highly qualified and skilled employees. The loss of any of our senior management or key employees could materially adversely affect our ability to build on the efforts they have undertaken and to execute and operate our business segments, and we may not be able to find adequate replacements. We cannot ensure that we will be able to retain the services of any members of our senior management or other key employees.

Competition for well-qualified employees in all aspects of our business, including software engineers and other technology professionals, is intense both in the U.S. and abroad.

Our continued ability to compete effectively depends on our ability to attract new employees and to retain and motivate existing employees. Software engineers and technology professionals are key individuals in designing the code and algorithms necessary to our Rideshare Platform. Therefore, our ability to attract top talent and experienced engineers and technology professional is important to our success. If we do not succeed in attracting well-qualified employees or retaining and motivating existing employees, our business would be adversely affected.

Governmental regulation and associated legal uncertainties could limit our ability to expand our product offerings or enter into new markets and could require us to expend significant resources, including the attention of our management, to review and comply with such regulations.

Elements of the ridesharing industry are currently or will be regulated by Federal, state, city and/or local governments, and our ability to provide these services is and will continue to be affected by government regulations. The implementation of unfavorable regulations or unfavorable interpretations of existing regulations by courts or regulatory bodies with respect to the ridesharing industry or “Transportation Network Companies” (“TNC”) could require us to incur significant compliance costs, cause the development of the affected markets to become impractical and otherwise have a material adverse effect on our business, results of operations and financial condition. Moreover, in the future, we may elect to add services or products to our business plan that compete directly with ridesharing services, such as Uber and Lyft, which could expose us to additional regulations, compliance obligations and legal challenges. In addition, our business strategy involves expansion into regions around the world, many of which have different legislation, regulatory environments, tax laws and levels of political stability. Compliance with foreign legal, governmental, regulatory or tax requirements will place demands on our time and resources, and we may nonetheless experience unforeseen and potentially adverse legal, regulatory or tax consequences. It is intended that our business will assist with the processing of customer credit card transactions which would result in us receiving and storing personally identifiable information. This information is increasingly subject to legislation and regulations in numerous jurisdictions around the world. This legislation and regulation is generally intended to protect the privacy and security of personal information, including credit card information, that is collected, processed and transmitted in or from the governing jurisdiction. We could be adversely affected if government regulations require TNCs, and as a result, us to significantly change our business practices with respect to this type of information.

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We may not be able to adequately protect our intellectual property, which could harm the value of our brands and adversely affect our business.

We believe that intellectual property will be critical to our success, and that we will rely on trademark, copyright and patent law, trade secret protection and confidentiality and/or license agreements to protect our proprietary rights. If we are not successful in protecting our intellectual property, it could have a material adverse effect on our business, results of operations and financial condition. While we believe that we will be issued trademarks, copyrights and other intellectual property to protect our business, there can be no assurance that our operations do not, or will not, infringe valid, enforceable third-party patents of third parties or that competitors will not devise new methods of competing with us that are not covered by our anticipated patent applications. Moreover, it is intended that we will rely on intellectual property and technology developed or licensed by third parties, and we may not be able to obtain or continue to obtain licenses and technologies from these third parties at all or on reasonable terms. Effective trademark, service mark, copyright and trade secret protection may not be available in every country in which our intended services will be provided. The laws of certain countries do not protect proprietary rights to the same extent as the laws of the U.S. and, therefore, in certain jurisdictions, we may be unable to protect our proprietary technology adequately against unauthorized third party copying or use, which could adversely affect our competitive position. We may license in the future, certain proprietary rights, such as trademarks or copyrighted material, to third parties. These licensees may take actions that might diminish the value of our proprietary rights or harm our reputation, even if we have agreements prohibiting such activity. Also, to the extent third parties are obligated to indemnify us for breaches of our intellectual property rights, these third parties may be unable to meet these obligations. Any of these events could have a material adverse effect on our business, results of operations or financial condition.

Confidentiality agreements with employees and others may not adequately prevent disclosure of trade secrets and other proprietary information.

We anticipate that a substantial amount of our processes and technologies will be protected by trade secret laws. In order to protect these technologies and processes, we intend to rely in part on confidentiality agreements with our employees, licensees, independent contractors and other advisors. These agreements may not effectively prevent disclosure of confidential information, including trade secrets, and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover our trade secrets and proprietary information, and in such cases, we could not assert any trade secret rights against such parties. To the extent that our employees, contractors or other third parties with which we do business use intellectual property owned by others in their work for us, disputes may arise as to the rights in related or resulting know-how and inventions. Laws regarding trade secret rights in certain markets in which we operate may afford little or no protection to our trade secrets. The loss of trade secret protection could make it easier for third parties to compete with our products, services by copying functionality, among other things. In addition, any changes in, or unexpected interpretations of, the trade secret and other intellectual property laws in any country in which we operate may compromise our ability to enforce our trade secret and intellectual property rights. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our business, revenue, reputation and competitive position.

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Our business is heavily reliant upon communications networks and centralized information technology systems and the concentration of our systems creates risks for us.

We rely heavily on communication networks and information technology systems to accept reservations, process rental and sales transactions, manage our pricing, manage our revenue earning vehicles, manage our financing arrangements, account for our activities and otherwise conduct our business. Our reliance on these networks and systems exposes us to various risks that could cause a loss of reservations, interfere with our ability to manage our vehicles, slow rental and sales processes, adversely affect our ability to comply with our financing arrangements and otherwise materially adversely affect our ability to manage our business effectively. Our major information technology systems, reservations and accounting functions are centralized in a few locations worldwide. Any disruption, termination or substandard provision of these services, whether as the result of localized conditions (such as a fire, explosion or hacking), failure of our systems to function as designed, or as the result of events or circumstances of broader geographic impact (such as an earthquake, storm, flood, epidemic, strike, act of war, civil unrest or terrorist act), could materially adversely affect our business by disrupting normal reservations, customer service, accounting and information technology functions or by eliminating access to financing arrangements. Any disruption or poor performance of our systems could lead to lower revenues, increased costs or other material adverse effects on our results of operations, financial condition, liquidity or cash flows.

Defects in our Rideshare Platform and its functionality and the technology powering our custom development services may adversely affect our business.

It is anticipated that the tools, code, subroutines and processes contained within our Rideshare Platform or the technology powering our custom development services may contain defects when introduced and also when updates and new versions are released. The introduction of our Rideshare Platform or custom development services with defects or quality problems may result in adverse publicity, product returns, reduced orders, uncollectible or delayed accounts receivable, product redevelopment costs, loss of or delay in market acceptance of our products or claims by customers or others against us. Such problems or claims may have a material and adverse effect on our business, prospects, financial condition and results of operations.

Manufacturer safety recalls could create risks to our business.

Our Fleet Management vehicles may be subject to safety recalls by their manufacturers. The Raechel and Jacqueline Houck Safe Rental Car Act of 2015 prohibits us from renting vehicles with open federal safety recalls and to repair or address these recalls prior to renting or selling the vehicle. Any federal safety recall with respect to our vehicles would require us to decline to rent recalled vehicles until we can arrange for the steps described in the recall to be taken. If a large number of vehicles are the subject of a recall or if needed replacement parts are not in adequate supply, we may not be able to rent recalled vehicles for a significant period of time. Those types of disruptions could jeopardize our ability to fulfill existing contractual commitments or satisfy demand for our vehicles and could also result in the loss of business to our competitors. Depending on the severity of any recall, it could materially adversely affect our revenues, create customer service problems, reduce the residual value of the recalled vehicles and harm our general reputation.

If we are unable to purchase adequate supplies of competitively priced vehicles and the cost of the vehicles we purchase increases, our financial condition, results of operations, liquidity and cash flows may be materially adversely affected.

The price and other terms at which we can acquire vehicles vary based on market and other conditions. For example, certain vehicle manufacturers have in the past, and may in the future, utilize strategies to de-emphasize sales to the vehicle rental industry, which can negatively impact our ability to obtain vehicles on competitive terms and conditions. Consequently, there is no guarantee that we can purchase a sufficient number of vehicles at competitive prices and on competitive terms and conditions. If we are unable to obtain an adequate supply of vehicles, or if we obtain less favorable pricing and other terms when we acquire vehicles and are unable to pass on any increased costs to our customers, then our financial condition, results of operations, liquidity and cash flows may be materially adversely affected.

If third parties claim that we infringe their intellectual property, it may result in costly litigation.

We cannot assure you that third parties will not claim our current or future products or services infringe their intellectual property rights. Any such claims, with or without merit, could cause costly litigation that could consume significant management time. As the number of product and services offerings in the ridesharing industry increases and functionalities increasingly overlap, companies such as ours may become increasingly subject to infringement claims. Such claims also might require us to enter into royalty or license agreements. If required, we may not be able to obtain such royalty or license agreements or obtain them on terms acceptable to us.

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Failure to comply with federal and state privacy laws and regulations, or the expansion of current or the enactment of new privacy laws or regulations, could adversely affect our business.

A variety of federal and state laws and regulations govern the collection, use, retention, sharing and security of consumer data. The existing privacy-related laws and regulations are evolving and subject to potentially differing interpretations. In addition, various federal, state and foreign legislative and regulatory bodies may expand current or enact new laws regarding privacy matters. Further, several states have adopted legislation that requires businesses to implement and maintain reasonable security procedures and practices to protect sensitive personal information and to provide notice to consumers in the event of a security breach. Any failure, or perceived failure, by us to comply with our posted privacy policies or with any data-related consent orders, Federal Trade Commission requirements or orders or other federal, state or international privacy or consumer protection-related laws, regulations or industry self-regulatory principles could result in claims, proceedings or actions against us by governmental entities or others or other liabilities, which could adversely affect our business. In addition, a failure or perceived failure to comply with industry standards or with our own privacy policies and practices could adversely affect our business. Federal and state governmental authorities continue to evaluate the privacy implications inherent in the use of third-party web “cookies” for behavioral advertising. The regulation of these cookies and other current online advertising practices could adversely affect our business.

Our business model is entirely dependent on the continued success and viability of the ridesharing industry and “transportation network companies”, and we may become subject to government regulation and legal uncertainties that could reduce demand for our products and services or increase the cost of doing business, thereby adversely affecting our ability to generate revenues.

The past year has seen a boom in the number of ridesharing companies that allow customers to order rides on demand using apps on their smartphones. Private drivers use their personal automobiles to pick up the customers and drive them to the desired destination in exchange for a negotiated fee. The passengers then write reviews, similar to other peer-to-peer online services. Large amounts of venture capital and private equity has been invested in a handful of these new companies, which have the potential to disrupt the traditional transportation industry. However, the ridesharing marketplace has come under increased scrutiny from governments and various interested groups (such as taxi drivers, taxi companies, environmentalists, etc.) have continuously opposed the proliferation of ridesharing services in recent years. Despite opposition from many of these interested groups and governmental agencies, on September 19, 2013, the California Public Utilities Commission ("CPUC") voted unanimously to allow these ridesharing services to operate in California as a new category of business called “transportation network companies” ("TNC").

In California, licenses will be issued to qualifying TNCs, subject to new regulations that require drivers to undergo criminal background checks and vehicle inspections, receive driver training, follow a zero-tolerance policy on drugs and alcohol, and carry insurance policies with a minimum of $1 Million in liability coverage. Some of the companies that are expected to receive new TNC licenses include Lyft (www.lyft.me), SideCar (www.side.cr) and UberX (www.uber.com). The CPUC has responded to rapidly evolving disruptive technology and its decision will likely set an example for cities and states across the country. Its decision is also expected to preempt ongoing efforts by some California cities to regulate or ban peer-to-peer ridesharing under their authority to license taxi companies. The City of Los Angeles, however, is currently considering a possible appeal of the CPUC decision and implementing additional regulations to TNC drivers, which have been referred to as “Bandit cabs” by some on the City Council. Other cities across the country are also now looking at new regulations for Rideshare companies.

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As can be gleaned from these recent events around the ridesharing industry, this new business model is not without its opponents. Some raise concerns about public safety and the potential for abuse or unintended consequences, while others question whether the new regulations require additional enforcement capability. The taxi industry, which is less than pleased to see this new competition, has criticized these ridesharing apps as operating essentially like unlicensed taxi cabs. Since the new technology uses GPS to measure the distance of a ride and the corresponding fee, the taxi industry believes that it works similarly to a taxi meter and should therefore comply with local taxi ordinances. Some of the primary concerns raised by skeptics include how liability will be allocated between the TNC and its independent contractor driver, and how the insurance industry will adapt to this new business. Proper hiring practices, training and oversight by the TNC also will be necessary to ensure public safety. The extent to which the TNCs will be inspected and the new regulations enforced is still unclear, but this will be an important means by which the public may judge the safety of this new industry. Based on the direction states and cities are heading with respect to the governance of TNCs or ridesharing services, and the ever increasing popularity and use of ridesharing services and TNCs, it is likely that a number of laws and regulations will become applicable to us or the TNCs which we rely upon for the operation of products and related services or may be adopted in the future with respect to mobile applications and/or TNCs covering issues such as: (i) liability, (ii) unionization, (iii) rules and standards for drivers, vehicles, and passenger safety, (iv) licensing and insurance requirements, and (v) environmental concerns, among others. It is difficult to predict how existing laws will be applied to our business and the new laws and regulations to which we and/or ridesharing services will likely become subject. If ridesharing services are not able to comply with these laws or regulations or if we become liable under these laws or regulations, we could be directly harmed, and we may be forced to implement new measures to sustain our operating business segments. We anticipate that scrutiny and regulation of the ridesharing industry will increase and we will be required to devote legal and other resources to addressing such regulation, either directly or indirectly. Changes to these laws intended to address these issues, including some recently proposed changes, could create uncertainty in the marketplace. Such uncertainty could reduce demand for our services or increase the cost of doing business due to increased costs of litigation or increased service or operating costs.

We may be subject to a number of risks related to credit card payments, including data security breaches and fraud that we or third parties experience or additional regulation, any of which could adversely affect our business financial condition and results of operations.

We may be subject to a number of risks related to credit card payments, including data security breaches and fraud that we or third parties experience or additional regulation, any of which could adversely affect our business, financial condition and results of operations. We anticipate accepting payment from our users primarily through credit card transactions and certain online payment service providers. The ability to access credit card information on a real time-basis without having to proactively reach out to the consumer each time we process an auto-renewal payment or a payment for the purchase of a premium feature on any of our dating products is critical to our success. When we or a third party experiences a data security breach involving credit card information, affected cardholders will often cancel their credit cards. In the case of a breach experienced by a third party, the more sizable the third party’s customer base and the greater the number of credit card accounts impacted, the more likely it is that our users would be impacted by such a breach. To the extent our users are ever affected by such a breach experienced by us or a third party, affected users would need to be contacted to obtain new credit card information and process any pending transactions. It is likely that we would not be able to reach all affected users, and even if we could, some users’ new credit card information may not be obtained and some pending transactions may not be processed, which could adversely affect our business, financial condition and results of operations. Even if our users are not directly impacted by a given data security breach, they may lose confidence in the ability of service providers to protect their personal information generally, which could cause them to stop using their credit cards online and choose alternative payment methods that are not as convenient for us or restrict our ability to process payments without significant user effort. Additionally, if we fail to adequately prevent fraudulent credit card transactions, we may face civil liability, diminished public perception of our security measures and significantly higher credit card-related costs, any of which could adversely affect our business, financial condition and results of operations. Finally, the passage or adoption of any legislation or regulation affecting the ability of service providers to periodically charge consumers for recurring membership payments may adversely affect our business, financial condition and results of operations.

We depend upon intellectual property and proprietary rights that are vulnerable to unauthorized use.

We rely on a combination of copyright and trademark laws, trade secrets, software security measures, license agreements and nondisclosure agreements to protect our proprietary information. Our success will depend, in part, on our ability to operate without infringing the patent or other proprietary rights of others and our ability to preserve our trade secrets and other proprietary property, including our rights in any technology licenses upon which any of our products or services are based. Our inability to preserve such rights properly or operate without infringing on such rights would have a material adverse effect on our business, results of operations and financial condition. We currently do not own any registered copyrights, patents or patent applications pending. It may be possible for unauthorized third parties to copy aspects of, or otherwise obtain and use, our proprietary information without authorization. In addition, there can be no assurance that any confidentiality agreements between us and our employees, or any license agreements with our customers, will provide meaningful protection for our proprietary information in the event of any unauthorized use or disclosure of such proprietary information.

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We may not be able to keep up with rapid technological changes.

To remain competitive, we must continue to enhance and improve the usability, functionality, and features of our Rideshare Platform and related services. The evolving nature of the ridesharing industry, transportation network companies, telecommunications, apps, and mobile based services, which is characterized by rapid technological change, changes in user and customer requirements and preferences, frequent new product and service introductions and the emergence of new industry standards and practices, could render our existing systems, app and services obsolete. Our success will depend, in part, on our ability to develop, innovate, license or acquire leading technologies useful in our business, enhance our existing solutions, develop new solutions and technology that address the increasingly sophisticated and varied needs of our current and prospective users, and respond to technological advances and emerging industry and regulatory standards and practices in a cost-effective and timely manner. Future advances in technology may not be beneficial to, or compatible with, our business. Furthermore, we may not successfully use new technologies effectively or adapt our proprietary technology and app to user requirements or emerging industry standards on a timely basis. Our ability to remain technologically competitive may require substantial expenditures and lead time. If we are unable to adapt in a timely manner to changing market conditions or user requirements, our business, financial condition and results of operations could be seriously harmed.

We depend on the continued growth and reliability of the internet, global positioning systems, ridesharing services and apps.

The recent growth in the use of apps and ridesharing services may cause periods of decreased performance for many ridesharing services, internet providers, apps and related service providers. If app and ridesharing usage continues to grow rapidly, the infrastructure these services are reliant upon (i.e. the internet, global positioning systems, and telecommunications networks and devices) may not be able to support these demands and therefore performance and reliability may decline. Decreased performance with respect to some or all of these critical components of our business model has also been attributed to illegal attacks by third parties. If outages or delays occur frequently or increase in frequency, or businesses are not able to protect themselves adequately from such illegal attacks, the market for mobile apps, ridesharing services and related technologies could grow more slowly or decline, which may reduce the demand for our Rideshare Platform and related services.

Our business is dependent upon consumers renting our Fleet Management vehicles, using our Rideshare Platform and related services and if we fail to obtain broad adoption, our business would be adversely affected.

Our success will depend on our ability to monetize our fleet of vehicles and our Rideshare Platform, ensuring our Rideshare Platform is fully functional and reliable as intended, operate and educate consumers regarding the benefits of renting vehicles for ridesharing opportunities, and persuade them to adopt YayYo! and/or “Rideshare” as their “go to” ridesharing vehicle rental service provider. We do not know if our products and services will be successful over the long term and market acceptance may be hindered if our Rideshare platform doesn’t function efficiently and/or our user experience isn’t compelling and financially beneficial to our users. If consumers do not adopt and use our Rideshare Platform and related services, we will not be able to generate revenues and our financial condition will suffer as a result.

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International expansion of our business exposes us to market, regulatory, political, operational, financial and economic risks associated with doing business outside of the United States.

Our business strategy includes eventual international expansion. Adapting our Rideshare Platform to function internationally and doing business internationally involves a number of risks, including: (i) multiple, conflicting and changing laws and regulations such as tax laws, privacy laws, export and import restrictions, employment laws, regulatory requirements and other governmental approvals, permits and licenses; (ii) obtaining regulatory approvals where required; (iii) requirements to maintain data and the processing of that data on servers located within such countries; (iv) complexities associated with managing multiple payment processing methods and multiple ridesharing service providers; (v) natural disasters, political and economic instability, including wars, terrorism, political unrest, outbreak of disease, protests, boycotts, curtailment of trade and other market restrictions; and (vi) regulatory and compliance risks that relate to maintaining accurate information and control over activities subject to regulation under the United States Foreign Corrupt Practices Act of 1977 ("FCPA"), U.K. Bribery Act of 2010 and comparable laws and regulations in other countries. Any of these factors could significantly harm our future international expansion and operations and, consequently, our ability to generate revenue and results of operations.

Security breaches, loss of data and other disruptions could compromise sensitive information related to our business or users or prevent us from accessing critical information and expose us to liability, which could adversely affect our business and our reputation.

In the ordinary course of our business, we and our third-party billing and collections providers and ridesharing service partners may collect and store sensitive data, including legally-protected personal information. We may also process and store and use additional third-parties to process and store, sensitive intellectual property and other proprietary business information, including that of our customers and collaborative partners. While we intend to implemented data privacy and security measures that will be compliant with applicable privacy laws and regulations, future security breaches could subject us to liability for violations of various laws, rules or regulations, civil liability, government-imposed fines, orders requiring that we or these third parties change our or their practices, or criminal charges, which could adversely affect our business. Complying with these various laws could cause us to incur substantial costs or require us to change our business practices, systems and compliance procedures in a manner adverse to our business.

We may become a party to intellectual property litigation or administrative proceedings that could be costly and could interfere with our ability to focus on our operating business segments.

The technology industry has been characterized by extensive litigation regarding patents, trademarks, trade secrets, and other intellectual property rights, and companies in the industry have used intellectual property litigation to gain a competitive advantage. It is possible that U.S. and foreign patents and pending patent applications or trademarks controlled by third parties may be alleged to cover our products or services, or that we may be accused of misappropriating third parties’ trade secrets. Additionally, our products may include hardware and software components that we purchase from vendors and may include design components that are outside of our direct control. Our competitors, many of which have substantially greater resources and have made substantial investments in patent portfolios, trade secrets, trademarks, and competing technologies, may have applied for or obtained, or may in the future apply for or obtain, patents or trademarks that will prevent, limit or otherwise interfere with our ability to make, use, sell and/or export our products and services or to use product names. We may become a party to patent or trademark infringement or trade secret related disputes or litigation as a result of these and other third party intellectual property rights being asserted against us. The defense and prosecution of these matters are both costly and time consuming. Vendors from whom we purchase hardware or software may not indemnify us in the event that such hardware or software is accused of infringing a third party’s patent or trademark or of misappropriating a third party’s trade secret.

Further, if such patents, trademarks, or trade secrets are successfully asserted against us, this may harm our business and result in injunctions preventing us from selling our products, license fees, damages and the payment of attorney fees and court costs. In addition, if we are found to willfully infringe third party patents or trademarks or to have misappropriated trade secrets, we could be required to pay treble damages in addition to other penalties. Although patent, trademark, trade secret, and other intellectual property disputes in the technology industry have often been settled through licensing or similar arrangements, costs associated with such arrangements may be substantial and could include ongoing royalties. We may be unable to obtain necessary licenses on satisfactory terms, if at all. If we do not obtain necessary licenses, we may not be able to redesign our Rideshare Platform or related services in order to avoid infringement.

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Additionally, in the future we may need to commence proceedings against others to enforce our patents or trademarks, if applicable, or to protect our copyrights, trade secrets or know how, trade secrets or know how, or to determine the enforceability, scope and validity of the proprietary rights of others. These proceedings would result in substantial expense to us and significant diversion of effort by our technical and management personnel. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded, if any, may not be commercially meaningful. We may not be able to stop a competitor from marketing and selling products that are the same or similar to our products and services or from using product or service names that are the same or similar to ours, and our business may be harmed as a result.

We may face claims from companies that incorporate open source software into their products or from open source licensors, claiming ownership of, or demanding release of, the source code, the open source software or derivative works that were developed using such software, or otherwise seeking to enforce the terms of the applicable open source license. These claims could result in litigation and could require us to cease offering our Rideshare Platform unless and until we can re-engineer it to avoid infringement. This re-engineering process could require significant additional research and development resources, and we may not be able to complete it successfully. These risks could be difficult to eliminate or manage, and, if not addressed, could harm our business, financial condition and operating results.

Our use of “open source” software could adversely affect our ability to offer our services and subject us to possible litigation.

We use open source software in connection with our technology development. From time to time, companies that use open source software have faced claims challenging the use of open source software and/or compliance with open source license terms. We could be subject to suits by parties claiming ownership of what we believe to be open source software or claiming noncompliance with open source licensing terms. Some open source licenses require users who distribute software containing open source to make available all or part of such software, which in some circumstances could include valuable proprietary code of the user. We intend to monitor the use of open source software and will try to ensure that none is used in a manner that would require us to disclose our proprietary source code or that would otherwise breach the terms of an open source agreement, such use could inadvertently occur, in part because open source license terms are often ambiguous. Any requirement to disclose proprietary source code or pay damages for breach of contract could be harmful to our business, results of operations or financial condition, and could help our competitors develop products and services that are similar to or better than ours.

No assurances of protection for proprietary rights; reliance on trade secrets.

In certain cases, we may rely on trade secrets to protect intellectual property, proprietary technology and processes, which we have acquired, developed or may develop in the future. There can be no assurances that secrecy obligations will be honored or that others will not independently develop similar or superior products or technology. The protection of intellectual property and/or proprietary technology through claims of trade secret status has been the subject of increasing claims and litigation by various companies both in order to protect proprietary rights as well as for competitive reasons even where proprietary claims are unsubstantiated. The prosecution of proprietary claims or the defense of such claims is costly and uncertain given the uncertainty and rapid development of the principles of law pertaining to this area. We may also be subject to claims by other parties with regard to the use of intellectual property, technology information and data, which may be deemed proprietary to others.

Our network operations may be vulnerable to hacking, viruses and other disruptions, which may make our Rideshare online platform and related services less attractive and reliable.

Internet usage and mobile app usage could decline if any well-publicized compromise of security occurs. Hacking involves efforts to gain unauthorized access to information or systems or to cause intentional malfunctions, loss or corruption of data, software, hardware or other computer equipment. Hackers, if successful, could misappropriate proprietary information or cause disruptions in our service. We may be required to expend capital and other resources to protect our products and services and related systems upon which our products and services is reliant against hackers. There can be no assurance that any measures we may take will be effective. Security breaches could have a material adverse effect on our business. In addition, the inadvertent transmission if computer viruses or other digital problems could expose us to a material risk of loss or litigation and possible liability, as well as materially damage our reputation and decrease our user base.

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We currently have a small sales and marketing organization. If we are unable to expand our direct sales force in the U.S. to promote our services and related products, the commercial appeal and brand awareness for our products and services may be diminished.

We currently have a small sales and marketing organization. The Company may expand the core sales and marketing team to oversee the sales and marketing of our “YayYo!” business.   We will incur significant additional expenses and commit significant additional management resources to expand and grow our sales force. We may not be able to build on the expansion of these capabilities despite these additional expenditures. If we elect to rely on third parties to sell our products in the U.S., we may receive less revenue than if we sold our products directly. In addition, although we would intend to diligently monitor their activities, we may have little or no control over the sales efforts of those third parties. In the event we are unable to develop and expand our own sales force or collaborate with a third party to sell our products, we may not be able to operate our products and/or services which would negatively impact our ability to generate revenue. We may not be able to enter into any marketing arrangements on favorable terms or at all. If we are unable to enter into a marketing arrangement for our products, we may not be able to develop an effective sales force to successfully operate our products and/or services. If we fail to enter into marketing arrangements for our products and are unable to develop an effective sales force, our ability to generate revenue would be limited.

Risks Relating to Ownership of Our Securities.

There is no active public trading market for our common stock and we cannot assure you that an active trading market will develop in the near future.

Our common stock is not quoted in the over-the-counter markets and is not listed on any stock exchange and there is currently no active trading in our securities. While we intend to apply to have our shares of common stock approved for listing on the Nasdaq under the symbol “YAYO,” there can be no assurance that we will meet the initial listing requirements of Nasdaq to list our common stock on the Nasdaq exchange. In the event that our application to list our common stock on Nasdaq is not approved, the Company may seek to have its common stock quoted on the OTCQX over-the-counter exchange operated by OTC Markets Group Inc. (the “OTCQX”). Further, in the event that we successfully meet the Nasdaq listing requirements and list our common stock on Nasdaq we cannot assure you that an active trading market for our common stock will develop in the future due to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. We cannot give you any assurance that an active public trading market for our common stock will develop or be sustained. You may not be able to liquidate your shares quickly or at the market price if trading in our common stock is not active.

Our Offering differs significantly from an underwritten initial public offering.

This is not an underwritten initial public offering. This listing differs from an underwritten initial public offering in several significant ways, which include, but are not limited to, the following:

●	There are no underwriters. Consequently, there will be no book building process and no price at which underwriters initially sold shares to the public to help inform efficient price discovery;

●	While we intend to list on the Nasdaq Capital Markets there can be no assurance that we will satisfy the listing requirements;

●	Immediately following the SEC’s re of this Offering, shares of our common stock will not be listed on the Nasdaq Capital Markets or any other securities exchange market;

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●	Immediately following the registration of this Offering by the SEC, there will be no active trading market for our common stock;

●	Additionally, because there are no underwriters, there is no underwriters’ option to purchase additional shares to help stabilize, maintain, or affect the public price of our common stock;

●	Given that there will be no underwriters’ option to purchase additional shares or otherwise underwriters in engaging in stabilizing transactions, there could be greater volatility in the public price of our common stock during the period immediately following the effective date of this prospectus; and

●	We will not conduct a traditional “roadshow” with underwriters prior to the effective date of this prospectus. As a result, there may not be efficient price discovery with respect to our ordinary shares or sufficient demand among investors immediately after our listing, which could result in a more volatile public price of our shares of common stock.

Such differences from an underwritten initial public offering could result in a volatile market price for our common stock and uncertain trading volume and may adversely affect your ability to sell your common stock.

The public price of our common stock may be volatile, and could, following a sale decline significantly and rapidly.

As this Offering is taking place via a process that is not an underwritten initial public offering, there will be no book building process and no price at which underwriters initially sold shares to the public to help inform efficient price discovery with respect to the opening trades on securities exchange markets. Following this Offering, the public price of our common stock in the secondary market will be determined by private buy and sell transaction orders collected from broker-dealers.

While we intend to apply to have our shares of common stock approved for listing on Nasdaq under the symbol “YAYO,” there can be no assurance that we will meet the initial listing requirements of Nasdaq to list our common stock on the Nasdaq exchange. In the event that our application to list our common stock on Nasdaq is not approved, the Company may seek to have its common stock quoted on the OTCQX over-the-counter exchange operated by OTC Markets Group Inc.

We may not be able to satisfy listing requirements of Nasdaq to obtain or maintain a listing of our common stock.

If our common stock is listed on Nasdaq or the OTCQX Market, we must meet certain financial and liquidity criteria to maintain such listing. If we violate the maintenance requirements for continued listing of our common stock, our common stock may be delisted. In addition, our board may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our common stock from Nasdaq or the OTCQX Market may materially impair our stockholders’ ability to buy and sell our common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock. In addition, in order to list, we will be required to, among other things, file with the SEC a post-qualification amendment to our $50,000,000 Regulation A+, tier 2, securities offering as filed on Form 1-A, as amended from time to time, and submitted and filed with the SEC (the “Offering Statement"), and then file a Form 8-A in order to register our shares of common stock under the Securities Exchange Act of 1934, as amended. Any delay or further SEC requests under the post-qualification amendment may cause a delay in the initial trading of our common stock on Nasdaq or the OTCQX Market. For all of the foregoing reasons, you may experience a delay between the closing of your purchase of shares of our common stock and the commencement of exchange trading of our common stock. In addition, the delisting of our common stock could significantly impair our ability to raise capital.

If we fail to meet the minimum requirements for listing on Nasdaq, we intend to seek to have our common stock quoted on the OTCQX. The OTCQX is not a stock exchange, and if our common stock trades on the OTCQX there may be significantly less trading volume and analyst coverage of, and significantly less investor interest in, our common stock, which may lead to lower trading prices for our common stock.

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This Offering has not been reviewed by independent professionals.

We have not retained any independent professionals to review or comment on this prospectus or otherwise protect the interest of the investors hereunder. Although we have retained our own counsel, neither such counsel nor any other counsel has made, on behalf of the investors, any independent examination of any factual matters represented by management herein. Therefore, for purposes of making a decision to purchase our Shares, you should not rely on our counsel with respect to any matters herein described. Prospective investors are strongly urged to rely on the advice of their own legal counsel and advisors in making a determination to purchase our shares of common stock.

There has been no public market for our common stock prior to this Offering, and an active market in which investors can resell their shares may not develop.

Prior to this Offering, there has been no public market for our common stock. We cannot predict the extent to which an active market for our common stock will develop or be sustained after this Offering, or how the development of such a market might affect the market price of our common stock.

Sales of our common stock under Rule 144 could reduce the price of our stock.

In general, persons holding “restricted securities,” must hold their shares for a period of at least six (6) months, may not sell more than one percent (1%) of the total issued and outstanding shares in any ninety (90) day period, and must resell the shares in an unsolicited brokerage transaction at the market price. However, Rule 144 will only be available for resale in the ninety (90) days after the Company files its quarterly reports on Form 10-Q and annual reports on Form 10-K. The Company may voluntarily file current reports on Form 8-K. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities. See “Determination of Offering Price” below for more information.

Our failure to maintain effective internal controls over financial reporting could have an adverse impact on us.

We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management’s assessment of our internal controls over financial reporting or disclosure of our public accounting firm’s attestation to or report on management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. In addition, the design of a control system must reflect the fact that there are resource constraints and the benefit of controls must be relative to their costs. Because of the inherent limitations in all control systems, no system of controls can provide absolute assurance that all control issues and instances of fraud, if any, within our company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake. Further, controls can be circumvented by individual acts of some persons, by collusion of two or more persons, or by management override of the controls. The design of any system of controls is also based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, a control may become inadequate because of changes in conditions or the degree of compliance with policies or procedures may deteriorate. Because of inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and may not be detected.

At present, we believe that we have effective internal controls in place. However, our management, including our Chief Executive Officer, cannot guarantee that our internal controls and disclosure controls that we have in place will prevent all possible errors, mistakes or all fraud.

For example, the Company is exposed to certain limitations under our control system over financial reporting on account of our contractual commitment with our chief financial officer, Mr. Pickard, and his corporate status as a part-time executive employee of the Company, dedicating approximately no more than fifteen hours per week to the business activity and affairs of the Company. Based on the foregoing, our internal controls for financial reporting may be subject to material weakness on account of (i) customary duties and obligations of our chief financial officer and such role in our financial reporting, and (ii) limited time commitments provided by part-time executive employees.

In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, we intend to expend significant resources, including legal and accounting-related costs and significant management oversight. As of the date of this prospectus, the Company intends to enter into an agreement with R.G. Alliance Group, LLC, a managerial accounting firm (“RG Alliance”), to supplement the oversight provided by our chief financial officer of the Company, Mr. Pickard. We believe that expending additional resources on accounting-related costs, such as our intended engagement with RG Alliance Group, will supplement and offset the limited resources and time commitments of our part-time chief financial officer, Mr. Pickard, subsequently maintaining, enhancing and improving the Company’s effective internal controls over financial reporting.

Our financial controls and procedures may not be sufficient to ensure timely and reliable reporting of financial information, which, as a public company, could materially harm our stock price.

We require significant financial resources to maintain our public reporting status. We cannot assure you we will be able to maintain adequate resources to ensure that we will not have any future material weakness in our system of internal controls. The effectiveness of our controls and procedures may in the future be limited by a variety of factors including:

•	faulty human judgment and simple errors, omissions or mistakes;
•	fraudulent action of an individual or collusion of two or more people;
•	inappropriate management override of procedures; and
•	the possibility that any enhancements to controls and procedures may still not be adequate to assure timely and accurate financial information.

Our internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States of America. Our internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the Company’s assets that could have a material effect on the financial statements.

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Despite these controls, because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Therefore, even those systems determined to be effective can provide only reasonable assurance of achieving their control objectives. Furthermore, smaller reporting companies like us face additional limitations. Smaller reporting companies employ fewer individuals and can find it difficult to employ resources for complicated transactions and effective risk management. Additionally, smaller reporting companies tend to utilize general accounting software packages that lack a rigorous set of software controls.

If we fail to have effective controls and procedures for financial reporting in place, we could be unable to provide timely and accurate financial information and be subject to investigation by the Securities and Exchange Commission (the “SEC”) and civil or criminal sanctions.

We must implement additional and expensive procedures and controls in order to grow our business and organization and to satisfy new reporting requirements, which will increase our costs and require additional management resources.

Upon becoming a fully public reporting company, we will be required to comply with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the related rules and regulations of the SEC, including the requirements that we maintain disclosure controls and procedures and adequate internal control over financial reporting. In the future, if our securities are listed on a national exchange, we may also be required to comply with marketplace rules and heightened corporate governance standards. Compliance with the Sarbanes-Oxley Act and other SEC and national exchange requirements will increase our costs and require additional management resources. We recently have begun upgrading our procedures and controls and will need to continue to implement additional procedures and controls as we grow our business and organization and to satisfy new reporting requirements. If we are unable to complete the required assessment as to the adequacy of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act or if we fail to maintain internal control over financial reporting, our ability to produce timely, accurate and reliable periodic financial statements could be impaired.

If we do not maintain adequate internal control over financial reporting, investors could lose confidence in the accuracy of our periodic reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Additionally, our ability to obtain additional financing could be impaired or a lack of investor confidence in the reliability and accuracy of our public reporting could cause our stock price to decline.

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We do not have a full-time Chief Financial Officer and have operated without a full-time Chief Financial Officer since June 2017.

The Company appointed a part-time chief financial officer in June 2017, pursuant to which Mr. Pickard, our current chief financial officer, has agreed to dedicate approximately fifteen (15) hours of exclusive time to matters of the Company. On June 9, 2017, Robert W. Vanech, resigned from his position as a director and full-time chief financial officer, treasurer and secretary of the Company. The Company accepted and approved the resignation of Mr. Vanech from his positions as chief financial officer, treasurer, and secretary of the Company and as a member of the Company’s Board of Directors, with effect as of May 31, 2017.

In the absence of a full-time chief financial officer, we may fail to establish and maintain effective internal controls and procedures for financial reporting which could potentially result in untimely and inaccurate financial information and reporting.

General securities investment risks.

All investments in securities involve the risk of loss of capital. No guarantee or representation is made that an investor will receive a return of its capital. The value of our common stock can be adversely affected by a variety of factors, including development problems, regulatory issues, technical issues, commercial challenges, competition, legislation, government intervention, industry developments and trends, and general business and economic conditions.

Our common stock could be subject to the “Penny Stock” rules of the Securities and Exchange Commission if it were publicly traded and may be difficult to sell.

Our shares of common stock are considered to be “penny stocks” because they are not registered on a national securities exchange or listed on an automated quotation system sponsored by a registered national securities association, pursuant to Rule 3a51-1(a) under the Exchange Act. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks and that the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market, which sets forth the basis on which the broker or dealer made the suitability determination and that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

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The market for penny stocks has suffered in recent years from patterns of fraud and abuse.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

●	control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
●	manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
●	boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;
●	excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and
●	the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

We are an “emerging growth company” under the JOBS Act of 2012 and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act"), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933 (the “Securities Act") for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

We will remain an “emerging growth company” for up to five years following our initial public offering, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last day of our most recently completed second fiscal quarter.

Our status as an “emerging growth company” under the JOBS Act may make it more difficult to raise capital as and when we need it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

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Our directors, officers and principal stockholders have significant voting power and may take actions that may not be in the best interests of our other stockholders.

Our officers, directors and principal stockholders collectively beneficially own approximately 59.96% of our outstanding common stock. As a result, these stockholders, if they act together, will be able to control the management and affairs of our company and most matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock. This concentration of ownership may not be in the best interests of our other stockholders.

We have not paid dividends in the past and do not expect to pay dividends in the future, and any return on investment may be limited to the value of our stock.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends on our common stock in the foreseeable future. We currently intend to retain any future earnings to support the development of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including, but not limited to, our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. In addition, our ability to pay dividends on our common stock may be limited by Delaware state law. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize a return on their investment. Investors seeking cash dividends should not purchase our common stock.

You should consult your own independent tax advisor regarding any tax matters arising with respect to the securities offered in connection with this offering.

Participation in this offering could result in various tax-related consequences for investors. All prospective purchasers of the resold securities are advised to consult their own independent tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences relevant to the purchase, ownership and disposition of the resold securities in their particular situations.

IRS CIRCULAR 230 DISCLOSURE: TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE INTERNAL REVENUE SERVICE, WE INFORM YOU THAT ANY U.S. TAX ADVICE CONTAINED HEREIN (INCLUDING ANY ATTACHMENTS) IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING PENALTIES UNDER THE INTERNAL REVENUE CODE. IN ADDITION, ANY U.S. TAX ADVICE CONTAINED HEREIN (INCLUDING ANY ATTACHMENTS) IS WRITTEN TO SUPPORT THE “PROMOTION OR MARKETING” OF THE MATTER(S) ADDRESSED HEREIN. YOU SHOULD SEEK ADVICE BASED ON YOUR PARTICULAR CIRCUMSTANCES FROM YOUR OWN INDEPENDENT TAX ADVISOR.

IN ADDITION TO THE ABOVE RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY MANAGEMENT. IN REVIEWING THIS FILING, POTENTIAL INVESTORS SHOULD KEEP IN MIND THAT OTHER POSSIBLE RISKS MAY ADVERSELY IMPACT THE COMPANY’S BUSINESS OPERATIONS AND THE VALUE OF THE COMPANY’S SECURITIES.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this prospectus relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation:

1.	Our ability to effectively operate our business segments;

2.	Our ability to manage our research, development, expansion, growth and operating expenses;

3.	Our ability to evaluate and measure our business, prospects and performance metrics;

4.	Our ability to compete, directly and indirectly, and succeed in the highly competitive and evolving ridesharing industry;

5.	Our ability to respond and adapt to changes in technology and customer behavior;

6.	Our ability to protect our intellectual property and to develop, maintain and enhance a strong brand; and

7.	and other factors (including the risks contained in the section of this prospectus entitled “Risk Factors”) relating to our industry, our operations and results of operations.

Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock by the Selling Securityholder named in this prospectus. We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the Selling Securityholder will be borne by them.

DETERMINATION OF OFFERING PRICE

There currently is a no public market for our common stock. The fixed $8.00 per share offering price of our common stock was determined arbitrarily based on the last public offering price and sale of our common stock from our Regulation A+ Offering. There is no relationship whatsoever between the offering price in this prospectus and our assets, earnings, book value or any other objective criteria of value. While we have applied to have our shares of common stock approved for listing on Nasdaq Capital Markets (“Nasdaq”) under the symbol “YAYO,” there can be no assurance that we will meet the initial listing requirements to list our common stock on Nasdaq. In the event that our application to list our common stock on Nasdaq is not approved, the Company may seek to have its common stock quoted on the OTCQX over-the-counter quotation system operated by OTC Markets Group Inc. (the “OTCQX”), provided, however, that the shares to be registered and offered by this prospectus are not subject to or contingent upon the shares of common stock being listed on Nasdaq or the OTCQX or any other recognized securities exchange or quotation system. Therefore, the Selling Securityholder will sell at a fixed price of $8.00 per share until our shares of common stock are quoted on Nasdaq or the OTCQX, if at all, and thereafter at prevailing market prices at the time of sale or privately negotiated prices or a combination of these methods. See “Plan of Distribution" below for more information.

PLAN OF DISTRIBUTION

We are registering the shares of common stock previously issued and the shares of common stock issuable upon exercise of the Selling Securityholder Warrant to permit the resale of these shares of common stock by the Selling Securityholder of the common stock and Selling Securityholder Warrant from time to time after the date of this Prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The Selling Securityholder may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the Selling Securityholder will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. See “Determination of Offering Price” above for more information. These sales may be affected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date the Registration Statement is declared effective by the SEC;

●	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Securityholder may also sell shares of common stock under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the Selling Securityholder may transfer the shares of common stock by other means not described in this Prospectus. If the Selling Securityholder effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the Selling Securityholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The Selling Securityholder may also sell shares of common stock short and deliver shares of common stock covered by this Prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Securityholder may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

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The Selling Securityholder may pledge or grant a security interest in some or all of the Selling Securityholder Warrant or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this Prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Securityholder to include the pledgee, transferee or other successors in interest as Selling Securityholder under this Prospectus. The Selling Securityholder also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this Prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Securityholder and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this Prospectus forms a part.

The Selling Securityholder and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the Selling Securityholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the Registration Rights Agreement, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, the Selling Securityholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Securityholder against liabilities, including some liabilities under the Securities Act in accordance with the Registration Rights Agreements or the Selling Securityholder will be entitled to contribution. We may be indemnified by the Selling Securityholder against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the Selling Securityholder specifically for use in this Prospectus, in accordance with the Registration Rights Agreements or we may be entitled to contribution.

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Once sold under the registration statement, of which this Prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not listed on any stock exchange or over-the-counter market or quotation system. There is currently no active trading market in our common stock. While we intend to apply to have our shares of common stock approved for listing on Nasdaq under the symbol “YAYO,” there can be no assurance that we will meet the initial listing requirements to list our common stock on Nasdaq. In the event that our application to list our common stock on Nasdaq is not approved, the Company may seek to have its common stock quoted on the OTCQX over-the-counter exchange operated by OTC Markets Group Inc. (the “OTCQX"). There can be no assurance that the common stock subject to registration and resale by the Selling Securityholder under this prospectus will be approved for listing on Nasdaq or quoted on the OTCQX or other recognized securities exchange or quotation system. For more information see the section “Risk Factors.”

As of the May 30, 2018, we have 26,313,926 shares of our common stock issued and outstanding held by approximately 1,164 stockholders of record.

We also have outstanding:

●	The Selling Securityholder Warrant to purchase up to 1,500,000 shares of our common stock at exercise prices ranging of $4.00 per share, subject to adjustment in certain circumstances as provided therein; and

●	Options granted under the 2016 Plan to purchase up to 750,000 shares of our common stock at a weighted average exercise price of $3.80 per share, subject to adjustment in certain circumstances as provided therein, of which options to purchase up to 680,000 shares of our common stock have vested and are exercisable at a weighted average exercise price of $3.71.

Dividends

We have not declared any cash dividends since inception and we do not anticipate paying any dividends in the foreseeable future. Instead, we anticipate that all of our earnings will be used to provide working capital, to support our operations, and to finance the growth and development of our business, including potentially the acquisition of, or investment in, businesses, technologies or products that complement our existing business. The payment of dividends is within the discretion of the board of directors and will depend on our earnings, capital requirements, financial condition, prospects, applicable Delaware law, which provides that dividends are only payable out of surplus or current net profits, and other factors our board might deem relevant. There are no restrictions that currently limit our ability to pay dividends on our common stock other than those generally imposed by applicable state law.

Securities Authorized for Issuance under Equity Compensation Plan

On November 30, 2016, the Board of Directors of the Company adopted the 2016 Equity Incentive Plan (the “2016 Plan") that governs equity awards to our employees, directors, officers, consultants and other eligible participants. Under the 2016 Plan there are 10,000,000 shares of common stock reserved for issuance.

The types of awards permitted under the 2016 Plan include qualified incentive stock options and non-qualified stock options. Each option shall be exercisable at such times and subject to such terms and conditions as the Board may specify.

The Board of Directors has the power to amend, suspend or terminate the 2016 Plan without stockholder approval or ratification at any time or from time to time. No change may be made that increases the total number of shares of our common stock reserved for issuance pursuant to incentive awards or reduces the minimum exercise price for options or exchange of options for other incentive awards, unless such change is authorized by our stockholders within one year.

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2016 Equity Compensation Plan Information as of December 31, 2017

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders - 2016 Plan	$750,000	$3.80	9,250,000

Total	$750,000		9,250,000

As of December 31, 2017, options to purchase up to 750,000 shares of common stock have been granted under the 2016 Plan of which 630,000 shares of common stock are vested and exercisable. The following table summarizes information about stock options granted at December 31, 2017 under the 2016 Plan:

	Options Outstanding			Options Exercisable
Exercise Price	Outstanding	Weighted Average Remaining contractual life (in years)	Weighted Average Exercise Price	Exercisable	Weighted Average Exercise Price
$1.00	450,000	1.00	1.00	450,000	1.00
$8.00	300,000	3.00	8.00	180,000	8.00
$—	—	—	—	—
$1.00 - $8.00	750,000	1.80	$3.80	630,000	$3.71

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2018:

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March 31, 2018
Actual
Cash	$160,490

Restricted Cash	$5,821,802

Indebtedness due within one year	$286,825

Total long term debt - net of current portion	$2,275,670

Stockholders’ equity:
Common stock, $0.000001 par value, 90,000,000 shares authorized, 26,313,926 shares outstanding	26
Preferred stock, $0.000001 par value, 10,000,000 shares authorized; 0 shares outstanding	—
Additional paid-in capital	11,655,587
Accumulated deficit	(7,117,470)

Total stockholders’ equity	4,538,143
Total capitalization	$11,447,087

The actual number of shares of our common stock outstanding, above excludes:

●	750,000 shares of our common stock issuable upon exercise of options granted under the 2016 Plan at a weighted average exercise price of $3.80 per share, subject to adjustment in certain circumstances as provided therein, of which options to purchase up to 680,000 shares of our common stock have vested and are exercisable at a weighted average exercise price of $3.71;

●	shares of common stock issuable upon exercise of the Aegis Warrants to be issued to Aegis Capital Corp., in connection with the Company’s March 8, 2018 Purchase Agreement with the Selling Securityholder;

●	shares of common stock issuable upon exercise of the Selling Securityholder Warrant;

●	9,250,000 shares of our common stock reserved for future issuance under our 2016 Plan as of December 31, 2017.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock immediately after this offering. Net tangible book value dilution per share to new investors represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the as adjusted net tangible book value per share of our common stock immediately after completion of this offering.

Net tangible book value per share is determined by dividing our total tangible assets less our total liabilities by the number of shares of our common stock outstanding. Our historical net tangible value as of May 30, 2018 was approximately $4,538,000 or $0.17 per then-outstanding share of our common stock, based on 26,313,926 outstanding shares of our common stock at May 30, 2018. Net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our common stock outstanding, all as of the date specified.

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After giving effect to the sale and issuance of an aggregate of 1,500,000 shares of our common stock to the Selling Securityholder upon the exercise of the Selling Securityholder Warrant, including upon full exercise of the Selling Securityholder Warrant net proceeds of $6,000,000 received by us in connection with the exercise of the Selling Securityholder Warrant.

Estimated public offering price per share	$8.00
Net tangible book value per share as of May 30, 2018	$0.17
Increase in net tangible book value per share attributable to new investors in this offering	0.21
As adjusted net tangible book value per share immediately after this offering		0.38
Dilution in net tangible book value per share to new investors in this offering		$7.62

Each $1.00 increase or decrease in the assumed public offering price of $8.00 per share, the offering price of our common stock under our Regulation A+ Offering, would increase or decrease, as applicable, our as adjusted net tangible book value per share to new investors by $0, and would increase or decrease, as applicable, dilution per share to new investors in this offering by $1.00, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated commissions and estimated offering expenses payable by us.

After giving effect to the sale and issuance of 1,500,000 shares of our common stock to the Selling Securityholder upon the exercise of the Selling Securityholder Warrant to purchase up to an aggregate of 1,500,000 shares of our common stock, with net proceeds of $6,000,000 received by us in connection with the exercise of such Selling Securityholder Warrant. The differences between the existing stockholders and the new investors purchasing shares of our common stock in this offering from the Selling Securityholder with respect to (i) 150,000 restricted shares of our common stock and (ii) 1,500,000 underlying Warrant Shares purchased from us by the Selling Securityholder pursuant to the exercise of the Selling Securityholder Warrant, the total consideration paid or to be paid to us, which includes proceeds received from the cash received from the exercise of Selling Securityholder Warrant:

			Total Consideration		Average
	Shares Purchased		Amount		Price Per
	Number	Percent	(In thousands)	Percent	Share
Existing stockholders	26,313,926	94.61%	$4,517,000	42.95%	$0.17
New investors	1,500,000	5.39	6,000,000	57.05	4.00

Totals	27,813,926	100.00%	$10,517,000	100.00%	0.38

Except as otherwise indicated, the above discussion and tables assume no exercise of outstanding options to purchase additional shares of our common stock from us. If the options to purchase additional shares of our common stock were exercised in full, our existing stockholders would own 94.61% and our new investors would own 5.39% of the total number of shares of our common stock outstanding upon completion of this offering.

The number of shares of our common stock that will be outstanding after this offering is based on 26,313,926 shares of our common stock outstanding as of May 30, 2018 (prior to the exercise of the Selling Securityholder Warrant and subsequent issuance of the 1,500,000 Warrant Shares that will be sold by the Selling Securityholder in this offering) and excludes:

●	750,000 shares of our common stock issuable upon exercise of options granted under our 2016 Plan to purchase shares of our common stock outstanding as of December 31, 2017, with a weighted-average exercise price of $3.80 per share, of which 680,000 options are vested and exercisable as of May 30, 2018, with a weighted-average exercise price of $3.71 per share;

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●	9,250,000 shares of our common stock reserved for future issuance under our 2016 Plan as of May 30, 2018.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Certain statements made in this prospectus are “forward-looking statements” regarding the plans and objectives of management for future operations. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of YayYo, Inc. (“we,” “us,” “our,” “YayYo” or the “Company”) to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements included herein are based on current expectations that involve numerous risks and uncertainties. The Company’s plans and objectives are based, in part, on assumptions involving the continued expansion of business. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Although the Company believes its assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and therefore, there can be no assurance the forward-looking statements included in this prospectus will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and in other parts of this prospectus. Our fiscal year ends on December 31.

Overview

The Company was formed on June 21, 2016 under the name “YayYo, LLC,” which was converted into a Delaware corporation pursuant to the unanimous written consent of our former manager and members in a transaction intended to be tax-free under the Internal Revenue Code (the “Conversion”). All of the YayYo, LLC’s liabilities and assets, including its intellectual property, were automatically transferred to the Company and the Company has assumed ownership of such assets and liabilities. The Company now operates as a “C” corporation formed under the laws of the State of Delaware.

The Company is a holding company operating through its wholly-owned subsidiaries, including Distinct Cars, LLC, a Delaware limited liability company (“Distinct Cars”), Savvy LLC, a Delaware limited liability company (“Savvy”), Rideyayyo LLC, a Delaware limited liability company (“Rideyayyo”) and Rideshare Car Rentals LLC, a Delaware limited liability company (“Rideshare”). The Company operations are organized and consolidated into one reporting segment which encompasses the financial results of the Company’s two business segments- (i) the Fleet Management business and (ii) the Rideshare Platform.

On August 12, 2017, we announced that we were shifting our primary corporate focus in the transportation/ridesharing industry from the development of the Metasearch App. As of the date of this Prospectus, the Company’s operating business segments include (i) an online peer-to-peer bookings platform to service the ridesharing economy through the Company’s wholly-owned subsidiary Rideshare (the “Rideshare Platform”), and (ii) the maintenance of a fleet of standard passenger vehicles to be made commercially available for rent through the Company’s wholly-owned subsidiary Distinct Cars (“Fleet Management”). Through the Company’s wholly-owned subsidiaries Rideshare and Distinct Cars, the Company seeks to become the leading provider of a standard rental vehicles to drivers in the ridesharing economy.

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Initial Public Offering

On March 16, 2018, we closed our initial public offering, pursuant to our Regulation A+ Offering under Regulation A of the Securities Act, which was qualified by the SEC on March 15, 2017. We sold a total of 365,306 shares of our common stock. We received cash proceeds of $1.8 million, net of commissions and other costs associated with the gross offering proceeds or payable by us.

Factors Affecting Our Performance

We believe that the growth of our business and our future success are dependent upon many factors, including our products, services and market leadership, and the success of our sales and marketing efforts, our expansion strategy, our investments for scale and growth. While each of these areas presents significant opportunities for us, they also pose important challenges that we must successfully address in order to sustain the growth of our business and improve our results of operations. The investments that we make in these areas may not result in increased revenue or the growth of our business. Accordingly, these investments may delay or otherwise impair our ability to achieve profitability. The timing of our future profitability will depend upon many variables, including the success of our growth strategies and the timing and size of investments and expenditures that we choose to undertake, as well as market growth and other factors that are not within our control. We have not yet determined when we expect to achieve profitability.

Product and Market Leadership.    We are committed to delivering market-leading products and services in the ridesharing economy to continue to build and maintain credibility with the growing customer base. We believe we must expand our product, services and market leadership position and strength of our brand to drive further revenue growth. We intend to continue to invest in the capabilities of our business segments and marketing activities to maintain our strong position in the ridesharing economy. Our results of operations may fluctuate as we make these investments to drive increased customer adoption and usage.

Sales and Marketing.     In order to maintain our efficient customer acquisition, we must maintain and expand our operating business segments, customer outreach and effectively generate additional sales to enterprises and customers across the United States. Our strategy to achieve ongoing growth is driven by initiatives that expand and diversify our revenues through customer- and market-focused initiatives. We are actively working to expand our Fleet Management business, Rideshare Platform and diversify our equipment rental fleet with a broader mix of vehicles to increase in the range of customer options and markets we serve. In addition, we seek to grow our Rideshare business which seeks to connect the owners and/or operators of standard passenger vehicles to existing or prospective ridesharing drivers. We will continue to offer a comprehensive equipment rental fleet to maintain our market leadership. We plan to expand our footprint in North America, with a focus on increasing the following: (i) the number of major geographical markets served on our Rideshare platform; (ii) the number of vehicles maintained and managed under the Company’s Fleet Management business; and (iii) to continue to reconfigure existing locations with fleet and expertise tailored to local markets. Our footprint expansion will include locations served under our Rideshare Platform and Fleet Management business to better support our growing ridesharing rental business. We will continue to pursue initiatives that allow us to drive sales through our existing locations and geographical territories.

Expansion Strategy.    We are focused on expanding our existing customers’ use of our products, services and Rideshare Platform. We believe that there is a significant opportunity to drive additional sales to existing customers, and expect to invest in sales, marketing and customer support to achieve additional revenue growth from existing customers.

Investments for Scale.    As our business grows and as we continue our Rideshare Platform optimization efforts, we expect to realize cost savings through economies of scale. We manage our Fleet Management business segment to optimize the timing of fleet rentals, repairs and maintenance, while at the same time satisfying our customers’ needs. Through continued use and development of our disciplined approach to efficient fleet management, we seek to maximize our utilization and return on investment. As a result, we expect our gross margin to fluctuate from period to period.

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Results of Operations

Principles of consolidation

The consolidated financial statements include the accounts of the Company, its wholly owned subsidiaries Distinct Cars, LLC, a Delaware limited liability company (“Distinct Cars”), Savvy LLC, a Delaware limited liability company (“Savvy”), Rideyayyo LLC, a Delaware limited liability company (“Rideyayyo”) and Rideshare Car Rentals LLC, a Delaware limited liability company (“Rideshare”).

Total Revenues.

Three months ended March 31, 2018 Compared the Three months ended March 31, 2017.

Revenue for the three months ended March 31, 2018 was $418,879. For the three months ended March 31, 2017, the Company generated no revenue. The increase is due to us beginning to generate revenue from renting cars to Uber and Lyft drivers in August 2017.

Year Ended December 31, 2017 Compared to the period from June 21, 2016 (inception) to December 31, 2016.

Revenue for the 2017 fiscal year was $235,690. From June 21, 2016 (inception) to December 31, 2016, the Company generated no revenue. The increase is due to us beginning to generate revenue from renting cars to Uber and Lyft drivers in August 2017.

From June 21, 2016 (inception) to December 31, 2016, the Company was a pre-revenue development stage company purposed to commercialize the ridesharing industry through the development and distribution of our planned YayYo! meta-search ridesharing mobile App. The Company generated no revenues from the Company’s inception on June 21, 2016 until October 31, 2016. On August 12, 2017, we announced that we were shifting our primary corporate focus in the transportation/ridesharing industry from the development of the Metasearch App. As of the date of this Prospectus, the Company’s operating business segments include (i) an online peer-to-peer bookings platform to service the ridesharing economy through the Company’s wholly-owned subsidiary Rideshare (the “Rideshare Platform”), and (ii) the maintenance of a fleet of standard passenger vehicles to be made commercially available for rent through the Company’s wholly-owned subsidiary Distinct Cars (“Fleet Management”).

Cost of Revenues.

Three months ended March 31, 2018 Compared to the Three months ended March 31, 2017.

Cost of revenues for the three months ended March 31, 2018 were $309,643. For the three months ended March 31, 2017, the Company continued to be a developmental stage and, in conjunction with not having any operational revenue during such period, it incurred no Cost of Goods and Services Sold. We had no cost of revenue during the three months ended March 31, 2017 since we generated no revenue. For the three months ended March 31, 2018 our cost of revenue was 74% of our revenue.

Year Ended December 31, 2017 Compared to the period from June 21, 2016 (inception) to December 31, 2016.

Cost of revenues for the 2017 fiscal year were $213,111. From June 21, 2016 (inception) to December 31, 2016, the Company continued to be a developmental stage and, in conjunction with not having any operational revenue during such period, it incurred no Cost of Goods and Services Sold. The increase is due to the increase in revenue as noted above. We had no cost of revenue in 2016 since we generated no revenue. In 2017 our cost of revenue was 90% of our revenue.

General and Administrative Expenses.

Three months ended March 31, 2018 Compared to the Three months ended March 31, 2017.

General and administrative expenses for the three months ended March 31, 2018 were $1,317,861, representing an increase of approximately 194% over the same period in 2017. For the three months ended March 31, 2017, general and administrative expenses were $448,676. The principal reasons for the increase was an increase in general overhead due to us commencing operating activities and common stock issued for services valued at $650,000.

Year Ended December 31, 2017 Compared to the period from June 21, 2016 (inception) to December 31, 2016.

General and administrative expenses for the 2017 fiscal year were $3,249,659, representing an increase of approximately 396% over the period from June 21, 2016 (inception) to December 31, 2016. From June 21, 2016 (inception) to December 31, 2016, general and administrative expenses were $654,651. The increase is due to stock option expense which was $1,676,476 in 2017 compared to $63,955 in 2016 and accounting for a full year of overhead expenses in 2017 as compared to only approximately six months in 2016.

Selling and Marketing Expenses.

Three months ended March 31, 2018 Compared to the three months ended March 31, 2017.

Selling and marketing expenses for the three months ended March 31, 2018 were $67,431, representing an increase of approximately 2,031% over the same period in 2017. For the three months ended March 31, 2017, selling and marketing expenses were $3,165.

Year Ended December 31, 2017 Compared to the period from June 21, 2016 (inception) to December 31, 2016.

Selling and marketing expenses for the 2017 fiscal year were $86,098, representing a decrease of approximately 41% over the period from June 21, 2016 (inception) to December 31, 2016. From June 21, 2016 (inception) to December 31, 2016, selling and marketing expenses were $145,803. In 2017 most of the selling and marketing expenses was spent on advertising our rentals to Uber and Lyft drivers and in 2016 was spent on developing awareness of our Metasearch App which was put on hold in 2017.

Interest expense, net

Three months ended March 31, 2018 Compared to the Three months ended March 31, 2017.

Interest and financing expenses for the three months ended March 31, 2018 were $251,256. For the three months ended March 31, 2017, interest and financing expenses were $144,041. The increase is due to the increase in debt and lease obligations during the three months ended March 31, 2018 and the related amortization of debt discount on the notes payable and lease obligations.

Year Ended December 31, 2017 Compared to the period from June 21, 2016 (inception) to December 31, 2016.

Interest and financing expenses for the 2017 fiscal year were $523,833. From June 21, 2016 (inception) to December 31, 2016, interest and financing expenses were nil. The increase is due to the increase in debt and lease obligations in 2017 and the related amortization of debt discount on the notes payable and lease obligations.

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Total Operating Expenses

Three months ended March 31, 2018 Compared to the Three months ended March 31, 2017.

Total operating expenses for the three months ended March 31, 2018 were $1,391,440, representing an increase of approximately 180% over the same period in 2017. For the three months ended March 31, 2017, total operating expenses were $496,371. The increase in total operating expenses are described above.

Year Ended December 31, 2017 Compared to the period from June 21, 2016 (inception) to December 31, 2016.

Total operating expenses for the 2017 fiscal year were $3,639,312, representing an increase of approximately 145% over the period from June 21, 2016 (inception) to December 31, 2016. From June 21, 2016 (inception) to December 31, 2016, total operating expenses were $1,483,709. The increase is due to the reasons described above.

Net Loss.

Three months ended March 31, 2018 Compared to the Three months ended March 31, 2017.

The net loss for the three months ended March 31, 2018 was ($1,533,460), representing an increase of approximately 151% over the same period in 2017. For the three months ended March 31, 2017, the net loss was ($611,769).

Year Ended December 31, 2017 Compared to the period from June 21, 2016 (inception) to December 31, 2016.

The net loss for the 2017 fiscal year was ($4,100,301), representing an increase of approximately 176% over the period from June 21, 2016 (inception) to December 31, 2016. From June 21, 2016 (inception) to December 31, 2016, the net loss was ($1,483,709).

Liquidity, Capital Resources and Plan of Operations

Current Assets, Liabilities and Working Capital

As of March 31, 2018, the Company’s current assets totaled $6,085,721, current liabilities totaled $544,539, and working capital of $5,541,182.

As of December 31, 2017, the Company’s current assets totaled $322,144, current liabilities totaled $458,449, and working capital was a deficit of $136,305. At December 31, 2016, the Company’s current assets totaled $18,643, current liabilities totaled $255,429, and working capital was a deficit of $236,786.

Regarding current liabilities, the amounts categorized as accounts payable and accrued expenses totaled $131,453 and $180,429 as of December 31, 2017 and December 31, 2016, respectively, or an incremental decrease of approximately 27%.

Capital Expenditures

As of March 31, 2018, the Company had capital expenditures in the amount of $2,122,086. $6,018 in computer equipment and $2,116,068 in leased vehicles.

As of December 31, 2017, the Company had capital expenditures in the amount of $2,119,246. $3,178 in computer equipment and $2,116,068 in leased vehicles, subject to adjustment. At December 31, 2017, all of the Company’s leased assets were finance leased right-of-use assets and, net of accumulated depreciation in the amount of ($82,586) for fiscal year 2017, totaled $2,033,482 in net leased assets. The Company’s leased assets, consisting of vehicles, are depreciated over their estimated useful life of five years. The lease terms are generally for three years and the Company has the right to purchase the leased assets for $1 each at the end of the lease terms. From June 21, 2016 (inception) to December 31, 2016, the Company had no capital expenditures.

From June 21, 2016 (inception) to December 31, 2016, the Company entered into agreements with developers and other service providers, including without limitation, the Dashride, Lexicon Labs, and various other service providers, vendors and consultants that require ongoing capital expenditures by the Company, some of which are current payable owed by the Company for services previously rendered in the Company’s behalf. We do not have any other contractual obligations for ongoing capital expenditures at this time. We may, however, purchase equipment and software necessary to conduct our operations on an as needed basis.

Statement of Cash Flows

Cash Flows from Operating Activities- Year Ended December 31, 2017 Compared to the period from June 21, 2016 (inception) to December 31, 2016.

Net cash used in operating activities for the fiscal year ended December 31, 2017 totaled ($1,852,123), which was an increase of ($476,766) or approximately 35% from the net cash used in operating activities of ($1,375,357) for the period from June 21, 2016 (inception) to December 31, 2016.

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Cash Flows from Investing Activities- Year Ended December 31, 2017 Compared to the period from June 21, 2016 (inception) to December 31, 2016.

Net cash used in investing activities for the fiscal year ended December 31, 2017 totaled ($3,178). For the period from June 21, 2016 (inception) to December 31, 2016 our net cash used in investing activities was nil.

Cash Flows from Financing Activities- Year Ended December 31, 2017 Compared to the period from June 21, 2016 (inception) to December 31, 2016.

Net cash provided by financing activities for the fiscal year ended December 31, 2017 totaled $2,145,396, which was an increase of $751,396 or approximately 54% from the net cash provided by financing activities of $1,394,000 for the period from June 21, 2016 (inception) to December 31, 2016.

Current Plan of Operations

Our plan of operations is currently focused on the development of our operating business segments: (i) our Rideshare Platform offered through the Company’s wholly-owned subsidiary Rideshare, and (ii) our Fleet Management business, made commercially available through the Company’s wholly-owned subsidiary Distinct Cars. We expect to incur substantial expenditures in the foreseeable future for the potential operations of our business segments and ongoing internal research and development. At this time, we cannot reliably estimate the nature, timing or aggregate amount of such costs. Our Rideshare Platform will require extensive technical evaluation, potential regulatory review and approval, significant marketing efforts and substantial investment before it or any successors could provide us with any revenue. Further, we intend to continue to build our corporate and operational infrastructure and to build interest in our product and service offerings.

As noted above, the continuation of our current plan of operations requires us to raise significant additional capital immediately. If we are successful in raising capital, we believe that the Company will have sufficient cash resources to fund its plan of operations. The cash flow from our current vehicle leasing business and capital resources are sufficient for us to continue our current operations, but for us to fully execute our business plan we will require significant additional capital.

We continually evaluate our plan of operations discussed above to determine the manner in which we can most effectively utilize our limited cash resources. The timing of completion of any aspect of our plan of operations is highly dependent upon the availability of cash to implement that aspect of the plan and other factors beyond our control. There is no assurance that we will successfully obtain the required capital or revenues, or, if obtained, that the amounts will be sufficient to fund our ongoing operations. The inability to secure additional capital would have a material adverse effect on us, including the possibility that we would have to sell or forego a portion or all of our assets or cease operations. If we discontinue our operations, we will not have sufficient funds to pay any amounts to our stockholders.

Even if we raise additional capital in the near future, if our operating business segments fail to achieve anticipated financial results, our ability to raise additional capital in the future to fund our operating business segments would likely be seriously impaired. If in the future we are not able to demonstrate favorable financial results or projections from our operating business segments, we will not be able to raise the capital we need to continue our then current business operations and business activities, and we will likely not have sufficient liquidity or cash resources to continue operating.

Because our working capital requirements depend upon numerous factors there can be no assurance that our current cash resources will be sufficient to fund our operations. At present, we have no committed external sources of capital, and do not expect any significant product revenues for the foreseeable future. Thus, we will require immediate additional financing to fund future operations. There can be no assurance, however, that we will be able to obtain funds on acceptable terms, if at all.

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Credit Facilities

As of March 31, 2018, the Company had notes payable consisting of the following: (i) $378,500 in unsecured notes payable to an investor, accruing interest at 5% per annum, to be made due and payable as of March 31, 2019; (ii) $281,667 in unsecured notes payable to an investor, accruing interest at 8% per annum, with principal payments equal to 1/12 of the original balance plus interest due quarterly- due and payable from dates ranging from August 9, 2020 to December 11, 2020; (iii) $222,222 in unsecured notes payable to an investor, accruing interest at 6% per annum, to be made due and payable as of March 31, 2018. Other than the foregoing, and to vendors and service providers in the ordinary course of our business, we do not have any other credit facilities or other access to bank credit.

As of December 31, 2017, the Company had notes payable consisting of the following: (i) $445,000 in unsecured notes payable to an investor, accruing interest at 5% per annum, to be made due and payable as of March 31, 2019; (ii) $242,667 in unsecured notes payable to an investor, accruing interest at 8% per annum, with principal payments equal to 1/12 of the original balance plus interest due quarterly- due and payable from dates ranging from August 9, 2020 to December 11, 2020; (iii) $222,222 in unsecured notes payable to an investor, accruing interest at 6% per annum, to be made due and payable as of March 31, 2018. Other than the foregoing, and to vendors and service providers in the ordinary course of our business, we do not have any other credit facilities or other access to bank credit.

Bellridge Second Note Offering

On March 8, 2018, YayYo, Inc., entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the Selling Securityholder, an “accredited investor” (as defined in Rule 501(a) under the Securities Act of 1933, as amended) (the “Lender”), pursuant to which the Lender purchased:

•	a senior secured promissory note in the principal face amount of $6,000,000 due March 8, 2023, subject to extension (the “Second Note”);

•	warrants to acquire up to an aggregate of 1,500,000 shares, with an exercise price of $4.00 per share (the “Warrant Shares”) of common stock (defined below) of the Company (the “Warrants” or the “Selling Securityholder Warrant”);

•	150,000 commitment shares of common stock, par value $0.000001 per share, of the Company (the “Commitment Shares”).

In consideration for the Second Note, Warrant Shares and Commitment Shares, the Lender paid an aggregate purchase price of $6,000,000 (the “Second Note Offering”) to be directed and deposited by the Lender in the Company’s Master Restricted Account (defined below).

The principal balance of $6,000,000 on the Second Note bears interest at a rate per annum equal to LIBOR plus 100 basis points, subject to adjustment in accordance with the terms of the Second Note. Further, the Company paid $178,228 of issuance costs associated with the Second Note. The relative fair value of the 150,000 Commitment Shares of common stock was $378,916 and the relative fair value of the 1,500,000 Warrant Shares was $3,726,506 and both were recorded as a discount on the Second Note and as additional paid in capital. In addition, the issuance costs of $178,228 have also been recorded as a debt discount. The debt discount of $4,283,650 is being amortized over the term of the Second Note.

The Company believes that as of the date of this prospectus, the Company is in compliance with all of the foregoing restricted covenants, including such additional covenants set forth under Second Note. Further, the Company believes that as of the date of this prospectus, the Company is in compliance with all affirmative covenants set forth below.

Under the terms and conditions of the Second Note, the Company is required to adhere to certain obligations and restrictive financial covenants, including but not limited to, the following restrictive covenants:

•	The Company will not, and the Company shall cause each of its subsidiaries to not, directly or indirectly, incur or guarantee, assume or suffer to exist any indebtedness (other than (i) the Indebtedness evidenced by the Second Note and the First Note and (ii) other Permitted Indebtedness). Under the terms of the Second Note, “Permitted Indebtedness” means (i) indebtedness evidenced by the Second Note and the First Note, (ii) indebtedness secured by permitted liens or unsecured indebtedness and (iii) permitted subordinated indebtedness;

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•	The Company shall not, and the Company shall cause each of its subsidiaries to not, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on any of its capital stock;

•	At any time a Defeasance Failure exists (defined below), the Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, permit any indebtedness of the Company or any of its subsidiaries to mature or accelerate prior to the maturity date of the Second Note. “Defeasance Failure” means, as of any given time of determination, the failure of the cash amount in the Holder Master Restricted Account to be greater than or equal to the outstanding amount. “Holder Master Restricted Account” means, solely with respect to the holder, a certain account at Umpqua Bank, or such other account as may be directed by the holder of the Second Note, from time to time, subject to a Controlled Account Agreement in favor of the holder in a form reasonably acceptable to the holder; and

•	The Company shall not, and the Company shall cause each of its subsidiaries to not, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by or publicly contemplated to be conducted by the Company and each of its subsidiaries on March 8, 2018 or any business substantially related or incidental thereto. The Company shall not, and the Company shall cause each of its subsidiaries to not, directly or indirectly, modify its or their corporate structure or purpose.

For more information on the terms and conditions of the Bellridge Second Note Offering please see “Description of Securities.”

Contractual Obligations, Commitments and Contingencies

During fiscal year 2017, the Company entered into a series of monthly vehicle leasing agreements with Acme Auto Leasing. As of December 31, 2017, the Company has total lease obligations in the amount of $1,593,291 (collectively, the “Finance Lease Obligations”). From June 21, 2016 (inception) to December 31, 2016, our Finance Lease) our Finance Lease Obligations were nil. The Company owes monthly payments under each Lease Agreement ranging from approximately $373.01 per month to $621 per month (with only 9 vehicles out of approximately 150 exceeding $373.01 per month). At the end of the term of the Lease Agreement, Lessee has the right to purchase ownership and title of the subject vehicle for a nominal payment. In addition, the Lease Agreements are subject to and secured by a grant of a purchase money security interest on each leased vehicle.

During fiscal year 2017 and from June 21, 2016 (inception) to December 31, 2016, we leased and maintained primary offices at 433 North Camden Drive, Suite 600, Beverly Hills, California 90210 and 6600 Sunset Blvd. Los Angeles, CA 90028, the latter being the location where the majority of our operations and staff conduct activities on a daily basis. We do not currently own any real property.

As of the date of this prospectus, we do not employ any software engineers or developers to write code for our App or otherwise create the technology upon which our App is based. Our entire development efforts and operations with respect to our App and accompanying technology is based on a commercial license agreement with a leading technology development firm (the “License Agreement”), which is the sole foundation for all of the Company’s technology capabilities. In developing our App, we engaged the services of a third-party outsourced technology development firm (the “Dashride”), that is a developer of ride sharing technology platforms, and, while we own the work product of the Dashride that was custom built for the Company (the “Company Work Product”), such work product is integrated with and entirely reliant upon our license to use the Dashride’s proprietary technology platform (the “Licensed Technology”), in which we have no rights or ownership interest and which is necessary for our App (and the Company Work Product) to function. Moreover, we have not yet secured a source code escrow for the Company Work Product but intend to establish a source code escrow for the Company’s Work Product. As a result, we are reliant upon the Dashride and the Licensed Technology for the operation and functioning of our App, and therefore our business. Any dispute with the Dashride or under the License Agreement or claims by the Dashride as to the ownership of the Company Work Product, for whatever reason and on any basis, with or without merit, would currently have a significant and material adverse impact on our business and ability to conduct operations. As of the date of this prospectus, the License Agreement has been terminated by the Company.

On September 28, 2016, we engaged the services of Lexicon Labs by entering into a product management proposal (the “Product Management Proposal”), to oversee and manage the development our App and assist with product development services in the form of (a) design and development services to provide iOS operating system capabilities for our mobile App, (b) design and development for a web registration portal for on-boarding new users, and (c) development of web administration applications to allow high level team members to be able to track user analytical information. Pursuant to the terms and conditions of the Project Management Proposal, all intellectual property rights created under the Product Management Proposal, including all right, title and interest to all code and designs, and documentation will be transferred to the Company. Pursuant to our agreement with Lexicon Labs, we have agreed to pay Lexicon Labs compensation in the form of a monthly project manager fee of $10,000, plus, following the completion of the project by Lexicon Labs, we have agreed to issue to Lexicon Labs an option to purchase up to one-percent (1%) of the issued and outstanding common stock of the Company at the time of the options exercise. On November 16, 2016, the Company adopted and ratified the terms of the Product Management Proposal and accepted the benefits of such arrangement on behalf of the Company. As of the date of this prospectus, the Company has terminated the Product Management Proposal.

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Financings and Securities Offerings

YayYo, Inc., Equity Offerings

In December 2016, we filed an offering statement pursuant to Regulation A of the Securities Act, which was qualified by the SEC on March 17, 2017. We offered up to a maximum of 6,250,000 shares of common stock on a “best efforts” basis, at a price of $8.00 per share. On March 16, 2018, we closed the Regulation A offering, after issuing 365,306 shares of common stock for proceeds of approximately $1.8 million net of offering expenses (the “Regulation A+ Offering”).

During the quarter ended March 31, 2018, the Company sold 49,180 shares of common stock to two investors for cash proceeds of $332,924.

During the year ended from December 31, 2017, the Company sold 371,351 shares of common stock to investors for gross cash proceeds of $2,484,199 of which 326,126 shares and $2,303,299 of cash proceeds were related to the Company’s Regulation A offering. The Company incurred $814,442 of offering cost related to the sale of common stock which consisted principally of legal fees and costs associated with soliciting the sale of common stock directly to the Regulation A+ Offering investors.

During fiscal year 2017, the Company entered into a series of monthly vehicle leasing agreements with Acme Auto Leasing LLC (the “Lessor”). As of December 31, 2017, the Company has total lease obligations in the amount of $1,593,291 (collectively, the “Finance Lease Obligations”).

On July 15, 2017, the Company and the Lessor entered into an agreement pursuant to which the Company agreed to issue additional consideration to the Lessor in the form of a restricted stock grant in the amount of 100,000 shares of common stock, in exchange for certain terms to be provided by the Lessor under all lease agreements entered into between the Lessor and the Company (the “Lease Side Agreement”).

From June 21, 2016 (inception) to December 31, 2016, the Company raised an additional $175,400 from the funds subscribed to under SAFE agreements with 28 unaffiliated investors. In addition, between December 2016 and January 17, 2016, we received subscriptions for $175,400 of our SAFE Shares from 28 investors in our Rule 506(b) private placement under Regulation D of the Securities Act, that, by their terms, automatically convert into 43,850 shares of our common stock as of the filing of this Prospectus (at a conversion price of $4.00 per share). We terminated such private placement on January 17, 2017. On March 17, 2017 our SAFE Shares were automatically converted into 43,850 shares of our common stock.

Selling Securityholder Transactions

In December 2017, the YayYo, Inc., issued a senior secured promissory note to the Selling Securityholder, in the original principal amount of $222,222 (the “First Note”). As an inducement for the secured parties to extend the loan as evidenced by the First Note and to secure complete and timely payment of the First Note, YayYo, Inc., as borrower, issued and granted a security interest in all the assets of the YayYo, Inc., (including a pledge of securities, owned as of record and beneficially by the YayYo, Inc., in the wholly-owned subsidiaries of the Company) and its subsidiaries, existing as of the date of issuance of thereafter acquired.

On March 8, 2018, YayYo, Inc., entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an “accredited investor” (as defined in Rule 501(a) under the Securities Act of 1933, as amended) (the “Lender”), pursuant to which the Lender purchased (i) a senior secured promissory note in the principal face amount of $6,000,000 due March 8, 2023, subject to extension (the “Second Note”) and (ii) warrants to acquire up to an aggregate of 1,500,000 shares, with an exercise price of $4.00 per share (the “Warrant Shares”) of common stock (defined below) of the Company (the “Warrants” or the “Selling Securityholder Warrant”) and 150,000 commitment shares of common stock, par value $0.000001 per share, of the Company (the “Commitment Shares”) for an aggregate purchase price of $6,000,000 (the “Second Note Offering”) to be directed and deposited by the Lender in the Company’s Master Restricted Account (defined below). The principal balance of $6,000,000 on the Second Note bears interest at a rate per annum equal to LIBOR plus 100 basis points, subject to adjustment in accordance with the terms of the Second Note. The Warrants expire five years from the date of issuance. Further, the Company paid $178,228 of issuance costs associated with the Second Note. The Company also paid $178,228 of issuance costs associated with this Second Note. The relative fair value of the 150,000 Commitment Shares of common stock was $378,916 and the relative fair value of the 1,500,000 Warrant Shares was $3,726,506 and both were recorded as a discount on the Second Note and as additional paid in capital. In addition, the issuance costs of $178,228 have also been recorded as a debt discount. The debt discount of $4,283,650 is being amortized over the term of the Second Note.

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YayYo, Inc., obligations to repay and otherwise perform its obligations under the Second Note are secured by a continuing first priority lien and perfected security interest in the $6,000,000 held in the Master Restricted Account (the “Collateral”), to be held and maintained at Umpqua Bank (the “Master Restricted Account”), subject to a deposit account control agreement, dated as of March 7, 2018, by and between the YayYo, Inc., the Lender and Umpqua Bank (the “Controlled Account Agreement”). Subject to the terms of the Second Note and Controlled Account Agreement, upon the exercise of the Warrant and following the YayYo, Inc., receipt of a notice by the holder of the Second Note electing to effect a release of cash with respect to the Collateral or at any such time that the outstanding amount of the Collateral is greater than or exceeds the principal face amount under the Second Note, the Lender will release a certain percentage of cash held as Collateral in the Master Restricted Account to YayYo, Inc. Under the terms of the Purchase Agreement, YayYo, Inc., will use any proceeds received and distributed from the Master Restricted Account, if at all, for general corporate purposes.

In accordance with the Second Note Offering, the Company has agreed to pay Aegis Capital Corp., as placement agent (“Aegis”) a cash placement fee payable within 48 hours of (but only in the event of) the receipt by the Company of any proceeds from the exercise of the Warrants or options sold in the Second Note Offering equal to 8% of the aggregate cash exercise price received by the Company upon such exercise, if any  (the “Placement Agent’s Fee”). As of April 27, 2018, the Placement Agent’s Fee has been deferred and is intended to be paid by the Company when and as funds are released from the Master Restricted Account to the Company, in proportion to the amount of fees.”

Distinct Cars, LLC

As of the date of this Prospectus, Distinct Cars, LLC, as lessee, entered into a series of open-ended lease agreements and disclosure statements with Acme Auto Leasing, Inc., (“Lessor”) to lease standard passenger vehicles, each with an approximate lease term of thirty-six (36) months (each a “Lease Agreement” and collectively, the “Lease Agreements”). Monthly payments under each Lease Agreement range from approximately $373.01 per month to $621 per month (with only 9 vehicles out of approximately 150 exceeding $373.01 per month). At the end of the term of the Lease Agreement, Lessee has the right to purchase ownership and title of the subject vehicle for a nominal payment. In addition, the Lease Agreements are subject to the grant of a purchase money security interest on each leased vehicle.

Distinct Cars, LLC has completed a debt round of financing pursuant to which Distinct Cars raised aggregate gross proceeds in the amount of $252,667 from twenty-nine accredited investors in exchange for senior secured promissory notes issued by Distinct Cars (each a “Distinct Cars Note” and collectively, the “Distinct Cars Notes”). The maturity date under the Distinct Cars Notes is third-six (36) months from the date of issuance (the “DCN Maturity Date”). The principal amount under the Distinct Cars Notes ranges from a minimum amount of $5,000 per Distinct Cars Note up to $20,000 per Distinct Cars Note. The Distinct Cars Notes accrue interest at a rate of 8% per annum with interest due and payable upon the DCN Maturity Date. The principal amount and any unpaid and accrued interest thereunder is due and payable in twelve (12) quarterly installments commencing upon January 1, 2018. The Distinct Cars Notes are secured by a senior secured priority lien in the equity of the fleet of leased automobiles acquired under the Lease Agreements (see Lease Agreements above) subject to subordination in priority lien status to the purchase money security interest held by the lessor under the Lease Agreements. In addition to the total amount of principal and interest owing under the Distinct Cars Note, upon execution of the Distinct Cars Note and placement of funds the holder shall receive a stock grant (the “Stock Grant”) of YayYo Inc., common stock (the “Parent Shares”) in an amount equal to 100% of the principal sum as calculated by a price of $4.00 per share with 30% coverage. The Stock Grant is offered pursuant to Rule 506(b) of Regulation D and Section 4(a)(2) of the Securities Act of 1933.

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 X, LLC

During the fiscal year ended December 31, 2017 and the periods from June 21, 2016 (inception) to December 31, 2016, X, LLC, a limited liability company owned and controlled by Ramy El-Batrawi, our controlling stockholder, Chief Executive Officer and director, issued to the Company advances of a total of $50,000 and $75,000. As of December 31, 2017, $125,000 of these loan advances were repaid in full. The loan advances were non-interest bearing and due upon demand. At December 31, 2017 and December 31, 2016, the amount due to X, LLC, as holder of the note was $0 and $75,000, respectively.

Chase Financing, Inc.

On January 6, 2017, the Company received $50,000 from Chase Financing, Inc., (“CFI”) and issued its 10% original issue discount senior secured convertible note in the amount of $55,555, with a maturity date of April 6, 2017 (the “First CFI Note”). Subsequent to the First CFI Note, on January 23, 2017, the Company received an additional $25,000 from CFI, and issued a second 10% original issue discount senior secured convertible note in the principal amount of $30,555, with a maturity date of April 6, 2017 (the “Second CFI Note”). Subsequent to the Second CFI note, the Company received an additional $25,000 from CFI, and issued a third 10% original issue discount senior secured convertible note in the amount of 427,778 (the “Third CFI Note” and together with the First CFI Note and the Second CFI Note, collectively, the “CFI Notes”). As a result, the Company is obligated to repay CFI a total of $113,888 in principal plus all accrued interest thereon to CFI under the CFI Notes on or before the stated maturity dates, subject to extension per the terms.

Pursuant to the terms, the CFI Notes were secured by a first priority lien and security interest on all of the assets of the Company, now owned or hereafter acquired, and were convertible at the option of the holder into shares of our common stock at a conversion price equal to the lower of $7.00 per share or the average of the five lowest volume weighted average trading prices (“VWAP”) of our common stock during the twenty (20) trading days immediately prior to the date of conversion. In an event of default occurs under the terms of the CFI Notes, the conversion price will be reduced to $1.00 per share.

Concurrently with the execution of the CFI Letter Agreement and the First CFI Note, as additional collateral to secure the repayment of the CFI notes by the Company, Ramy El-Batrawi, our founder, Chief Executive Officer, Director and control person of our principal stockholder, X, LLC (an entity wholly owned by Mr. El-Batrawi), entered into a Limited Recourse Guaranty and Pledge Agreement with CFI (the “Guaranty and Pledge Agreement”), pursuant to which X, LLC agreed to unconditionally and irrevocably guarantee the Company’s repayment of the CFI Notes, and pursuant to which X, LLC pledged up to 300,000 shares of our common stock held of record and beneficially owned by X, LLC.

In addition to the Guaranty & Pledge, on January 6, 2017, X, LLC (an entity wholly owned by Mr. El-Batrawi) entered into a common stock purchase agreement (“Stock Purchase Agreement”), pursuant to which X, LLC agreed to sell and transfer to CFI 200,000 shares of our common stock, held of record and beneficially owned by X, LLC, in exchange for the aggregate nominal consideration of one dollar ($1.00). Under the Stock Purchase Agreement, and in addition to the 200,000 shares of common stock to be issued upon the effective date of the Stock Purchase Agreement, X, LLC has agreed to provide CFI with certain anti-dilution protection provisions, whereby X, LLC will issue a number of shares of our common stock, held as of record and beneficially by X, LLC, equal to two percent (2%) of the number of shares of common stock issued or underlying common stock Equivalents (as defined under the Stock Purchase Agreement) issued, as the case may be, in the event of a Dilutive Share Issuance (as defined under the Stock Purchase Agreement). X, LLC has the right to repurchase 100,000 of such shares at an aggregate purchase price of $208,500 if exercises within the initial three (3) months after the date of the Stock Purchase Agreement, or $258,500 if exercised within the second three (3) months. As of December 31, 2017, the CFI Notes have been repaid in full by the Company.

Since inception, our principal sources of operating funds have been proceeds from equity financing including the sale of our common stock to initial investors known to management and principal shareholders of the Company. We do not expect that our current cash on hand will fund our existing operations. We will need to raise additional capital in order execute our business plan and growth goals for at least the next twelve-month period thereafter. If the Company is unable to raise sufficient additional funds, it will have to execute a slower than planned growth path, reduce overhead and scale back its business plan until sufficient additional capital is raised to support further operational expansion and growth. There can be no assurance that such a plan will be successful.

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Off-Balance Sheet Arrangements

The Company’s only derivative financial instrument was an embedded conversion feature associated with convertible notes payable due to certain provisions that allow for a change in the conversion price based on a percentage of the Company’s stock price at the date of conversion. As of December 31, 2017, the convertible note has been repaid and there is no derivative financial instrument.

Segment Information

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

Critical Accounting Policies and Estimates

Our consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP. Preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, costs and expenses and related disclosures. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable. In many instances, we could have reasonably used different accounting estimates and in other instances changes in the accounting estimates are reasonably likely to occur from period to period. Actual results could differ significantly from our estimates. To the extent that there are material differences between these estimates and actual results, our future financial statement presentation, financial condition, results of operations and cash flows will be affected. We believe that the accounting policies discussed below are critical to understanding our historical and future performance, as these policies relate to the more significant areas involving our judgments and estimates.

Revenue Recognition

The Company recognizes revenue from renting its fleet of cars to Uber and Lyft drivers. Revenue is recognized based on the rental agreements which are generally on a weekly basis. The Company recognizes revenue in accordance with FASB ASC 605, Revenue Recognition, only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the services have been provided, and collectability is assured.

We consider a signed contract or other similar documentation reflecting the terms and conditions under which products will be provided to be persuasive evidence of an arrangement. Collectability is assessed based on a number of factors, including payment history and the creditworthiness of a customer. If it is determined that collection is not reasonably assured, revenue is not recognized until collection becomes reasonably assured, which is generally upon receipt of cash.

Stock-Based Compensation

The Company records stock-based compensation in accordance with FASB ASC Topic 718, Compensation – Stock Compensation. FASB ASC Topic 718 requires companies to measure compensation cost for stock-based employee compensation at fair value at the grant date and recognize the expense over the employee’s requisite service period. The Company recognizes in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees and non-employees. There were 750,000 and 450,000 options outstanding as of December 31, 2017 and 2016, respectively. As of May 30, 2018, 680,000 options granted are vested and exercisable.

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We account for stock-based compensation in accordance with the authoritative guidance on stock compensation. Under the fair value recognition provisions of this guidance, stock-based compensation is measured at the grant date based on the fair value of the award and is recognized as expense, net of estimated forfeitures, over the requisite service period, which is generally the vesting period of the respective award. As a result, we are required to estimate the amount of stock-based compensation we expect to be forfeited based on our historical experience. If actual forfeitures differ significantly from our estimates, stock-based compensation expense and our results of operations could be materially impacted.

For options granted during fiscal year 2016 where the exercise price equaled the stock price at the date of the grant, the weighted-average fair value of such options was $0.85 and the weighted-average exercise price of such options was $1.00. No options were granted during fiscal 2016 where the exercise price was less than the stock price at the date of grant or the exercise price was greater than the stock price at the date of grant.

For options granted during fiscal year 2017 where the exercise price equaled the stock price at the date of the grant, the weighted-average fair value of such options was $7.54 and the weighted-average exercise price of such options was $8.00. No options were granted during fiscal 2017 where the exercise price was less than the stock price at the date of grant or the exercise price was greater than the stock price at the date of grant.

The fair value of the stock options is being amortized to stock option expense over the vesting period. The Company recorded stock option expense of $1,676,476 and $63,955, respectively, during the year ended December 31, 2017 and from June 21, 2016 (inception) to December 31, 2016. As of December 31, 2017, the unamortized stock option expense was $904,468, which is expected to be recognized as an expense through December 2018.

The assumptions used in calculating the fair value of options granted using the Black-Scholes option- pricing model for options granted are as follows:

Risk-free interest rate	1.14%
Expected life of the options	2.08 years
Expected volatility	200%
Expected dividend yield	0%

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

BUSINESS

Corporate History

The Company was formed on June 21, 2016 under the name “YayYo, LLC,” which was converted into a Delaware corporation pursuant to the unanimous written consent of our former manager and members in a transaction intended to be tax-free under the Internal Revenue Code (the “Conversion”). Pursuant to the Conversion, the members of YayYo, LLC have assigned, transferred, exchanged and converted their respective limited liability company membership interests of YayYo, LLC, to the Company in exchange for common stock, par value $0.000001 per share, of the Company. All of the YayYo, LLC’s liabilities and assets, including its intellectual property, were automatically transferred to the Company and the Company has assumed ownership of such assets and liabilities upon the filing of the “Certificate of Conversion from a Delaware Limited Liability Company to a Delaware Corporation" with the State of Delaware pursuant to Section 265 of the Delaware General Corporation Law. The Company now operates as a “C" corporation formed under the laws of the State of Delaware.

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Our mailing address is YayYo, Inc., 433 North Camden Drive, Suite 600, Beverly Hills, California 90210 and our telephone number is (310) 926-2643. Our website address is www.yayyo.com. The information contained therein or accessible thereby shall not be deemed to be incorporated into this Prospectus.

Business Overview

The Company is a holding company operating through its wholly-owned subsidiaries, including Distinct Cars, LLC, a Delaware limited liability company (“Distinct Cars”), Savvy LLC, a Delaware limited liability company (“Savvy”), Rideyayyo LLC, a Delaware limited liability company (“Rideyayyo”) and Rideshare Car Rentals LLC, a Delaware limited liability company (“Rideshare”). Until June 31, 2017, we were focused on the development and commercialization of a single sign-on metasearch “ridesharing” application for smartphone users that seeks to provide price comparison and bookings of available ridesharing and taxi services along with select limousine and other public and/or private transportation services (“Metasearch App”).

As of the date of this Prospectus, the Company has completed the development of the Metasearch App, however, its successful deployment and function is dependent on the availability of data from the major ridesharing companies (such as Uber and Lyft) known as an application programming interface (“API”). The Metasearch App has been completely developed and is only missing API access to be at full functionality. Thus far, the industry leaders, Uber and Lyft have been reluctant to provide an API to the Company for purposes of supporting the Metasearch App. Due to the API issues and foregoing technical limitations which are beyond the Company’s control, the Company explored additional opportunities in the ridesharing economy space. While the Company has not completely abandoned the Metasearch App, as of the date of this Prospectus, the Company has no further intentions to continue the development of the Metasearch App or to continue dedicating human resources or financial capital of the Company to the commercialization of the Metasearch App.

On August 12, 2017, we announced that we were shifting our primary corporate focus in the transportation/ridesharing industry from being an exclusive provider of transportation networks systems towards a more diversified operating company with a direct focus on the vehicle rental business and a related transportation network system. As of the date of this Prospectus, the Company’s operating business segments include (i) an online peer-to-peer bookings platform to service the ridesharing economy through the Company’s wholly-owned subsidiary Rideshare (the “Rideshare Platform”), and (ii) the maintenance of a fleet of standard passenger vehicles to be made commercially available for rent through the Company’s wholly-owned subsidiary Distinct Cars (“Fleet Management”). Through the Company’s wholly-owned subsidiaries Rideshare and Distinct Cars, the Company seeks to become the leading provider of a standard rental vehicles to drivers in the ridesharing economy.

Rideshare Rental E-Commerce Platform

On October 31, 2017, the Company created the wholly-owned subsidiary, Rideshare to incubate the concept of Rideshare Platform, a proprietary, peer-to-peer booking platform to rent standard passenger vehicles to self-employed ridesharing drivers. The Company has now deployed and launched the Rideshare Platform on the Company’s e-commerce website Ridesharerental.com (http://www.Ridesharerental.com). Further, the Rideshare Platform also commercially markets the Company’s own fleet of cars as well as other fleet owners and selected individual car owners. The Rideshare Platform bookings service provides all standard passenger car owners with a financial opportunity to monetize personally owned vehicles by renting them out to ridesharing economy drivers. Our business strategy with our operating Rideshare Platform is to continue developing our brand equity around becoming the premiere peer-to-peer TNC vehicle rental business for the ridesharing economy that matches the owners and/or operators of passenger vehicles (including the Company’s fleet of maintained vehicles) to existing or prospective ridesharing economy drivers. The Company initially launched the Rideshare Platform in Los Angeles, CA and intends to launch in additional cities.

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The Rideshare Platform leverages technology to connect the owners and/or operators of standard passenger vehicles (including the Company’s fleet of maintained vehicles) to existing or prospective ridesharing drivers. The platform’s functionality provides ridesharing drivers with access to certain data emitted from their respective Company rental vehicle(s) through a personal Rideshare rental dashboard. Vehicle owners can also access and manage data emitted from their personal vehicle(s) under rental to a third-party from the Rideshare Platform inventory dashboard and can further manage the other aspects of the vehicle rental transaction through the Rideshare Platform. Further, customers renting vehicles on the Rideshare Platform can also access rental extension options through the Rideshare Platform. All transactional aspects of the rental vehicle(s) (including, but not limited to, background checks, terms, deposits and insurance costs) are run securely through the Rideshare Platform. In addition, our Rideshare website located at Ridesharerentals.com (http://www.ridesharerental.com) not only effectively monetizes Company-owned vehicle fleets, made available under our Fleet Management business, but also generates revenue by charging transactional fees to other vehicle owners and ridesharing economy drivers for all rental transactions consummated on the Rideshare Platform. The Rideshare Platform is available on desktop, iOS and Android devices. The development and functionality of our mobile applications are a material component to our business as drivers are more likely to transact via mobile devices.

Most importantly, all standard passenger vehicles made available on the Rideshare platform are fully qualified by the Company and guaranteed to meet the necessary Ridesharing Qualification Requirements imposed on ridesharing economy drivers by the private ridesharing TNCs. The Company mission seeks to put more prospective ridesharing drivers on roadways by providing ridesharing drivers with fully inspected vehicle offerings that are guaranteed to meet the Ridesharing Qualification Requirements.

Further, the Company’s car liability and physical damage insurance policies (“Company Insurance Policies”) cover both third-party vehicle owners as well as ridesharing drivers under rental contract. The Company Insurance Policies provide insurance on all listed Rideshare rental vehicles, provided that the Company Insurance Policy coverage is suspending during periods when the ridesharing driver under rental contract with the Company is actively operating on either the Uber or Lyft platform. During these periods when ridesharing drivers are actively operating Rideshare rental vehicles on either the Uber or Lyft platforms, coverage under the Company Insurance Policies are subordinate to the vehicle insurance coverage provided by Uber, Lyft or such other TNCs.

The Company believes that due to the development of the ridesharing economy and its anticipated growth trajectory, the commercial ridesharing economy market will reward the Company as an early entrant to the third-party vehicle rental business. Under the Rideshare Platform we intend to become the go-to booking destination and brand for ridesharing economy vehicle rentals in a TNC marketplace that connects owners and/or operators of standard passenger vehicles with ridesharing economy drivers. We believe that our product and service offerings on the Rideshare Platform will continue to be an attractive proposition for all ridesharing economy drivers either simply requiring a standard passenger vehicle to operate or otherwise struggling to qualify their personal vehicles under the Vehicle Inspection Requirements. Further, we believe that the Company will require additional capital investment to continue funding Rideshare, the Rideshare Platform or ridesharerental.com (http://www.ridesharerental.com), including technology, payments and advertising, for purposes of continuing to develop and scale the Rideshare Platform and business. Further, we believe there is an immediate opportunity and necessity to grow and scale the Rideshare Platform in new geographical territories for purposes of developing and strengthening the Company’s brand and competitive advantage in the ridesharing economy vehicle rental market. For more information see “Risk Factors.”

Insurance Policy

As of the date of this Prospectus, the Company together with a Managing General Underwriter (“MGU”) maintains an insurance policy of behalf of the Company. Under the policy the MGU will handle all back-end insurance generation and processing through an API connection with the Company’s databases. We believe that this MGU insurance policy has made it possible for us to launch our Rideshare Platform, which will also allow the Company to have other third-party fleet owners supply vehicles to drivers through our platform and have them covered under the terms of our insurance policy. Our insurance policy provides physical damage and liability coverage to all rideshare drivers and fleet owners under the Rideshare Platform. Under the terms of our policy, ridesharing drivers acquiring rental vehicles under our Rideshare Platform as well as owners of the rental vehicles are provided with an insurance ID card that lists each parties name and the vehicle VIN number. Further, customers to our Rideshare Platform pay daily (for the duration of the rental period) to become designated as a supplemental insured party under the Company’s insurance policy. Under the terms of our policy, insurance coverage is valid from the date of commencement of the rental period up until the date that the vehicle is returned.

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Ambassador Referral Program

The Company has further enhanced the monetization of the Rideshare Platform by creating and deploying the Rideshare Rental Ambassador program. Drivers renting cars from our Rideshare Platform can join the Ambassador program and refer other potential drivers and prospective customers to rent from the Rideshare Platform, providing our customers with additional income opportunities. The Company has designed and deployed a referral commissions team matrix that allows for both depth and breadth of commissionable referrals for the participating driver. As participating drivers add additional referred drivers to their down line, they progress in gaining additional levels of commission rewards. Eventually they are able to earn a free vehicle rental from Rideshare as a premium reward. This program requires that the driver continues to rent their vehicle from Rideshare in order to continue receiving commissions from other drivers’ rentals under the Ambassador’s down line. For further details on our Ambassador Referral Program, please visit http://www.Ridesharerental.com/company/ambassador-program-terms-conditions.

Fleet Management Business

On June 10, 2017, the Company formed the wholly-owned subsidiary, Distinct Cars for purposes of developing a fleet management business. The Company’s Fleet Management business maintains a fleet of brand new standard passenger vehicles to be subsequently rented directly to drivers in the ridesharing economy through the Rideshare Platform. The Company’s fleet of vehicles, under lease contract and maintained by Distinct Cars, as well as other third-party vehicles will be made commercially available for rental bookings on the Rideshare Platform as well as on other third-party e-commerce booking platforms and/or through strategic partnerships and relationships. The Company seeks to provide drivers in the ridesharing economy with full-service vehicle rentals and fleet contract maintenance solutions for commercial standard passenger vehicles.

The Company’s material operations for the Fleet Management business are primarily conducted in the State of California. As a provider of comprehensive, integrated vehicle rental and fleet management solutions, the Fleet Management business markets and manages short and long-term vehicle rentals to ridesharing economy drivers located in Los Angeles County.

The Company is focused on operating, developing and investing in its vehicle rental business with a focus on marketing directly to the peer-to-peer car sharing and ridesharing industry professionals. The Company is capable of meeting customers’ needs, including but not limited to a guaranty that all vehicles maintained under the Fleet Management business will comply with and pass the Ridesharing Qualification Requirements. Our Fleet Management product and service offering includes full-service vehicle rental(s) and contract maintenance, along with distribution center management and transportation management service. As of the date of this Prospectus, the Company’s customer base is primarily ridesharing drivers located within Los Angeles County that are operating and performing driving services on behalf of a host of the private ridesharing TNCs (primarily Lyft and Uber). While our Fleet Management business is primarily concentrated within the State of California, Los Angeles County, the Company intends to aggressively expand our Fleet Management services and product offerings nationally.

In August 2017, following our announcement that we were shifting our primary corporate operations, we entered into a leasing arrangement for an initial group of twelve (12) vehicles, with the intent of testing our fleet management concept within the ridesharing industry. Following the Company’s proof on concept period, we expanded our Fleet Management business in December 2017 by adding an additional 135 vehicles to our fleet of vehicles. As of the date of this Prospectus, our full-service vehicle rental and contract maintenance under our Fleet Management segment is the Company’s main operating line of business and primary revenue generating business segment. As of March 19, 2018, the Company Fleet Management business manages a fleet of approximately 150 vehicles under lease contract. During fiscal year 2017, professional ridesharing drivers contracted with private ridesharing TNCs for vehicle rental periods generally ranging from less than three days to six months. The rental vehicles made commercial available to customers by the Company are configured and guaranteed to be compliant with the Vehicle Inspection Requirements imposed on ridesharing vehicles by the private ridesharing TNCs (specifically, Uber and Lyft).

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The Company believes that customers will rent vehicles offered by our Fleet Management business in order to reduce the complexity, cost and total capital associated with vehicle ownership. Further, we believe that due to our market focus on the ridesharing industry and the additional imposition of the Ridesharing Qualification Requirements imposed on ridesharing vehicles by the dominant private ridesharing TNCs, customers will be further incentivized to rent our Fleet Management vehicles to guarantee compliance with the Ridesharing Qualification Requirements.

Under a full-service rental agreement, the Company provides and fully maintains the vehicle, which is generally specifically configured to meet the Ridesharing Qualification Requirements. The services provided under full-service rental and contract maintenance agreements generally include preventive and regular maintenance, advanced diagnostics, emergency road service, fleet services, and safety programs, through our company-operated facilities.

Fleet Management Software

The Company has been an early adopter of technologies to leverage the Fleet Management business. To ensure that the Company’s fleet of vehicles meet and comply with the Ridesharing Qualification Requirements and transmit relevant data our customers, the Company has fit its Fleet Management vehicles with fleet management GPS solution software, providing open platform fleet management solutions to businesses of all sizes. These full-featured solutions help the Company manage their drivers and vehicles by extracting accurate and actionable intelligence from real-time and historical location trip data. The telematics solutions for fleet optimization provide our Fleet Management vehicles with fitted software analytics and data involving (i) fuel efficiency; (ii) management of vehicle maintenance and (iii) prevention of vehicle wear and tear.

Commercial Partnership Programs

The Company has become a member of a commercial partnership program with Hyundai USA, a subsidiary of the Hyundai Motor Group. Hyundai provides and sells its vehicles in the United States through its subsidiary Hyundai USA (collectively, “Hyundai”).

In June of 2017, the Company joined a commercial partnership program hosted by Hyundai as a commercial partnership member for purposes of developing the Company’s Fleet Management segment. Under the terms of the Hyundai partnership program, Hyundai will extend special pricing of fleet vehicles to program members to be subsequently sold to the Company through selected Hyundai dealerships. The Company believes that the Hyundai commercial fleet management program will provide the Company with competitive pricing options on all purchases for brand-new Hyundai vehicles under lease and priority status on the availability and delivery of all Hyundai vehicles to be made through selected Hyundai dealerships, including but not limited to Penske Automotive. The Company status as a commercial partnership member with Hyundai under the commercial fleet management program is a non-exclusive and non-binding arrangement between Hyundai and the Company.

The Hyundai vehicles to be purchased under the Hyundai fleet management program and delivered pursuant to the Penske Automotive fleet management program are being financed and leased to the Company by ACME Auto Leasing. Under the Company’s leasing agreements with ACME Auto Leasing, the Company acquires the right to title and possession of the Hyundai vehicles under a standard three-year leasing agreement with ACME Auto Leasing, LLC, in exchange for competitive pricing under all leases, with a $1 optional residual purchase at the end of the three-year lease term. Further, in exchange for attractive pricing from ACME Auto Leasing, LLC, on all leased Hyundai vehicles the Company has granted 350,000 shares of common stock to ACME Auto Leasing, LLC, under the terms of a Side Agreement.

The Company believes that availability to the Hyundai commercial partnership program is a key relationship for the Company’s continuing operations. Any termination or suspension of our membership to the Hyundai commercial partnership program may potentially result in increases to the Company’s cost of revenue which may have a material impact on the Company’s operating expenses. For more information please see the section entitled “Risk Factors.”

The Company has also entered into a commercial partnership program hosted by Penske Automotive Group, Inc., (“Penske Automotive”). Penske Automotive is a global transportation services company that operates automotive and commercial truck dealerships principally in the United States, Canada and Western Europe, and distributes commercial vehicles, diesel engines, gas engines, power systems and related parts and services principally in Australia and New Zealand.

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In June 2017, the Company became a member of a Penske Automotive commercial fleet management program, operated by Penske Automotive dealerships, for purposes of providing fleet management services to the Company. Under the Penske Automotive fleet management program, the Company has been offered certain fleet management services to be provided by Penske Automotive on all registration of vehicles bought through the dealership by the Company for purchased vehicles, including the delivery of all brand-new Hyundai vehicles to the Company. The Company membership arrangement with Penske Automotive under the commercial fleet management program is non-exclusive and non-binding and the Company intends to enter into several similar arrangements with national car dealerships in the future in order to acquire and enter into similar vehicle leasing arrangements.

The Ridesharing Industry

At the most basic level, real-time ridesharing is a service that arranges one-time shared rides on short notice. Traditionally, ridesharing arrangements between two or more unrelated individuals for commuting purposes have been relatively inflexible, long-term arrangements. These commuting arrangements will establish reasonably fixed departure time schedules and driving responsibilities. The complexity of work and social schedules and the perceived increase in vehicle trip complexity, such as trip chaining, has made this type of commuting arrangement much less desirable. “Real-time” ridesharing attempts to provide added flexibility to ridesharing arrangements by allowing drivers and passengers to partake in occasional shared rides. The internet-connected, global positioning system (“GPS”) enabled device automatically detects your current location, takes the home location that you have programmed in previously and searches the database for drivers traveling a similar route and willing to pick up passengers. According to Wikipedia.org, “real-time” ridesharing is defined as “a single, or recurring ridesharing trip with no fixed schedule, organized on a one-time basis, with matching of participants occurring as little as a few minutes before departure or as far in advance as the evening before a trip is scheduled to take place".

A number of TNCs located in San Francisco premiered apps for real-time ridesharing in early 2010, several TNCs were introduced that were advertising as ridesharing, but in fact dispatched commercial operators similar to a taxi service. Transportation industry experts have frequently referred to these services as “ridesourcing” to clarify that drivers do not share a destination with their passengers. Rather, the “ridesourcing” app simply outsources rides to available commercial drivers. In 2013 an agreement was reached with California Public Utilities Commission creating a new category of service called “Transportation Network Companies” or “TNCs” to cover both real-time and scheduled ridesharing companies. Transportation Network Companies have faced regulatory opposition in many other cities, including Los Angeles, Chicago, New York City, and Washington, D.C, among others.

"Ridesharing" has been controversial, variously criticized as lacking adequate regulation, insurance, licensure, and training. One of the main so-called ridesharing (but actually ridesourcing) firms, Uber, was banned in Berlin and a number of other European cities. Opposition may also come from taxi companies and public transit operators because they are seen as alternatives. Early real-time ridesharing projects are believed to have begun in the 1990s, but they faced obstacles such as the need to develop a user network and a convenient means of communication. Gradually the means of arranging the ride shifted from telephone to internet, email, and smartphone; and user networks were developed around major employers and universities. As of 2006, the goal of taxi-like responsiveness still generally eluded the industry; “next day” responsiveness was generally considered the state of the art.

The term “ridesharing" was starting to become a misnomer, they’re a lot more like successful private cab or taxi businesses that cater to a smartphone-toting clientele and actively rival traditional cab or taxi companies and having reliable and affordable door-to-door transportation in general can help expand car-free living. Given the fast rise of smartphone adoption globally, ridesharing’s success doesn’t come as a surprise. But there are many reasons why customers prefer to book those services versus taxis. Among those are a clear overview of pricing prior to booking, the ease and convenience of “one-tap” rides, the ability to monitor and follow drivers on map displayed on the user’s smartphone, the convenience of a cashless transaction, fare splitting, and feedback options. The premier and probably most well know ridesharing service, Uber, was born when its founders became annoyed that they could not get a taxi in Paris. By eliminating the antiquated taxi dispatch system through technology (call and book taxi, call to request driver’s location, call when taxi doesn’t arrive), the founders of Uber created an innovative technology alternative to the traditional taxi dispatch system that has been widely adopted by users worldwide. By eliminating a key piece of the supply chain and streamlining efficiencies for the users, Uber was able to completely disrupt a century-old taxi industry. In essence, Uber & Lyft are really the two companies that dominate the market and Uber so far has won across the board: access, driver experience, customer experience, brand and funding.

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The growth of the ridesharing economy has resulted in increasing consumer demand for ridesharing services, provided by Transportation Network Companies (“TNCs”) such as Lyft, Gett and Uber, that offer a ridesharing economy service through mobile applications.

Ridesharing apps connect people who need a ride with people who have a vehicle and time to drive - notably, not necessarily people who are licensed taxi drivers. Ridesharing TNCs like Lyft, Gett and Uber provide a smartphone app that lets consumers hail a ride, set their destination, and pay without leaving the app itself. The benefits to the consumer is ease of use, availability of rides, and sometimes lower prices than traditional taxis. Many companies require at least some sort of certification for the drivers and take a portion of the drivers’ fares. Ridesharing drivers can choose when they work (though they can receive bonuses for logging a certain number of hours) and provide their own vehicles. In the United States, ridesharing companies argue that the work-when-you-want arrangement qualifies drivers as contractors, not employees. Despite legal battles and controversy over surge pricing, ridesharing companies have exploded in popularity, both in the U.S. and internationally. Early entrants in the TNC app space, like Uber and Flywheel, were founded around 2009. Overall, the industry has raised more than $10 billion in venture funding.

We believe that we have strong economic prospects by virtue of the following dynamics of the industry:

●	Continued Growth in Ridesharing Market. The ridesharing services market has grown faster, gone to more places and has produced robust growth and consumer traffic figures since commercial introduction in approximately 2009. The pace of growth is also picking up. It has been reported that Uber took six (6) years before it reached a billion rides in December of 2015, but it took only six (6) months for Uber to get to two billion rides. In the U.S., the number of users of ridesharing services is estimated to increase from 8.2 million in 2014 to 20.4 million in 2020, producing a compounded annual growth rate (“CAGR”) of approximately 13.92% over the seven-year period.

●	Globalization of Ridesharing. In the same vein, ridesharing which started as an experiment in California has grown into a global marketplace over a short period of time. Asia has emerged as a geographical territory to drive future growth. For example, Didi Chuang, the Chinese ridesharing company, completed 1.43 billion rides just in 2015 and it now claims to have 250 million users in 360 Chinese cities. Ridesharing is also acquiring deep roots in both India and Malaysia, and is making advances in Europe and Latin America, despite regulatory pushback.

●	Expanding Choices. Consumer options in ridesharing are expanding to attract an even larger audience, such as carpooling and private bus services. The expansion of consumer options has also attracted mass transit customers to more expensive luxury options. In addition, it has been reported that dominant TNC businesses are experimenting with pre-scheduled rides and multiple stops on single trip gain to meet customer needs. Our Fleet Management business and fleet of rental vehicles are designed to put more certified ridesharing vehicles on the roadways to meet the increasing consumer demand of the availability of ridesharing services.

Regulation of the Ridesharing Industry

In the current ridesharing marketplace, often times the TNCs (such as Uber or Lyft) generally takes the place of government in enforcing standards for drivers and vehicles, though two (2) states and the District of Columbia now have basic driver background and minimum insurance requirements in place for TNCs. Each TNC has its own regulations at the corporate level. However, in many instances, state, local or federal governments are beginning to seriously assess the ridesharing industry and it is likely that regulations and mandated standards are imminent. For more information see section “Vehicle Registration Requirements.”

Our Opportunity

The increasing demand for ridesharing services has produced an increase in demand by TNC businesses for more ridesharing drivers and vehicles on the road at any given time. The growing demographic of ridesharing drivers, as determined on a global basis, has drawn ridesharing drivers to the ridesharing marketing to perform services for a host of private TNC businesses focused on ridesharing, such as Uber and Lyft. The Company believes that private ridesharing TNC businesses are hiring more than 50,000 drivers a month to keep pace with the current commercial demand for ridesharing services.

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Complicating this matter further, many potential ridesharing drivers drawn to the ridesharing market are being rejected or turned away from employment by the private ridesharing TNCs on account of the fact that many potential ridesharing driver’s personal vehicles are failing to meet the Ridesharing Qualification Requirements imposed on all ridesharing vehicles by the private ridesharing TNCs. Private ridesharing TNCs impose certain vehicle safety tests and precautions on all ridesharing vehicles to be utilized by drivers under employment with the private ridesharing TNCs. Generally, the TNCs impose certain standard requirements on all ridesharing drivers and their respective vehicles (the “Driver Qualification Requirements”) as well as additional vehicle safety tests, inspections and precautions on all ridesharing vehicles to be utilized by drivers under employment with the private ridesharing TNCs (the “Vehicle Qualification Requirements", together with the Driver Qualification Requirements, the “Ridesharing Qualification Requirements”). For more information see “Ridesharing Qualification Requirements". The Company estimates that approximately 30%-50% of potential ridesharing drivers do not own or have rights or access to a car or vehicle that will meet the Ridesharing Qualification Requirements. Further, the Company believes that this issue surrounding the Ridesharing Qualifications Requirements are exacerbating the problem and resulting in a shortfall of ridesharing drivers on the road at any given time. Private ridesharing TNCs have responded to this issue by actively pursuing programs to get eligible ridesharing drivers into qualified cars that meet the Ridesharing Qualification Requirements. The Company believes that the TNC line of business and immense capital requirements in developing a fleet management business to service the growing ridesharing industry on such a large scale will restrict the ability of the private ridesharing TNCs to dominate the ridesharing vehicle rental market. Further, despite the financial resources and scale of the dominant TNCs in the ridesharing business, the Company believes that third-party vehicle rental providers are a necessity to the growth and service of a robust ridesharing market.

Ridesharing Qualification Requirements

The TNCs generally impose a host of requirements on potential ridesharing driver applicants seeking employment with TNCs such as Uber and/or Lyft. For example, prior to becoming a ridesharing driver, Uber and Lyft impose similar uniform requirements on all ridesharing vehicles and drivers. Generally, the ridesharing driver must meet the following standard requirements (collectively, the “Driver Qualification Requirements”):

●	The ridesharing driver must obtain a minimum age of 21 years old;

●	The ridesharing driver’s vehicle must be a four-door car made in year 2007 or newer (in most cities- 2002 or newer for Los Angeles, Orange County, San Francisco);

●	The ridesharing driver must have in-state auto insurance with the driver’s name on the policy;

●	The ridesharing driver must have an in-state driver’s license, licensed in the US for at least one year;

●	The ridesharing driver must have in-state plates with a current registration (commercial plates are acceptable as well);

●	The ridesharing driver must have a clean driving record;

●	The ridesharing driver must pass on the background check;

●	The ridesharing driver’s vehicle must pass the Cosmetic Qualification Requirements.

For example, prior to becoming an Uber driver, the company requires all potential ridesharing drivers of UberX, UberXL and UberPlus/UberSelect to meet the following vehicle requirements:

●	Access to a four-door car that is year 2007 or newer (in most cities- 2002 or newer for Los Angeles, Orange County, San Francisco);
●	The vehicle is in good physical condition with no cosmetic damage;
●	No marketing or commercial branding is being outwardly displayed on the vehicle;
●	Passing score on the vehicle inspection.

In addition, the TNCs may impose cosmetic guidelines on all ridesharing vehicles providing ridesharing services on behalf of the private ridesharing company. Certain cosmetic features may prevent a potential ridesharing driver’s vehicle from qualifying under the vehicle inspection on account of the following: (i) the vehicle includes a full-body wrap containing advertisements, or any large ads; (ii) the vehicle has holes or damage to the exterior; (iii) the vehicle has taxi decals or taxi-style paint; (iv) the vehicle has significant damage to the interior (including any torn seats, large permanent stains, strong permanent odors); (v) the vehicle has paint oxidation; or (vi) the vehicle has different colored hoods/doors; (vii) the vehicle has objectionable aftermarket modification (collectively, “Cosmetic Qualification Requirements”).

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In addition to the Driver Qualification Requirements, private ridesharing companies also require all potential ridesharing drivers to undergo a vehicle inspection test on all personal driver vehicles to be used by the potential ridesharing driver to perform ridesharing services on behalf of the private ridesharing company. In order to become a Uber or Lyft driver, a potential ridesharing driver’s vehicle generally must pass the 19-point vehicle inspection to confirm that it meets the private ridesharing companies requirements (the “Vehicle Qualification Requirements", together with the Driver Qualification Requirements, the “Ridesharing Qualification Requirements”).

A 19-point inspection is a standard vehicle inspection procedure to check a car in 19 specific areas to ensure that it conforms to safety and operational requirements. While the 19 points are the same for different companies, their procedures differ slightly. The process also varies based on the geographical location where the inspection is performed. The 19 points of the vehicle checked for inspection include headlights, tail-lights, indicator lights, stop lights, foot brakes, emergency/parking brake, steering mechanism, windshield, heat and air conditioning, front, rear and side windows, front seat adjustment mechanism, door controls (open, close, lock), horn, speedometer, body condition/ damage, muffler and exhaust system, condition or tires, interior and exterior rear-view mirrors and safety belts for driver and passengers. Any vehicle having a problem or issue with any of the inspection points will generally not pass the vehicle inspection and will be refused the opportunity to become a ridesharing driver for the private ridesharing company.

Company Growth Strategy

Our long-term strategy is focused on four priorities: expanding and diversifying our revenues; improving our operating effectiveness; enhancing the customer experience; and disciplined capital management.

Expand and Diversify Revenues—Our strategy to achieve ongoing growth is driven by initiatives that expand and diversify our revenues through customer- and market-focused initiatives. We are actively working to expand our Fleet Management business, Rideshare Platform and diversify our equipment rental fleet with a broader mix of vehicles to increase in the range of customer options and markets we serve. In addition, we seek to grow our Rideshare business which seeks to connect the owners and/or operators of standard passenger vehicles to existing or prospective ridesharing drivers. We will continue to offer a comprehensive equipment rental fleet to maintain our market leadership. We plan to expand our footprint in North America, with a focus on increasing the following: (i) the number of major geographical markets served on our Rideshare platform; (ii) the number of vehicles maintained and managed under the Company’s Fleet Management business; and (iii) to continue to reconfigure existing locations with fleet and expertise tailored to local markets. Our footprint expansion will include locations served under our Rideshare Platform and Fleet Management business to better support our growing ridesharing rental business. We will continue to pursue initiatives that allow us to drive sales through our existing locations and geographical territories.

Improve Operating Effectiveness—We are focused on generating continuous improvement across our operations, with an emphasis on building a strong safety culture, fleet management business, e-commerce bookings website, fleet availability and improving margins. We are continuing to build a highly professional and technology-enabled sales force and to optimize our sales territories to support our revenue growth objectives. We will continue to improve the effectiveness of our sales team with focused training, strong customer relationship management capabilities, and ongoing technology enhancements.

Enhance the Customer Experience—We seek to differentiate our business by delivering a superior customer experience through the variety and quality of the vehicles and services we offer, the ease of doing business with us and the added value we offer through services, products and technologies. Our focus on quality vehicle brands tailored to meet the Vehicle Qualification Requirements of the ridesharing industry is intended to meet the preferences of ridesharing drivers, including the expectations for reliable, safe, efficient and effective maintained vehicles. We expect to add more expertise across our team to help our customers achieve the best results for their projects. In developing and providing vehicle rental related technologies, we are focused on meeting customer expectations related to convenience and on-demand access to data and information.

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Disciplined Asset Management—We manage our vehicle rental fleet to optimize the timing of fleet rentals, repairs and maintenance, while at the same time satisfying our customers’ needs. Through continued use and development of our disciplined approach to efficient fleet management, we seek to maximize our utilization and return on investment.

Intellectual Property

We generally rely on trademark, copyright and trade secret laws and employee and third-party non-disclosure agreements to protect its intellectual property and proprietary rights. We are currently in the process of pursuing trademark protection for our name and logos in the United States. Although we believe that our pending trademark applications will be granted by the United States Patent and Trademark Office, there can be no assurance that any trademarks will be granted or that any trademark relied upon by us in the future, if any, will not be challenged, invalidated or circumvented or that the rights granted thereunder or under licensing agreements will provide competitive advantages to the Company. We own registered trademarks “YayYo®” and the service mark for the stylized design representing an automobile.

In the future we may rely on patents to protect our intellectual property and proprietary technology, to the extent feasible, and plans to consult with intellectual property counsel to determine what patents we may be able to file to protect its intellectual property. As of the date of this Prospectus, we have not filed any patents in the United States or any other country. Although we believe that some of our technology may be patentable, there can be no assurance that any patents will be granted or that any patent relied upon by us in the future, if any, will not be challenged, invalidated or circumvented or that the rights granted thereunder or under licensing agreements will provide competitive advantages to the Company. We believe that due to the rapid pace of technological innovation for technology, mobile and internet products, our ability to establish and maintain a position of technological leadership in the ridesharing industry depends more on the skills of its development personnel than the legal protection afforded its existing technology. For more information see the section “Risk Factors".

Employees

As of the date of this Prospectus, we had approximately ten (10) full-time employees and three (3) consultants, based at our offices. None of our employees are subject to a collective bargaining agreement, and we believe that our relations with our employees generally are good.

Regulatory

We are subject to a number of U.S. federal and state and foreign laws and regulations that involve matters central to our business. These laws and regulations may involve privacy, data protection, intellectual property, competition, consumer protection, export taxation or other subjects. Many of the laws and regulations to which we are subject are still evolving and being tested in courts and could be interpreted in ways that could harm our business. In addition, the application and interpretation of these laws and regulations often are uncertain, particularly in the new and rapidly evolving industry in which we operate. Because laws and regulations have continued to develop and evolve rapidly, it is possible that we may not be, or may not have been, compliant with each such applicable law or regulation. In addition to the foregoing, we are also subject to the following:

Governmental regulations affect almost every aspect of our business, including the fair treatment of our employees, wage and hour issues, and our financing activities with customers.  We could also be susceptible to claims or related actions if we fail to operate our business in accordance with applicable laws.

Federal and state governments in our markets have increasingly placed restrictions and limitations on the vehicles sold in the market in an effort to combat perceived negative environmental effects. For example, in the U.S., vehicle manufacturers are subject to federally mandated corporate average fuel economy standards which will increase substantially through 2025. Furthermore, numerous states, including California, have adopted or are considering requiring the sale of specified numbers of zero-emission vehicles.  Significant increases in fuel economy requirements and new federal or state restrictions on emissions on vehicles and automobile fuels in the U.S. could adversely affect prices of and demand for the new vehicles that we sell.

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We are subject to a wide range of environmental laws and regulations, including those governing: discharges into the air and water; the operation and removal of storage tanks; and the use, storage and disposal of hazardous substances. In the normal course of our operations we use, generate and dispose of materials covered by these laws and regulations. We face potentially significant costs relating to claims, penalties and remediation efforts in the event of non-compliance with existing and future laws and regulations.

The Financial Accounting Standards Board is currently evaluating several significant changes to generally accepted accounting standards in the U.S., including the rules governing the accounting for leases. Any such changes could significantly affect our reported financial position, earnings and cash flows. In addition, the Securities and Exchange Commission is currently considering adopting rules that would require us to prepare our financial statements in accordance with International Financial Reporting Standards, which could also result in significant changes to our reported financial position, earnings and cash flows.

Federal and state governments in our markets have increasingly placed restrictions and limitations on the vehicles sold in the market in an effort to combat perceived negative environmental effects. For example, in the U.S., vehicle manufacturers are subject to federally mandated corporate average fuel economy standards which will increase substantially through 2025. Furthermore, numerous states, including California, have adopted or are considering requiring the sale of specified numbers of zero-emission vehicles.  Significant increases in fuel economy requirements and new federal or state restrictions on emissions on vehicles and automobile fuels in the U.S. could adversely affect prices of and demand for the new vehicles that we sell.

Changes in the U.S. legal and regulatory environment that affect our operations, including laws and regulations relating to taxes, automobile related liability, insurance rates, insurance products, consumer privacy, data security, employment matters, licensing and franchising, automotive retail sales, cost and fee recovery and the banking and financing industry could disrupt our business, increase our expenses or otherwise have a material adverse effect on our results of operations, financial condition, liquidity and cash flows. For additional information please see the section entitled “Risk Factors.”

Litigation

From time to time, we may be subject to legal proceedings and claims in the ordinary course of business. We have received, and may in the future continue to receive, claims from third parties asserting, among other things, infringement of their intellectual property rights. Future litigation may be necessary to defend ourselves, our partners and our customers by determining the scope, enforceability and validity of third-party proprietary rights, or to establish our proprietary rights. The results of any current or future litigation cannot be predicted with certainty, and regardless of the outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources, and other factors. To date, we have not been made aware of any actual, pending or threatened litigation against the Company.

Property

We lease and maintain our primary offices at 433 North Camden Drive, Suite 600, Beverly Hills, California 90210. We also lease and maintain executive offices at 6600 Sunset Blvd. Los Angeles, CA 90028, where the majority of our operations and staff will conduct activities on a daily basis. We do not currently own any real estate.

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MANAGEMENT

The following are our executive officers and directors and their respective ages and positions as of December 31, 2017

Name	Position	Age	Term of Office	Approximate hours per week for part-time employees
Executive Officers:
Ramy El-Batrawi	Chief Executive Officer	56	Since February 2017
Laurie DiGionanni	Chief Operating Officer	58	Since August 2017
Kevin F. Pickard	Chief Financial Officer, Secretary	54	Since June 2017	15 hrs

Directors:
Ramy El-Batrawi	Director	56	Since November 2016
Laurie DiGionanni	Director	58	Since August 2017
Kevin F. Pickard	Director	54	Since October 2017
Paul Richter	Director	62	Since October 2017
Jeffrey J. Guzy	Director	66	Since October 2017
Christopher Maglino	Director	49	Since October 2017
Harbant S. Sidhu	Director	59	Since October 2017
Dave Haley	Director	64	Since October 2017
Key Employees:
Ramy El-Batrawi	Chief Executive Officer, Director	56

During the past five (5) years, none of the persons identified above has been involved in any bankruptcy or insolvency proceeding or convicted in a criminal proceeding, excluding traffic violations and other minor offenses. There is no arrangement or understanding between the persons described above and any other person pursuant to which the person was selected to his or her office or position.

Ramy El-Batrawi, Founder, Chief Executive Officer & Director. Mr. El-Batrawi is the founder, chief executive officer and director of the Company. Since 2012 Mr. El-Batrawi has been the owner and chief executive officer of Growth Strategy Investments, LLC. Prior to founding the Company, Mr. El Batrawi was a principal shareholder and chief executive officer of Global Leisure Travel, Inc., from 1998 to 2000, which was subsequently sold. From 1993 to 2001, Mr. El-Batrawi served as the chief executive officer of Genesis Intermedia, Inc. From 1994 to 2001, Mr El-Batrawi served as the President and Chairman of the Board of the Directors for Genesis Diversified Investments, Inc. Since 2015, Mr. El-Batrawi has been the managing director of X, LLC.

On April 13, 2006, Ramy Y. El Batrawi was named, along with others officers, directors and/or associates of Genesis Intermedia, Inc., as defendants in a Securities and Exchange Commission enforcement action. In the Securities and Exchange Commission (“SEC”) complaint, filed in the United States District Court for the Central District of California, entitled SEC v. Ramy El-Batrawi, et al., United States District Court for the Central District of California, Case No 2: -06-cv-02247-(MRP_(RZ) (the “Action”). The Action alleged violations of Section 17(a) of the Securities Act and Section 10(b) and Rule 10b-5 of the Exchange Act, in connection with a stock loan and manipulation scheme. The Action alleged, among other things, that defendants had violated antifraud provisions of federal securities laws by orchestrating a scheme to manipulate the stock price of Genesis Intermedia, Inc. (GENI), a now-defunct public company that was based in Van Buys, California (the “Complaint”). On April 1, 2010, Mr. El-Batrawi settled the Action by entering into a final judgment by consent with the SEC, without admitting or denying the allegations contained in the Complaint (the “Settlement”).  In connection with the voluntary Settlement of the charges set forth in the Complaint, the U.S. District Court for the Central District of California entered the consent against Mr. El-Batrawi, which, among other things, barred Mr. El-Batrawi from acting as an officer or director of a public company for a period of five (5) years following the date of entry of the final judgment by consent. See “Involvement in Certain Legal Proceedings" below for more information.

Laurie DiGiovanni, Chief Operating Officer & Director. Ms. DiGiovanni is the chief operating officer and a director of the Company. Since 2012, Ms. DiGiovanni has held marketing and operating executive positions at Beverly Hills Rent a Car and Executive Transportation pursuant to which Ms. DiGiovanni managed national corporate expansions and activation of transportation industry leading brands and was executive producer for a range of marketing campaigns at auto shows and transportation industry live events. Ms. DiGiovanni manages all business operations of the Company and its subsidiaries including driver training and the Fleet Management business segment. Ms. DiGiovanni is the founder of the Association for Finance and Insurance Professionals (AFIP), an association that has certified tens of thousands for more ethical car buying practices, and mandatory for auto industry employees and implemented in leading global automotive markets. She also played key roles in the launch of many automotive initiatives, including managing new divisions and brands for Beverly Hills Travel and Lifestyle and American Dream Classics; serving as Director of Training for CarsDirect.com; and leading marketing and customer experience campaigns for Barrett-Jackson Car Auction. Ms. DiGiovanni also has direct brand experience within the automotive industry, including project management and training positions with Toyota, Mazda, and Nissan. Ms. DiGiovanni has a Bachelor of Arts degree from California State University, Fullerton.

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Kevin F. Pickard, Chief Financial Officer, Secretary & Director. Mr. Pickard is the chief financial officer, secretary and a director of the Company. Since 2012, Mr. Pickard has been providing management consulting services to small and medium-sized companies, included due diligence on potential acquisitions, the preparation of projections and business plans, assistance with restructuring of companies, posturing companies for initial public offerings, review and preparation of filings with the Securities and Exchange Commission. From August 1996 to July 1998, Mr. Pickard was a partner of Singer Lewak Greenbaum & Goldstein, LLP, Los Angeles, California, where he co-managed the accounting its securities industry practice group. He served as a Business Assurance Manager of PricewaterhouseCoopers, LLP (formerly, Coopers & Lybrand, LLP) in various offices from September 1987 to July 1993 and from April 1994 to August 1996, where he focused on auditing companies in insurance, high-tech and industries. Mr. Pickard holds a Bachelors of Science in Accounting and a Master of Accountancy from Brigham Young University. Mr. Pickard is currently a licensed Certified Public Accountant in North Carolina, and California.

Paul Richter, Director. Mr. Richter is a member of the board of directors of the Company. Since February 1, 2002 to present, Mr. Richter has been the managing partner of PW Richter Plc., a private law practice that provides legal services to clientele. Richter, a licensed attorney, has performed legal services in the areas of securities and corporate law representing public and private companies in the U.S. Mr. Richter’s legal practice focuses predominantly on SEC/state securities law compliance (including public and private securities offerings and SEC filings); corporate governance law compliance; contracts; commercial transactions; regulatory dispute resolution; business start-up formation and funding; employee-employer dispute resolution; corporate compensation plans; business immigration; and compliance with FINRA, NASDAQ and The OTC Markets Group, Inc. rules and regulations.  In addition, Mr. Richter has experience in cross-border transactional matters having performed U.S. legal work for companies based in Hong Kong, India, Poland, Norway, Canada, United Kingdom and U.A.E.  Mr. Richter is a licensed attorney with the state bar of Virginia.

Mr. Richter has an L.LM. in Securities Regulation from Georgetown Law Center, Washington, D.C. (1987) and a J.D. from George Mason University Law School, Arlington, Virginia (1985). He has a B.A. with honors from Knox College, Galesburg, Illinois. Mr. Richter originated and authored the first few editions of Corporate Anti-Takeover Defenses: The Poison Pill Device (published by Clark Boardman Co.  and then by West Publishing for 18 annual editions) and he currently updates or assists in updating the following legal publications of Thomson Reuters West that were originally authored by other persons:  Securities Public and Private Offerings (since 2006); Acquisitions and Mergers in Negotiated and Contested Transactions (since 2008); and Designing and Effective Securities and Corporate Compliance Program, (2017-2018 edition) (Corporate Compliance Series). He authored two CLE lectures and materials on Securities Law for Access MCLE (2016).

Jeffrey J. Guzy, Director. Mr. Guzy serves as a director of the Company. Since 2008, Mr. Guzy has served as an independent director and chairman of the audit committee of Leatt Corporation, a public SEC reporting company. Since 2004, Mr. Guzy has managed a private business consulting practice and has served as an executive manager or consultant for business development, sales, customer service and management in the telecommunications industry, specifically, with IBM Corp., Sprint International, Bell Atlantic Video Services, Loral CyberStar and FaciliCom International. Mr. Guzy has a MBA in Strategic Planning and Management from The Wharton School of the University of Pennsylvania; a M.S. in Systems Engineering from the University of Pennsylvania and a B.S. in Electrical Engineering from Penn State University.

Christopher Miglino, Director. Mr. Miglino serves as a director of the Company. Mr. Miglino has long been at the nexus of consumers, brands, social and lifestyle media, cause marketing and the enlightened, sustainable business movement. Mr. Miglino is the founder and CEO of Social Reality. Since 2010, Mr. Miglino has served as the chief executive officer of Social Reality. Prior to founding Social Reality, Mr. Miglino served as the chief executive officer of Lime Ad Network, a vanguard in the green and sustainable online business arena that connected consumers and brands with a collection of more than 250 green and socially conscious businesses. From June 2004 until August 2008, Mr. Miglino was CEO of Conscious Enlightenment, where he oversaw their day to day operations in the publishing and advertising industry. From 2004 until 2008, Mr. Miglino served as a board member for Golden Bridge Yoga in Los Angeles, a studio that encompasses over 20,000 square feet of yoga spaces including a restaurant.

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Harbant S. Sidhu, Director. Mr. Sidhu serves as a director of the Company. Mr. Sidhu is a design engineer and founder of a private aerospace manufacturing business. Since 2012, Mr. Sidhu has operated a private aerospace and defense manufacturing company, managing all aspects of the operating business. Mr. Sidhu has experience in personnel management and oversite, aerospace and defense engineering, sales, manufacturing, accounting and operational experience in the aerospace and defense manufacturing industry. Mr. Sidhu has performing unclassified contracting work in components production for Mexico’s Department of Defense. Mr. Sidhu graduated as an electrical engineer in 1980 from Punjab University, India.

David Haley, Director. Mr. Haley serves as a director of the Company. For the past 20 years, Mr. Haley has served as the chief executive officer of American Business Insurance Services, Inc., and ABI Business Insurance Services, Inc. These insurance entities manage general underwriters for various insurance specialties, primarily involved in the public livery space, which consists of taxicabs, buses, limousines and other transportation companies across the US.

Code of Ethics

Our Board plans to adopt a written code of business conduct and ethics (“Code”) that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We intend to post on our website a current copy of the Code and all disclosures that are required by law in regard to any amendments to, or waivers from, any provision of the Code.

Controlled Company

Upon completion of this offering, Ramy El-Batrawi, our founder, chief executive officer and director will continue to control a majority of the voting power of our outstanding common stock. As a result, we will be a “controlled company” under the Nasdaq corporate governance standards. As a controlled company, exemptions under the Nasdaq standards will exempt us from certain Nasdaq corporate governance requirements, including the requirements:

•	that a majority of our board of directors consists of “independent directors,” as defined under the rules of the Nasdaq;

•	that the compensation of our executive officers be determined, or recommended to the board of directors for determination, by majority vote of the independent directors or by a compensation committee comprised solely of independent directors; and

•	that director nominees be selected, or recommended to the board of directors for selection, by majority vote of the independent directors or by a nomination committee comprised solely of independent directors.

Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements. In the event that we cease to be a controlled company, we will be required to comply with these provisions within the transition periods specified in the rules of Nasdaq.

These exemptions do not modify the independence requirements for the composition of our board of directors, our audit committee or compensation committee. We expect to satisfy the independence requirement for the composition of our board of directors, audit committee and compensation committee provided under Nasdaq listing standards and SEC rules and regulations for companies completing their initial public offering. See “Committees of the Board of Directors—Audit Committee—Compensation Committee.”

Board Leadership Structure and Risk Oversight

The Board oversees our business and considers the risks associated with our business strategy and decisions. The Board currently implements its risk oversight function as a whole. Each of the Board committees, when established, will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Board of Directors

Our business and affairs are managed under the direction of our Board. Our Board consists of eight directors, five (5) of whom qualify as “independent” under the listing standards of Nasdaq.

Directors serve until the next annual meeting and until their successors are elected and qualified. Officers are appointed to serve for one (1) year until the meeting of the Board following the annual meeting of shareholders and until their successors have been elected and qualified.

Director Independence

We will be a “controlled company” under the rules of Nasdaq and are not required to have a majority of our board of directors consist of “independent directors,” as defined under the rules of Nasdaq. If such rules change in the future or we no longer meet the definition of a controlled company under the current rules, we will adjust the composition of the boards and its committees accordingly in order to comply with such rules.

Despite our status as a “controlled company” under the rules of _Nasdaq, our board of directors are composed of a majority of “independent directors” as defined under the rules of Nasdaq. We use the definition of “independence” of Nasdaq to make this determination. Nasdaq Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Nasdaq listing rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three (3) years was, an employee of the company;

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●	the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of twelve (12) consecutive months within the three (3) years preceding the independence determination (subject to certain exemptions, including, among other things, compensation for board or board committee service);

●	the director or a family member of the director is a partner in, controlling shareholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exemptions;

●	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three (3) years, any of the executive officers of the company served on the compensation committee of such other entity; or

●	the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three (3) years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Under such definitions, our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, our Board has determined that Paul Richter, Jeffrey J. Guzy, Christopher Maglino, Harbant S. Sidu and Dave Haley are all independent directors of the Company. However, our common stock is not currently quoted or listed on any national exchange or interdealer quotation system with a requirement that a majority of our Board be independent and, therefore, the Company is not subject to any director independence requirements.

Committees of the Board of Directors

Our Board has established an audit committee and a compensation committee. Our Board has not yet adopted procedures by which stockholders may recommend nominees to the Board of Directors. The composition and responsibilities of each of the committees of our Board is described below. Members serve on these committees until their resignation or until as otherwise determined by our board of directors. As a controlled company, we will not be required to have fully independent nominating and corporate governance committees.

Audit Committee

We have established an audit committee consisting of Harbant Sidu, Paul Richter and Jeffrey J. Guzy.  In addition, our Board has determined that Mr. Guzy is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended, or the Securities Act. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

●	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our annual disclosure report;

●	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

●	discussing with management major risk assessment and risk management policies;

●	monitoring the independence of the independent auditor;

●	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

●	reviewing and approving all related-party transactions;

●	inquiring and discussing with management our compliance with applicable laws and regulations;

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●	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

●	appointing or replacing the independent auditor;

●	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

●	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

●	approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

The audit committee is composed exclusively of “independent directors” who are “financially literate” as defined under the Nasdaq listing standards. The Nasdaq listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, the Company intends to certify to Nasdaq that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication.

 Compensation Committee

We have established a compensation committee of the board of directors to consist of Christopher Miglino and Harbant S. Sidhu, each of whom is an independent director.  Each member of our compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, or Rule 16b-3, and an outside director, as defined pursuant to Section 162(m) of the Code, or Section 162(m). Mr. Miglino is the chairman of the compensation committee.

●	reviews, approves and determines, or makes recommendations to our board of directors regarding, the compensation of our executive officers;

●	administers our equity compensation plans;

●	reviews and approves, or makes recommendations to our board of directors, regarding incentive compensation and equity compensation plans; and

●	establishes and reviews general policies relating to compensation and benefits of our employees.

Our compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the Nasdaq.

Non-Employee Director Compensation

In November 2017, the Company entered into two (2) separate independent director agreements with Jeffrey J. Guzy and Paul Wesley Richter, each an independent director of the Company (each a “Subject Director” and, collectively, the “Subject Directors”), pursuant to which the Company has agreed to pay each Subject Director a flat, fixed cash fee of Two Thousand Five Hundred ($2,500) Dollars for each fiscal quarter that each Subject Director serves as an independent director on the board of directors of the Company (the “Subject Director Agreements”). The first payment under Subject Director Agreements was due and payable on or before November 30, 2017 for the fourth fiscal quarter of 2017, provided, further, that under the terms of the Subject Director Agreements, the Company has granted a non-qualified stock option to each Subject Director purchase 20,000 shares of Company common stock for each fiscal quarter. Each option granted under the Subject Director Agreements have an exercise period of no less than five (5) years and an exercise price for the shares of common stock underlying the options to be priced based on fair market value of the securities. As of June 1, 2017, the Company and the Subject Directors have mutually agreed to defer the issuance of the option grants until September 1, 2018.

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Family Relationships

There are no family relationships among any of our officers or directors.

Involvement in Certain Legal Proceedings

Except as disclosed below, to our knowledge, none of our current directors or executive officers has, during the past ten (10) years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two (2) years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Securities and Exchange Commission v. Ramy Y. El-Batrawi, GenesisIntermedia, Inc., Ultimate Holdings, Ltd., Adnan M. Khashoggi, Richard J. Evangelista, Wayne Breedon, and Douglas E. Jacobson, Civil Action No. CV-06-2247 (MRP) (C.D. Ca.).2

On April 1, 2010, the Company’s founder, controlling shareholder, Executive Vice President and Director, Ramy Y El-Batrawi (“El-Batrawi”) settled a United States Securities and Exchange Commission (“SEC”) enforcement action (originally filed in April 2006) (the “Matter”) by entering into a final judgment by consent (the “Consent”) with the SEC, without admitting or denying the allegations contained in the SEC’s Complaint (as defined below). In connection with the voluntary settlement and resolution of the Matter, the U.S. District Court for the Central District of California (the “Court”) entered the Consent against El-Batrawi, which permanently enjoins him from violating Section 17(a) of the Securities Act of 1933, as amended (“Securities Act”), and Sections 10(b) and 13(b)(5) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and Rules 10b-5, 13b2-1, and 13b2-2 thereunder, from aiding and abetting violations of Sections 13(a) and 13(b)(2)(A) of the Exchange Act and Rules 12b-20, 13a-1, and 13a-13, and barring El-Batrawi from acting as an officer or director of a public company for a period of five (5) years following the date of entry of the Final Judgment. For further information and details please contact the Company.

2 U.S. Securities and Exchange Commission Litigation Release No. 21475 / April 2, 2010.

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YayYo, Inc., vs. Hurst Capital LLLP, Zach Hurst, Austin Hurst, Ryan O’Connor, Scott Carl Edwards, Robert Lisiescki, Christopher John Gilbert, Joseph Andreini III, and Joseph Hoffman.

On November 21, 2016, the Company filed a lawsuit in U.S. District Court, for the Central District of California against Hurst Capital LLLP, Zach Hurst, Austin Hurst, Ryan O’Connor, Scott Carl Edwards, Robert Lisiescki, Christopher John Gilbert, Joseph Andreini III, and Joseph Hoffman (collectively, the “Defendants”). The lawsuit alleges claims for fraud, fraudulent inducement and concealment, negligent misrepresentation, unfair business practices, intentional interference with contractual relations and prospective economic relations, and conversion, based on the Company’s belief that the Defendants made fraudulent and intentionally misleading representations to induce the Company to retain their services in connection with building our website and mobile applications, failed to satisfy the terms of their engagement with the Company and attempts to charge the Company for services which was never performed or was subpar. On February 23, 2018, the Company entered into a settlement agreement and mutual release by and between Ryan O’Connor, Robert Lisiescki, Christopher John Gilbert, and Joseph Hoffman pursuant to which the parties agreed to settlement and dismiss the action and to sever, release and discharge and terminate all rights, obligations and liabilities against the Defendants.

Except as set forth above and in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

We are not currently a party to any legal proceedings, the adverse outcome of which, individually or in the aggregate, we believe will have a material adverse effect on our business, financial condition or operating results.

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EXECUTIVE COMPENSATION

The following table illustrates the compensation paid by the Company to its Chief Executive Officer, its two most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the end of the last completed fiscal year, and up to one additional individual for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer of the Company at the end of the last completed fiscal year. We refer to these individuals as the “Named Executive Officers”. The disclosure is provided for the years ended December 31, 2017 and from June 21, 2016 (inception) to December 31, 2016.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Other Benefits ($) (4)	Option Award ($) (5)	Total ($)
Ramy El-Batrawi, Chief Executive Officer, Director, Former Executive Vice President	2017	286,300		—	—	—	286,300
	2016	120,000	(1)	—			120,000

Laurie DiGionanni, Chief Operating Officer, Director	2017	120,000		—	—	—	120,000
	2016	—		—	—	—	—

Kevin F. Pickard, Chief Financial Officer, Secretary, Director	2017	16,800		—	1,356,703	—	1,373,503
	2016	—		—	—	—	—

Anthony Davis, Former President, Chief Executive Officer, Director	2017	20,000	(2)
	2016	15,000				—

Robert W. Vanech , Former Chief Financial Officer, Treasurer, Secretary, Director	2017	20,000	(3)	—
	2016	15,000		—		—

(1)	Represents $20,000 per month paid to Mr. El-Batrawi, as executive vice president of the Company, for each of the months of August 2016 through January 2017.

(2)	Executive compensation in the amount of $10,000 payable for each of the months of January and February 2017

(3)	Executive compensation in the amount of $10,000 payable for each of the months of January and February 2017.

(4)	Any values reported in the “Other Compensation”, if applicable, column represents the aggregate grant date fair value, computed in accordance with Accounting Standards Codification (“ASC”) 718 Share Based Payments, of grants of stock options to each of our named executive officers and directors.

(5)	The amount included in the “Option Awards” column does not reflect compensation actually received by the Named Executive Officer but represents the compensation cost that we recognized in each year presented, determined in accordance with FASB ASC 718. On December 1, 2016, each of Mr. Davis and Mr. Vanech received non-qualified stock options expiring on December 31, 2018, entitling them to purchase 100,000 shares of Company common stock at an exercise price of $1.00 per share at any time on or after June 1, 2017. On June 9, 2017, Mr. Pickard received non-qualified stock options to purchase up to an aggregate of 300,000 shares of underlying Company common stock expiring on December 31, 2020, provided, further, that as of December 31, 2017, options to purchase an aggregate of 180,000 underlying shares of Company common stock are vested and exercisable. All such options terminate within three months of each employee ceasing to be in the continuous employment of the Company.

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The following table provides information about equity awards granted to our named executive officers that were outstanding on December 31, 2017.

Name	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Options Exercise Price ($)	Options Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Ramy El-Batrawi	—		—	—	$—	*/*/*	—	—	—	—
	—		—	—	$—	*/*/*	—	—	—	—
	—		—	—	$—	*/*/*	—	—	—	—

Laurie DiGionanni	—		—	—	$—	*/*/*	—	—	—	—
	—		—	—	$—	*/*/*	—	—	—	—
	—		—	—	$—	*/*/*	—	—	—	—

Kevin F. Pickard	180,000	(1)	120,000	120,000	$8.00	12/31/2020	—	—	—	—
	—		—	—	$—	*/*/*	—	—	—	—
	—		—	—	$—	*/*/*	—	—	—	—
	—		—	—	$—	*/*/*	—	—	—	—

(1)	Unexercised and unearned options vest in increments of 10,000 underlying shares of Company common stock per month.

Employment Agreements.

As of December 31, 2017, the Company has no employment agreements with any of its executive officers.

On November 29, 2016, the Company and Mr. Davis, a former executive officer of the Company, entered into an offer of employment agreement with the Company setting forth an initial base salary for Mr. Davis’s first three months of service and performance under his term of employment with the Company. As set forth under the employment offer, Mr. Davis was entitled to receive (i) $15,000 for his service in the month of December 2016, (ii) $10,000 for service performed during the month of January, 2017 and an additional $10,000 for service performed by Mr. Davis during the month of February 2017.

On November 29, 2016, the Company and Mr. Vanech, a former executive officer of the Company, entered into an offer of employment agreement with the Company setting forth an initial base salary for Mr. Vanech first three months of service and performance under his term of employment. As set forth under the employment offer, Mr. Vanech was entitled to receive (i) $15,000 for his service in the month of December 2016, (ii) $10,000 for service performed during the month of January, 2017 and (iii) an additional $10,000 for service performed by Mr. Vanech during the month of February 2017.

Board Compensation

During the fiscal year ended December 31, 2017, each non-employee member of the Board of Directors was entitled to receive cash compensation for his services. For more information please see the section entitled “Non-Employee Director Compensation” below.

Name	Fees earned and paid in common stock	Option Award	Other Compensation	Total
Ramy El-Batrawi	$—	—	—	$—
Laurie DiGionanni	$—	—	—	$—
Kevin F. Pickard	$—	—	—	$—
Paul Richter	$—	—	—	$—
Jeffrey J. Guzy	$—	—	—	$—
Christopher Maglino	$—	—	—	$—
Harbant S. Sidhu	$—	—	—	$—
Dave Haley	$—	—	—	$—

(1) The amount included in the “Option Awards” column does not reflect compensation actually received by the Named Executive Officer but represents the compensation cost that we recognized in each year presented, determined in accordance with FASB ASC 718.

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PRINCIPAL STOCKHOLDERS

The following table sets forth certain information, as of May 30, 2018, with respect to the holdings of (1) each person who is the beneficial owner of more than 5% of Company common stock, (2) each of our directors, (3) each executive officer, and (4) all of our current directors and executive officers as a group.

Beneficial ownership of the common stock is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and includes any shares of Company common stock over which a person exercises sole or shared voting or investment power, or of which a person has a right to acquire ownership at any time within 60 days of May 30, 2018. Except as otherwise indicated, we believe that the persons named in this table have sole voting and investment power with respect to all shares of common stock held by them. Applicable percentage ownership in the following table is based on 26,313,926 shares of common stock issued and outstanding plus, for each individual, any securities that individual has the right to acquire within 60 days of May 30, 2018.

To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our common stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted. To our knowledge, there is no arrangement, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Name and Address of Beneficial Owner	Title	Beneficially Owned*	Percent of Class
Officers and Directors (1)
Ramy El-Batrawi (2)	Chief Executive Officer and Director	15,425,000	58.62%
Laurie DiGionanni	Chief Operating Officer and Director	—	—
Kevin F. Pickard	Chief Financial Officer and Director	250,000	*
Jeffrey J. Guzy	Director	—	—
Christopher Maglino	Director	—	—
Paul Richter	Director	—	—
Harbant S. Sidhu	Director	—	—
Dave Haley	Director	258,695	*

Officers and Directors as a Group (total of 8 persons)		15,933,695	59.98%
5% Stockholders
X, LLC (2)		15,425,000	58.62%
Gray Mars Venus Trust, Arizona 2015 (3)		5,588,235	21.44%
Acuitas Group Holdings, LLC (4)		1,654,412	6.29%

Bellridge Capital, L.P. (5)		2,150,000	7.73%

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* Less than 1%

(1) Unless otherwise indicated, the principal address of the named directors and officers of the Company is c/o Yayyo, Inc., 433 N Camden Dr., # 600 Beverly Hills, CA 90210.

(2) Common stock beneficially owned by Ramy El-Batrawi are held of record by X, LLC, which is an entity that is wholly-owned and controlled by Ramy El-Batrawi, the Company’s founder, Chief Executive Officer and Director. Its address is 2635 Astral Dr., Los Angeles, CA 90046. Mr. El-Batrawi has voting and dispositive control over any securities owned of record by X, LLC.

(3) Address is 75 Avon Ave, Mill Valey, CA 94941.

(4) Acuitas Group Holdings, LLC, an entity beneficially owned and controlled by Terren Peizer. Its address is 11601 Wilshire Blvd #1100, Los Angeles, CA 90025. Mr. Peizer has voting and dispositive control over any securities owned of record by Acuitas Group Holdings, LLC.

(5) Includes the following: (i) 400,000 shares of common stock, (ii) 1,500,000 underlying shares of common stock to be acquired upon the exercise of the Selling Securityholder Warrant, and (iii) an option (exercisable at any time by Bellridge Capital, L.P.) from a non-affiliate shareholder of the Company to purchase 250,000 shares of issued and outstanding common stock of the Company from the non-affiliate shareholder. Bellridge Capital LLC (“BC LLC”) is the investment manager of Bellridge Capital, L.P., Boris Klimov (a.k.a Robert Klimov) is the managing partner and controlling person of BC LLC and may be deemed to share beneficial ownership of the shares beneficially owned by Bellridge Capital, L.P. BC LLC may be deemed to share beneficial ownership of the shares beneficially owned by Bellridge Capital, L.P. BC LLC and Mr. Klimov each disclaims beneficial ownership of the securities with respect to which indirect beneficial ownership is described.

SELLING STOCKHOLDERS

The shares of common stock being offered by the Selling Securityholder are those previously issued to the Selling Securityholder and those issuable to the Selling Securityholder upon exercise of the Selling Securityholder Warrant. For additional information regarding the issuance of common stock and the Selling Securityholder Warrant, see “Certain Relationships and Related Party Transactions" below. We are registering shares of common stock in order to permit the Selling Securityholder to offer the shares for resale from time to time. Except for the ownership of the common stock and the Selling Securityholder Warrant issued pursuant to the Securities Purchase Agreement, the Selling Securityholder have not had any material relationship with us within the past three years.

The table below lists the Selling Securityholder and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the shares of common stock held by the Selling Securityholder. The second column lists the number of shares of common stock beneficially owned by the Selling Securityholder, based on their respective ownership of shares of common stock of the Company and the Selling Securityholder Warrant, as of May 30, 2018, assuming exercise of the Selling Securityholder Warrant held by each such Selling Securityholder on that date but taking account of any limitations on exercise set forth therein.

The third column lists the shares of common stock being offered by this Prospectus by the Selling Securityholder and does not take in account any limitations on exercise of the Selling Securityholder Warrant set forth therein.

In accordance with the terms of the Registration Rights Agreement with the holders of the common stock and the Selling Securityholder Warrant, this Prospectus generally covers the resale of the sum of (i) the number of shares of common stock issued in connection with the Securities Purchase Agreement and (ii) 200% of the maximum number of shares of common stock issuable upon exercise of the Selling Securityholder Warrant, in each case, determined as if the outstanding Selling Securityholder Warrant were exercised in full (without regard to any limitations on exercise contained therein) as of the trading day immediately preceding the date this registration statement was initially filed with the SEC. Because the exercise price of the Selling Securityholder Warrant may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this Prospectus. The fourth column assumes the sale of all of the shares of common stock offered by the Selling Securityholder pursuant to this Prospectus. For additional information regarding the Registration Rights Agreement, see “Description of Securities” below.

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Under the terms of the Selling Securityholder Warrant, a Selling Securityholder may not exercise the warrants to the extent (but only to the extent) such selling stockholder or any of its affiliates would beneficially own a number of shares of our common stock which would exceed 4.99%. The number of shares in the second column reflects these limitations. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering
Bellridge Capital, L.P. (1)	2,150,000	(2)	1,650,000	500,000

(1)	Bellridge Capital LLC (“BC LLC”) is the investment manager of Bellridge Capital, L.P., Boris Klimov (a.k.a Robert Klimov) is the managing partner and controlling person of BC LLC and may be deemed to share beneficial ownership of the shares beneficially owned by Bellridge Capital, L.P. BC LLC may be deemed to share beneficial ownership of the shares beneficially owned by Bellridge Capital, L.P. BC LLC and Mr. Klimov each disclaims beneficial ownership of the securities with respect to which indirect beneficial ownership is described.

(2)	Includes the following: (i) 400,000 shares of common stock, (ii) 1,500,000 underlying shares of common stock to be acquired upon the exercise of the Selling Securityholder Warrant, and (iii) an option (exercisable at any time by Bellridge Capital, L.P.) from a non-affiliate shareholder of the Company to purchase an aggregate of 250,000 shares of issued and outstanding common stock of the Company from the non-affiliate shareholder.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the arrangements, discussed in the sections titled “Directors, Executive Officers & Corporate Governance" and “Executive Compensation” the following is a description of each transaction since June 21, 2016 and each currently proposed transaction in which:

●	we have been or are to be a participant;

●	the amount involved exceeded or exceeds $120,000; and

●	any of our directors, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

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Selling Securityholder Transactions

In December 2017, YayYo, Inc., issued a senior secured promissory note to the Selling Securityholder, a security holder of the Company under Item 404(a) of Regulation S-K, in the original principal amount of $222,222 (the "First Note”). As an inducement for the secured parties to extend the loan as evidenced by the First Note and to secure complete and timely payment of the First Note, YayYo, Inc., as borrower, issued and granted a security interest in all the assets of the YayYo, Inc., (including a pledge of securities, owned as of record and beneficially by the YayYo, Inc., in the wholly-owned subsidiaries of the Company) and its subsidiaries, existing as of the date of issuance of thereafter acquired.

On March 8, 2018, YayYo, Inc., entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the Selling Securityholder, a security holder of the Company under Item 404(a) of Regulation S-K and “accredited investor” (as defined in Rule 501(a) under the Securities Act of 1933, as amended) (the “Lender”), pursuant to which the Lender purchased (i) a senior secured promissory note in the principal face amount of $6,000,000 due March 8, 2023, subject to extension (the “Second Note”) and (ii) warrants to acquire up to an aggregate of 1,500,000 shares, with an exercise price of $4.00 per share (the “Warrant Shares”) of common stock (defined below) of the Company (the “Warrant”) and 150,000 commitment shares of common stock, par value $0.000001 per share, of the Company (the “Commitment Shares”) for an aggregate purchase price of $6,000,000 (the “Second Note Offering”) to be directed and deposited by the Lender in the Company’s Master Restricted Account (defined below). The principal balance of $6,000,000 on the Second Note bears interest at a rate per annum equal to LIBOR plus 100 basis points, subject to adjustment in accordance with the terms of the Second Note. The Selling Securityholder Warrant expire five years from the date of issuance. Further, the Company paid $178,228 of issuance costs associated with the Second Note.

YayYo, Inc., obligations to repay and otherwise perform its obligations under the Second Note are secured by a continuing first priority lien and perfected security interest in the $6,000,000 held in the Master Restricted Account (the “Collateral”), to be held and maintained at Umpqua Bank (the “Master Restricted Account”), subject to a deposit account control agreement, dated as of March 7, 2018, by and between the YayYo, Inc., the Lender and Umpqua Bank (the “Controlled Account Agreement”). Subject to the terms of the Second Note and Controlled Account Agreement, upon the exercise of the Warrant and following the YayYo, Inc., receipt of a notice by the holder of the Second Note electing to effect a release of cash with respect to the Collateral or at any such time that the outstanding amount of the Collateral is greater than or exceeds the principal face amount under the Second Note, the Lender will release a certain percentage of cash held as Collateral in the Master Restricted Account to YayYo, Inc. Under the terms of the Purchase Agreement, YayYo, Inc., will use any proceeds received and distributed from the Master Restricted Account, if at all, for general corporate purposes.

We are party to an investors’ rights agreement with the Selling Securityholder, a security holder of the Company under Item 404(a) of Regulation S-K, which provides, among other things, that certain holders of our capital stock and securities have the right to demand that we file a registration statement or request that their shares of our capital stock or common stock equivalents be covered by a registration statement that we are otherwise filing under this prospectus. See the section titled “Description of Capital Stock—Registration Rights.”

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X, LLC

During the fiscal year ended December 31, 2017 and the periods from June 21, 2016 (inception) to December 31, 2016, X, LLC, a limited liability company owned and controlled by Ramy El-Batrawi, the controlling stockholder of the Company and Chief Executive Officer and director of the Company, issued to the Company advances of a total of $50,000 and $75,000. As of December 31, 2017, $125,000 of these loan advances were repaid in full. The loan advances were non-interest bearing and due upon demand. At December 31, 2017 and December 31, 2016, the amount due to X, LLC, as holder of the note was $0 and $75,000, respectively. At March 31, 2018 and December 31, 2017, amount due to Company’s majority stockholder was $0 and $0, respectively.

During the period from June 21, 2016 (inception) to October 31, 2016, the Company paid management fees of $110,000 to X, LLC, a company that is beneficially owned and controlled by the Ramy El-Batrawi, the Company’s Chief Executive Officer and controlling stockholder. During the year ended December 31, 2017 and the period from June 21, 2016 (inception) to December 31, 2016, the Company paid management fees of $286,300 and $140,000, respectively, to a company that is owned by the Company’s majority stockholder. During the three months ended March 31, 2018 and 2017, the Company paid management fees of $60,000 and $35,000, respectively, to a company that is owned by the Company’s majority stockholder.

On January 6, 2017, the Company received $50,000 from Chase Financing, Inc., (“CFI”) and issued its 10% original issue discount senior secured convertible note in the amount of $55,555, with a maturity date of April 6, 2017 (the “First CFI Note”). Subsequent to the First CFI Note, on January 23, 2017, the Company received an additional $25,000 from CFI, and issued a second 10% original issue discount senior secured convertible note in the principal amount of $30,555, with a maturity date of April 6, 2017 (the “Second CFI Note”). Subsequent to the Second CFI note, the Company received an additional $25,000 from CFI, and issued a third 10% original issue discount senior secured convertible note in the amount of 427,778 (the “Third CFI Note” and together with the First CFI Note and the Second CFI Note, collectively, the “CFI Notes”). As a result, the Company is obligated to repay CFI a total of $113,888 in principal plus all accrued interest thereon to CFI under the CFI Notes on or before the stated maturity dates, subject to extension per the terms.

Pursuant to the terms, the CFI Notes were secured by a first priority lien and security interest on all of the assets of the Company, now owned or hereafter acquired, and were convertible at the option of the holder into shares of our common stock at a conversion price equal to the lower of $7.00 per share or the average of the five lowest volume weighted average trading prices (“VWAP”) of our common stock during the twenty (20) trading days immediately prior to the date of conversion. In an event of default occurs under the terms of the CFI Notes, the conversion price will be reduced to $1.00 per share.

Concurrently with the execution of the CFI Letter Agreement and the First CFI Note, as additional collateral to secure the repayment of the CFI notes by the Company, Ramy El-Batrawi, our founder, Chief Executive Officer, director and control person of our principal stockholder, X, LLC (an entity wholly owned and controlled by Mr. El-Batrawi), entered into a Limited Recourse Guaranty and Pledge Agreement with CFI (the “Guaranty and Pledge Agreement”), pursuant to which X, LLC agreed to unconditionally and irrevocably guarantee the Company’s repayment of the CFI Notes, and pursuant to which X, LLC pledged up to 300,000 shares of our common stock held of record and beneficially owned by X, LLC.

In addition to the Guaranty & Pledge, on January 6, 2017, X, LLC (an entity wholly owned by Mr. El-Batrawi) entered into a common stock Purchase Agreement (“Stock Purchase Agreement”), pursuant to which X, LLC agreed to sell and transfer to CFI 200,000 shares of our common stock, held of record and beneficially owned by X, LLC, in exchange for the aggregate nominal consideration of one dollar ($1.00). Under the Stock Purchase Agreement, and in addition to the 200,000 shares of common stock to be issued upon the effective date of the Stock Purchase Agreement, X, LLC has agreed to provide CFI with certain anti-dilution protection provisions, whereby X, LLC will issue a number of shares of our common stock, held as of record and beneficially by X, LLC, equal to two percent (2%) of the number of shares of common stock issued or underlying common stock equivalents (as defined under the Stock Purchase Agreement) issued, as the case may be, in the event of a Dilutive Share Issuance (as defined under the Stock Purchase Agreement). X, LLC has the right to repurchase 100,000 of such shares at an aggregate purchase price of $208,500 if exercises within the initial three (3) months after the date of the Stock Purchase Agreement, or $258,500 if exercised within the second three (3) months. As of December 31, 2017, the CFI Notes have been repaid in full by the Company.

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Lexicon Labs

On September 28, 2016 YayYo, LLC entered into a product management proposal with Lexicon Labs (the “Product Management Proposal”), whereas Lexicon Labs shall use its own personnel and other assets to oversee and manage the development of our technology and to assist with product development services to the Company in the form of (a) design and development services to provide iOS operating system capabilities for our mobile app “YayYo!”, (b) design and development for a web registration portal for on-boarding new users, and (c) development of web administration applications to allow high level team members to be able to track user analytical information. On November 16, 2016, the Company adopted and ratified the terms of the Product Management Proposal and accepted the benefits of such arrangement on behalf of the Company.

Lexicon Labs is managed by Ali Rashidifar, a former director of the Company and consultant to the Company holding the position of product manager. Under the terms of the Product Management Proposal, the Company has agreed to pay Lexicon Labs compensation in the form of a management cost in an amount equal to $10,000 (paid on a monthly basis). Since November 16, 2016 (the date of the Company’s incorporation), the Company has paid Lexicon Labs $10,000 for services rendered for the month of November 2016 under the terms off the Product Management Proposal. As a manager of Lexicon Labs, the Company believes that Mr. Rashidifar will directly or indirectly benefit financially from our Product Management Proposal and it is further assumed, at this stage, that the Company will continue the engagement of Lexicon Labs for the performance of product management services under the Product Management Proposal beyond November 2017, whereby the Company anticipates that aggregate fees paid to Lexicon Labs will exceed an aggregate of $120,000 in total payments issue and received by Lexicon Labs. As of December 31, 2017, the Product Management Proposal with Lexicon Labs has been terminated.

Independent Director Agreements

In November 2017, the Company entered into two (2) separate independent director agreements with Jeffrey J. Guzy and Paul Wesley Richter, each an independent director of the Company (each a “Subject Director” and, collectively, the “Subject Directors”), pursuant to which the Company has agreed to pay each Subject Director a flat, fixed cash fee of Two Thousand Five Hundred ($2,500) Dollars for each fiscal quarter that each Subject Director serves as an independent director on the board of directors of the Company (the “Subject Director Agreements”). The first payment under Subject Director Agreements was due and payable on or before November 30, 2017 for the fourth fiscal quarter of 2017, provided, further, that under the terms of the Subject Director Agreements, the Company has granted a non-qualified stock option to each Subject Director purchase 20,000 shares of Company common stock for each fiscal quarter. Each option granted under the Subject Director Agreements have an exercise period of no less than five (5) years and an exercise price for the shares of common stock underlying the options to be priced based on fair market value of the securities. As of June 1, 2017, the Company and the Subject Directors have mutually agreed to defer the issuance of the option grants until September 1, 2018.

Incentive Agreement for Grant of Stock

On April 1, 2018, the Company entered into an incentive agreement for a grant of stock with Dave Haley, a director of the Company, pursuant to which Mr. Haley has agreed to write, provide and procure two particular insurance policies for Rideshare Car Rentals, LLC and Distinct Cars, LLC (the “Special Policies”) in consideration for a grant of 250,000 shares of Company restricted common stock, provided further, that in consideration for certain monetary advances made and extended by Mr. Haley on behalf of the Company for certain down payment requirements for the Special Policies, the Company has agreed to issue Mr. Haley 8,695 shares of Company restricted common stock, at a price per share equal to $8.00, as reimbursement for the cost of Mr. Haley’s monetary advances made on behalf of the Company.

Non-Qualified Stock Option Agreement

On June 9, 2017, the Company entered into a non-qualified stock option agreement with Kevin Pickard, our chief financial officer and director, providing for an option grant to purchase an aggregate of 300,000 shares at an exercise price of $8.00 per share. The option grant vests at a rate of 10,000 options per month following the date of the option grant. As of May 30, 2018, an aggregate of 230,000 options are vested and exercisable. The options expire December 31, 2020.

On December 1, 2016, the Company entered into a series of non-qualified stock option agreements with former executive officers and directors of the Company providing for a series of option grants to those former executive officers and directors to purchase an aggregate of 450,000 shares at an exercise price of $1.00 per share. As of May 30, 2018, an aggregate of all 450,000 options are vested and exercisable. The options expire December 31, 2018.

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DESCRIPTION OF SECURITIES

The following description of our securities is only a summary and is qualified in its entirety by reference to the actual terms and provisions of the capital stock contained in our articles of incorporation and our bylaws.

General

The Company is authorized to issue two classes of stock. The total number of shares of stock which the Company is authorized to issue is One Hundred Million (100,000,000) shares of capital stock, consisting of Ninety-Million (90,000,000) shares of common stock, $0.000001 par value per share, and Ten Million (10,000,000) shares of preferred stock, $0.000001 par value per share.

Common stock

The holders of our common stock are entitled to the following rights:

Voting Rights

Each share of our common stock entitles its holder to one vote per share on all matters to be voted or consented upon by the stockholders. Holders of our common stock are not entitled to cumulative voting rights with respect to the election of directors.

Dividend Rights

Subject to limitations under Delaware law and preferences that may apply to any shares of preferred stock that we may decide to issue in the future, holders of our common stock are entitled to receive ratably such dividends or other distributions, if any, as may be declared by our Board out of funds legally available therefor

Liquidation Rights

In the event of the liquidation, dissolution or winding up of our business, the holders of our common stock are entitled to share ratably in the assets available for distribution after the payment of all of our debts and other liabilities, subject to the prior rights of the holders of our preferred stock.

Other Matters

The holders of our common stock have no subscription, redemption or conversion privileges. Our common stock does not entitle its holders to preemptive rights. All of the outstanding shares of our common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of our common stock are subject to the rights of the holders of shares of any series of preferred stock which we may issue in the future.

Preferred Stock

Our authorized preferred stock consists of 10,000,000 shares of preferred stock, par value $0.000001 per share. As of the date of this filing, 2,000,000 shares of preferred stock have been designated as Series A non-voting convertible preferred stock, none of which have been issued. Our Board has the authority to issue preferred stock in one or more classes or series and to fix the designations, powers, preferences, and rights, and the qualifications, limitations or restrictions thereof including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any class or series, without further vote or action by the stockholders.

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While we do not currently have any plans for the issuance of any preferred stock, the issuance of preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the common stock until the Board of Directors determines the specific rights of the holders of the preferred stock; however, these effects may include:

●	Restricting dividends on the common stock;

●	Diluting the voting power of the common stock;

●	Impairing the liquidation rights of the common stock; or

●	Delaying or preventing a change in control of the Company without further action by the stockholders.

Warrants

On March 8, 2018, the Company issued to the Selling Securityholder warrants to purchase a total of 1,500,000 shares of Company common stock at the exercise price of $4.00 per share, held as of record and beneficially owned by the Selling Securityholder. The shares of Company common stock underlying the Selling Securityholder Warrant is being registered under this prospectus. The Selling Securityholder Warrant expires five years from the date of issuance. See “Certain Relationships and Related Transactions” elsewhere in this prospectus.

In March 2018, the Company issued to Aegis Capital Corp., as a placement agent (“Aegis”) warrants (the “Aegis Warrants”) to purchase a certain number of shares of common stock of the Company (“Placement Agent Warrant Shares”) equal to 8% of the aggregate number of securities placed in the Second Note Offering (or the 2018 Senior Secured Note offering), plus any securities underlying any convertible securities placed in the Second Note Offering to such purchasers. The Aegis Warrants provide the holder with the right to purchase the underlying Warrant Shares at a price of $4.00 per share. The Aegis Warrants expires five years from the date of issuance.

Options

2016 Equity Incentive Plan

On November 30, 2016, we adopted our 2016 Equity Incentive Plan (the “Plan”) to reward and provide incentives to our officers, directors, employees, consultants and other eligible participants. We have set aside options to purchase up to Ten Million (10,000,000) shares of common stock for issuance under the Plan, which may be granted in the form of either incentive stock options or non-qualified stock options. Our Board of Directors administers the Plan and has the authority: (i) to select the Plan recipients, the time or times at which awards may be granted, the number of shares to be subject to each option awarded, the vesting schedule of the options and (ii) to amend the stock option Plan to reward and provide incentives to its officers, directors, employees, consultants and other eligible participants. As of the date of this prospectus, Seven Hundred Fifty Thousand (750,000) options have been granted under the Plan, of which 680,000 options are vested and exercisable. 100% of the outstanding options have been granted to former officers and directors of the Company. Subsequent to the completion of this offering, the Company expects to continue to issue options as an inducement for managerial and qualified personnel to remain with and to join the Company. As of May 30, 2018, the Company granted an aggregate of 750,000 non-qualified stock options under the plan. As of May 30, 2018, an aggregate of 680,000 non-qualified stock options are vested and exercisable.

Restricted Stock

As of May 30, 2018, we had issued and outstanding 7,910,344 shares of restricted common stock.

Registration Rights

The Selling Securityholder, a principal shareholder of the Company and the holder of the Selling Securityholder Warrant, is entitled to rights with respect to the registration of their shares beneficially owned under the Securities Act. These registration rights are set forth under the terms of the Purchase Agreement, dated March 8, 2018, and as further set forth under a registration rights agreement, dated March 8, 2018, by and between the Company and Bellridge Capital, L.P (the “Registration Rights Agreement”). For more information see “Certain Relationships & Related Transactions.” The Registration Rights Agreements sets forth a mandatory date for registration of 1,650,000 shares of restricted common stock of the Company beneficially owned as of record by the Selling Securityholder, pursuant to which the parties agreed that as soon as practicable after the date on which the shares of Company common stock, whether as a result of a public offering, merger, recapitalization, reorganization or otherwise, are registered under the Securities Exchange Act of 1934, as amended (each a “Public Company Date”), but in no event later than thirty (30) days after a Public Company Date (the “Filing Deadline”). The Registration Rights Agreement sets forth that the Company shall use its best efforts to cause the registration statement filed on behalf of the registrable securities to become effective as soon as practicable after filing, subject to the Filing Deadline. Under this prospectus, the Company is registering the underlying shares of common stock under the Selling Securityholder Warrant and such other registrable securities in accordance with the terms of the Purchase Agreement and Registration Rights Agreement. We will pay the registration expenses (other than underwriting discounts, selling commissions and stock transfer taxes) of the holders of the shares registered pursuant to the registrations described below.

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Indebtedness.

As of December 31, 2017, we had outstanding indebtedness, excluding capital leases, of approximately a total of $909,889, which consisted of the following: (i) $445,000 in unsecured notes payable to an investor, accruing interest at 5% per annum, to be made due and payable as of March 31, 2019; (ii) $242,667 in unsecured notes payable to an investor, accruing interest at 8% per annum, with principal payments equal to 1/12 of the original balance plus interest due quarterly- due and payable from dates ranging from August 9, 2020 to December 11, 2020; (iii) $222,222 in unsecured notes payable to an investor, accruing interest at 6% per annum, to be made due and payable as of March 31, 2018. Other than the foregoing, and to vendors and service providers in the ordinary course of our business, we do not have any other credit facilities or other access to bank credit. Our contractual obligations and commercial commitments as of December 31, 2017 are summarized below:

Long-term debt—We have long-term debt obligations of $1,644,979 as of December 31, 2017.

Cash Interest Payments—We have cash interest payment obligations of $16,402 as of December 31, 2017.

Capital lease obligations—We have capital lease obligations of $1,593,291 as of December 31, 2017.

Operating leases—We have operating lease obligations of nil as of December 31, 2017.

Bellridge Second Note Offering

On March 8, 2018, YayYo, Inc., entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the Selling Securityholder, an “accredited investor” (as defined in Rule 501(a) under the Securities Act of 1933, as amended) (the “Lender”), pursuant to which the Lender purchased:

•	a senior secured promissory note in the principal face amount of $6,000,000 due March 8, 2023, subject to extension (the “Second Note”);

•	warrants to acquire up to an aggregate of 1,500,000 shares, with an exercise price of $4.00 per share (the “Warrant Shares”) of common stock (defined below) of the Company (the “Warrants” or the “Selling Securityholder Warrant”);

•	150,000 commitment shares of common stock, par value $0.000001 per share, of the Company (the “Commitment Shares”).

In consideration for the Second Note, Warrant Shares and Commitment Shares, the Lender paid an aggregate purchase price of $6,000,000 (the “Second Note Offering”) to be directed and deposited by the Lender in the Company’s Master Restricted Account (defined below).

The principal balance of $6,000,000 on the Second Note bears interest at a rate per annum equal to LIBOR plus 100 basis points, subject to adjustment in accordance with the terms of the Second Note. Further, the Company paid $178,228 of issuance costs associated with the Second Note. The relative fair value of the 150,000 Commitment Shares of common stock was $378,916 and the relative fair value of the 1,500,000 Warrant Shares was $3,726,506 and both were recorded as a discount on the Second Note and as additional paid in capital. In addition, the issuance costs of $178,228 have also been recorded as a debt discount. The debt discount of $4,283,650 is being amortized over the term of the Second Note.

Under the terms and conditions of the Second Note, the Company is required to adhere to certain obligations and restrictive financial covenants, including but not limited to, the following restrictive covenants:

•	The Company will not, and the Company shall cause each of its subsidiaries to not, directly or indirectly, incur or guarantee, assume or suffer to exist any indebtedness (other than (i) the Indebtedness evidenced by the Second Note and the First Note and (ii) other Permitted Indebtedness). Under the terms of the Second Note, “Permitted Indebtedness” means (i) indebtedness evidenced by the Second Note and the First Note, (ii) indebtedness secured by permitted liens or unsecured indebtedness and (iii) permitted subordinated indebtedness;

•	The Company shall not, and the Company shall cause each of its subsidiaries to not, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on any of its capital stock;

•	At any time a Defeasance Failure exists (defined below), the Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, permit any indebtedness of the Company or any of its subsidiaries to mature or accelerate prior to the maturity date of the Second Note. “Defeasance Failure” means, as of any given time of determination, the failure of the cash amount in the Holder Master Restricted Account to be greater than or equal to the outstanding amount. “Holder Master Restricted Account” means, solely with respect to the holder, a certain account at Umpqua Bank, or such other account as may be directed by the holder of the Second Note, from time to time, subject to a Controlled Account Agreement in favor of the holder in a form reasonably acceptable to the holder; and

•	The Company shall not, and the Company shall cause each of its subsidiaries to not, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by or publicly contemplated to be conducted by the Company and each of its subsidiaries on March 8, 2018 or any business substantially related or incidental thereto. The Company shall not, and the Company shall cause each of its subsidiaries to not, directly or indirectly, modify its or their corporate structure or purpose.

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The Company believes that as of the date of this prospectus, the Company is in compliance with all of the foregoing restricted covenants, including such additional covenants set forth under Second Note. Further, the Company believes that as of the date of this prospectus, the Company is in compliance with all affirmative covenants set forth below.

Under the terms and conditions of the Second Note, the Company is required to adhere to certain obligations and affirmative covenants, including but not limited to, the following affirmative covenants:

•	The Company will establish and maintain a bank account for the holder of the Second Note (collectively, including the Holder Master Restricted Account, the “Master Restricted Accounts”) which Master Restricted Account applicable to a holder of Second Note shall be subject to a deposit account control agreement in form and substance reasonably acceptable to such holder of Notes (each, a “Controlled Account Agreement”). On the issuance date of the Second Note, the Company shall have directed the Lender to deposit an aggregate of $6 million of the purchase price for the Second Note, Commitment Shares and Warrant into Master Restricted Accounts;

•	Upon the occurrence of any Controlled Account Release Event (defined below), the holder of the Second Note shall, as soon as commercially practicable, but in no event later than two (2) trading days thereafter, cause the applicable Controlled Account Release Amount to be released from the Holder Master Restricted Account and deposited into an bank account specified in writing by the Company on or prior to such date (each a “Controlled Account Release”); provided, that if the Company fails to select a bank account in a writing delivered to the holder on or prior to such second trading day, the holder shall effect such Controlled Account Release as soon as commercially practicable after receipt of such bank account election from the Company. “Controlled Account Release Amount” means, with respect to any given Controlled Account Release Event, such amount of cash as specified in the applicable clause of the definition of “Controlled Account Release Event”. “Controlled Account Release Event” means, as applicable, (i) the Company’s receipt of a notice by the Holder electing to effect a release of cash with respect to any Restricted Principal to the Company or (ii) at any time the outstanding amount hereunder is greater than the cash amount in the Holder Master Restricted Account (such excess amount, the “Excess Collateral”), as long as no event of default has occurred and is continuing, the Company may, by delivery of written notice to the Holder, require the release of such Excess Collateral to the Company from the Holder Master Restricted Account;

•	The Company grants and pledges to the holder of the Second Note a continuing security interest in any cash or other assets, from time to time, in that certain deposit account called the Holder Master Restricted Account, including any and all cash, proceeds, funds, credits, rights and other assets therein or arising therefrom, from time to time, and any additions, dividends, profits and interest in the foregoing and any replacements or substitutions therefore (collectively, the “Collateral”) to secure prompt repayment of any and all amounts outstanding hereunder from time to time and to secure prompt performance by the Company of each of its covenants and duties under the transaction documents. Such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in later-acquired Collateral. Notwithstanding any filings undertaken related to Holder’s rights under the New York Uniform Commercial Code, the Holder’s Lien (as defined in the Second Note) on the Collateral shall remain in effect for so long as any Restricted Principal remains outstanding. Notwithstanding the foregoing, upon any Controlled Account Release, but solely with respect to such the applicable Controlled Account Release Amount, the holder of the Second Note will automatically release any lien on such Controlled Account Release Amount. “Restricted Principal” means, as of any given date, the difference of (i) all cash amounts held in the Master Restricted Account of the Holder as of the Closing Date of the Second Note Offering and (ii) all cash amounts released from the Master Restricted Account of the holder of the Second Note to the Company (or at the Company’s direction) on or prior to such given date;

•	Notwithstanding anything herein to the contrary, at the option of the holder of the Second Note, the holder of the Second Note may satisfy all, or any part, of any redemption or other cash payment obligation of the Company hereunder and/or pursuant to any other transaction document (each, a “Cash Payment Obligation”), in whole or in part, at the sole option of the holder of the Second Note, from the Collateral in the Holder Master Restricted Account, including, without limitation, in connection with any redemption hereunder upon any event of default under the Second Note, or any other payment due hereunder (whether at or prior to the Maturity Date). In connection with any Cash Payment Obligation, the Company irrevocably consents to delivery by the holder of the Second Note of an instruction letter to the Controlled Account Bank to release Collateral from the Holder Master Restricted Account in an amount not to exceed such Cash Payment Obligation to the holder of the Second Note. Notwithstanding the foregoing, in the absence of any such election by the holder of the Second Note, the Company shall remain obligated to pay such Cash Payment Obligation to the holder of the Second Note without regard to any Collateral in the Holder Master Restricted Account. Upon the occurrence of any event which could reasonably be expected to result in a Cash Payment Obligation, the holder of the Second Note may, at the holder of the Second Note option, withdraw any Collateral in the Holder Master Restricted Account; provided that (x) such withdrawn amount shall not exceed such amount which the holder of the Second Note reasonably believes would be necessary to satisfy such Cash Payment Obligation, and (y) such withdrawal shall not constitute the delivery of a Redemption Notice hereunder or payment hereunder unless the holder of the Second Note specifies in writing to the Company that the holder of the Second Note has applied such Collateral in satisfaction of such Cash Payment Obligation; and

•	If the Controlled Account Bank breaches any covenant or other term or condition of any Controlled Account Agreement or otherwise fails to promptly comply with the instructions of the holder of the Second Note in connection with the Collateral, the holder of the Second Note may, at its option, withdraw the Collateral from the Controlled Account Bank and hold such Collateral until such time as (x) the Company and the holder of the Second Note have agreed upon a replacement Controlled Account Bank and (y) a Controlled Account Agreement with respect to such Collateral and a new account shall have been duly executed by the Company, the holder of the Second Note and the replacement Controlled Account Bank. Notwithstanding anything herein to the contrary, if the Company or any of its Subsidiaries receives any of the Collateral in breach of any Controlled Account Agreement (or receives notice from any holder of Notes that an amount was wired to the Company from a Master Restricted Account attributable to such holder of Notes without the proper authorization of such holder of Notes), the Company shall promptly cause such amounts to be returned to such applicable Master Restricted Account.

Related Party Debt

Capital and Operating Leases

We maintain capital leases mainly for certain vehicles maintained and under lease with Distinct Cars, LLC. We have several operating vehicle leases with Acme Auto Leasing LLC (the “Lessor”) with lease terms expiring on a monthly basis. As of December 31, 2017, our total future operating lease payments amounted to $1,712,860 and the present value of minimum lease payments under our capital leases amounted to $1,593,291. As of December 31, 2017, we were committed to making lease payments of not less than $3,000,000 on our operating leases and not less than $3 million on our capital leases during 2017.

As of the date of this Offering Circular, Distinct Cars, LLC, as lessee, entered into series open-ended lease agreements and disclosure statements with Acme Auto Leasing, Inc., (“Lessor”) to lease standard passenger vehicles, each with an approximate lease term of thirty-six (36) months (each a “Lease Agreement” and collectively, the “Lease Agreements”). Monthly payments under each Lease Agreement range from approximately $373.01 per month to $621 per month (with only 9 vehicles out of the approximately 150 exceeding $373.01 per month). At the end of the term of the Lease Agreement, Lessee has the right to purchase ownership and title of the subject vehicle for a nominal payment. In addition, the Lease Agreements are subject to the grant of a purchase money security interest on each leased vehicle.

As of the date of this prospectus, we are indebted to certain principal stockholders of the Company for loans and advances made to our Company over the past five years in the aggregate amount of $6,222,222.

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2017 Senior Secured Note

In December 2017, YayYo, Inc., issued a senior secured promissory note to the Selling Securityholder, in the original principal amount of $222,222 (the “First Note”). As an inducement for the secured parties to extend the loan as evidenced by the First Note and to secure complete and timely payment of the First Note, YayYo, Inc., as borrower, issued and granted a security interest in all the assets of the YayYo, Inc., (including a pledge of securities, owned as of record and beneficially by the YayYo, Inc., in the wholly-owned subsidiaries of the Company) and its subsidiaries, existing as of the date of issuance of thereafter acquired. See “Certain Relationships and Related Transactions” elsewhere in this prospectus.

2018 Senior Secured Note

On March 8, 2018, YayYo, Inc., entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the Selling Securityholder, an “accredited investor” (as defined in Rule 501(a) under the Securities Act of 1933, as amended) (the “Lender”), pursuant to which the Lender purchased (i) a senior secured promissory note in the principal face amount of $6,000,000 due March 8, 2023, subject to extension (the “Second Note”). The aggregate purchase price of the Second Note is $6,000,000 (the “Second Note Offering”) to be directed and deposited by the Lender in the Company’s Master Restricted Account (defined below). The principal balance of $6,000,000 on the Second Note bears interest at a rate per annum equal to LIBOR plus 100 basis points, subject to adjustment in accordance with the terms of the Second Note. Further, the Company paid $178,228 of issuance costs associated with the Second Note.

YayYo, Inc., obligations to repay and otherwise perform its obligations under the Second Note are secured by a continuing first priority lien and perfected security interest in the $6,000,000 held in the Master Restricted Account (the “Collateral”), to be held and maintained at Umpqua Bank (the “Master Restricted Account”), subject to a deposit account control agreement, dated as of March 7, 2018, by and between the YayYo, Inc., the Lender and Umpqua Bank (the “Controlled Account Agreement”). Subject to the terms of the Second Note and Controlled Account Agreement, upon the exercise of the Selling Securityholder Warrant and following the YayYo, Inc., receipt of a notice by the holder of the Second Note electing to effect a release of cash with respect to the Collateral or at any such time that the outstanding amount of the Collateral is greater than or exceeds the principal face amount under the Second Note, the Lender will release a certain percentage of cash held as Collateral in the Master Restricted Account to YayYo, Inc. Under the terms of the Purchase Agreement, YayYo, Inc., will use any proceeds received and distributed from the Master Restricted Account, if at all, for general corporate purposes. See “Certain Relationships and Related Transactions” elsewhere in this prospectus.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock will be VStock Transfer, LLC.

Listing

We intend to apply to list our common stock on the Nasdaq under the symbol “YAYO.” There can be no assurance that our application to list our shares will be approved by the Nasdaq.

SHARES ELIGIBLE FOR FUTURE SALE

There is not currently an established U.S. trading market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of our common stock, including shares issued upon exercise of outstanding warrants, in the public market after this offering, could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.

All of the shares of common stock and shares of common stock issuable upon exercise of warrants, when sold pursuant to this prospectus, will be freely tradable, except that any shares acquired by our affiliates, as that term is defined in Rule 144 under the Securities Act, may only be sold in compliance with the limitations described below. As of May 30, 2018, our directors and executive officers held a total of approximately 15,933,695 shares or approximately 59.98% of the common stock issued and outstanding as of that date.

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As explained in the Explanatory Note to the registration statement of which this prospectus forms a part, this prospectus is to be used in connection with the potential resale by the Selling Securityholder of up to an aggregate of 1,650,000 shares of our common stock, which shares (including 1,500,000 shares issuable upon exercise of outstanding Selling Securityholder Warrant). We will not receive any of the net proceeds from the sale of shares by the Selling Securityholder. The shares of common stock being registered under this prospectus permit public resales of such shares, and the Selling Securityholder may offer the shares for resale from time to time pursuant to this prospectus. The Selling Securityholder may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act of 1933, as amended, or pursuant to another effective registration statement covering those shares.

25,885,303 shares of our outstanding common stock that are not registered under the registration statement of which this prospectus is a part and have not been registered under another registration statement will be deemed restricted securities as defined under Rule 144. Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration promulgated under the Securities Act. Subject to the provisions of Rule 144, all of the outstanding shares of common stock that are currently restricted are available for sale in the public market under Rule 144.

For information about shares of common stock issuable upon the exercise of options and warrants, see “Description of Securities.”

In general, under Rule 144 as currently in effect, a person, or group of persons whose shares are required to be aggregated, who is deemed to have been an affiliate at any time during the three months preceding a sale, who has beneficially owned shares that are restricted securities as defined in Rule 144 for at least six months is entitled to sell, within any three-month period commencing 90 days after the date of this prospectus, a number of shares that does not exceed 1% of the then outstanding shares of our common stock.

Sale under Rule 144 by affiliates, whether of restricted or non-restricted shares, include requirements for current public information about the Company; selling the shares pursuant to broker transactions; and limitations on the number of shares sold within a three-month period.

In addition, a person who is not deemed to have been one of our affiliates at any time during the 90 days preceding a sale and who has beneficially owned shares of our common stock for at least six months, including the holding period of any prior owner, except if the prior owner was one of our affiliates, would be entitled to sell all of their shares, provided the availability of current public information about our company. To the extent that shares were acquired from one of our affiliates, a person’s holding period for the purpose of effecting a sale under Rule 144 would commence on the date the shares were acquired from the affiliate.

Electronic Distribution

A prospectus in electronic format may be made available on the websites maintained by Selling Securityholder, if any, participating in the offering. The Selling Securityholder may agree to allocate a number of shares of common stock to their online brokerage account holders. Internet distributions will be allocated by the Selling Securityholder to make Internet distributions on the same basis as other allocations.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

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European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, or the Relevant Member States, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the Relevant Implementation Date, our securities will not be offered to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of securities may be made to the public in that Relevant Member State at any time:

●	to any legal entity that is a qualified investor as defined in the Prospectus Directive;

●	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the manager for any such offer; or

●	in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3(2) of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of common shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the common shares to be offered so as to enable an investor to decide to purchase or subscribe the common shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State. The expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

We have not authorized, and do not authorize the making of, any offer of shares through any financial intermediary on our behalf, other than offers made by the underwriters with a view to the final placement of the shares as contemplated by this prospectus. Accordingly, no purchaser of the securities, other than the underwriters, is authorized to make any further offer of the shares on our or the underwriters’ behalf.

United Kingdom

Our securities may not be offered or sold and will not be offered or sold to any persons in the United Kingdom other than persons whose ordinary activities involve acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses and in compliance with all applicable provisions of the Financial Services and Markets Act 2000, or FSMA, with respect to anything done in relation to our securities in, from or otherwise involving the United Kingdom.

In addition, each underwriter:

●	has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act of 2000 (Financial Promotion) Order 2005 or in circumstances in which section 21 of FSMA does not apply to us; and

●	has complied with and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

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Australia

No prospectus or other disclosure document (as defined in the Corporations Act 2001 (Cth) of Australia, or the Corporations Act) in relation to the securities has been or will be lodged with the Australian Securities & Investments Commission, or the ASIC. This document has not been lodged with ASIC and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

(1) you confirm and warrant that you are either:

(a) a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

(b) a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

(c) a person associated with us under section 708(12) of the Corporations Act; or

(d) a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act, and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act, any offer made to you under this document is void and incapable of acceptance; and

(2) you warrant and agree that you will not offer any of the securities for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Hong Kong

The securities may not be offered or sold in Hong Kong by means of any document other than (1) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), (2) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (3) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The securities offered in this prospectus have not been and will not be registered under the Financial Instruments and Exchange Law of Japan. The securities have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan (including any corporation or other entity organized under the laws of Japan), except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (1) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (2) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, or (3) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

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Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

●	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

●	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, notes and units of shares and notes of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

–	to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, notes and units of shares and notes of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

–	where no consideration is or will be given for the transfer; or

–	where the transfer is by operation of law.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or the SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, us, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the shares.

Canada

Resale Restrictions

The distribution of our securities in Canada is being made only in the provinces of Ontario, Quebec, Alberta, British Columbia and Manitoba on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of common stock are made. Any resale of the common stock in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the common stock.

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Representations of Purchasers

By purchasing securities in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

●	the purchaser is entitled under applicable provincial securities laws to purchase the securities without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106—Prospectus and Registration Exemptions;

●	the purchaser is a “Canadian permitted client” as defined in National Instrument 31-103—Registration Requirements and Exemptions, or as otherwise interpreted and applied by the Canadian Securities Administrators;

●	where required by law, the purchaser is purchasing as principal and not as agent;

●	the purchaser has reviewed the text above under “—Resale Restrictions”; and

●	the purchaser acknowledges and consents to the provision of specified information concerning the purchase of the securities to the regulatory authority that by law is entitled to collect the information, including certain personal information. For purchasers in Ontario, questions about such indirect collection of personal information should be directed to Administrative Support Clerk, Ontario Securities Commission, Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario M5H 3S8 or on (416) 593-3684.

Rights of Action—Ontario Purchasers

Under Ontario securities legislation, certain purchasers who purchase any securities offered by this prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of the securities, for rescission against us in the event that this prospectus contain a misrepresentation without regard to whether the purchaser relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for the securities. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for the securities. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which the securities were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of the common stock as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

EXPERTS

AJ Robbins CPA, LLC, an independent certified public accounting firm, audited our financial statements for the years ended December 31, 2017 and the period from inception (June 21, 2016) to December 31, 2016, as set forth in report appearing herein. We have included our financial statements in this prospectus and elsewhere in the registration statement in reliance on the reports of AJ Robbins CPA, LLC, given on their authority as experts in accounting and auditing.

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LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by CKR Law LLP, Los Angeles, California.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of our common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our common stock, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document is not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. You may obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, are required to file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. We also maintain a website at www.yayyo.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

93

YAYYO, INC

Financial Statements

December 31, 2017 and 2016

F - 1

AJ Robbins CPA, LLC Certified Public Accountant

Report of Independent Registered Public Accounting Firm

To the Board of Directors and

Stockholders of Yayyo Inc.

Opinion on the Financial /statements

I have audited the accompanying consolidated balance sheets of Yayyo, Inc. (the “Company”) as of December 31, 2016 and 2017, and the related consolidated statements of operations, changes in stockholder’s equity (deficit), and cash flows for the period from June 21, 2016 (inception) to December 31, 2016 and for the year ended December 31, 2017 and the related notes (collectively referred to as the “financial statements”). In my opinion, the consolidated financial statements present fairly, in all material respects, the financial position of Yayyo, Inc. as of December 31, 2016 and 2017, and the results of its operations and its cash flows for the period from June 21, 2016 (inception) to December 31, 2016 and for the year ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on the Company’s financial statements based on our audits. I am a public accounting firm registered with the Public Company Accounting Oversight Board (United Sates) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

I conducted my audits in accordance with the standards of the PCAOB. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting. As part of my audits I was required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. According I express no such opinion.

My audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. My audits also included evaluation of the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. I believe that my audits provide a reasonable basis for my opinion.

I have served as the Company’s auditor since 2016

Denver, Colorado

March 9, 2018

aj@ajrobbins.com

3773 Cherry Creek North Drive, Suite 575 East, Denver, Colorado 80209

(B)303-331-6190 (M)720-339-5566 (F)303-845-9078

F - 2

YAYYO, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

As of December 31, 2017 and 2016

			Unaudited
			Pro Forma
			December 31,
	2017	2016	2017
			(See Note 13)
ASSETS
Current Assets:
Cash	$308,738	$18,643	$308,738
Restricted cash	-	-	5,821,772
Prepaid expenses	13,406	-	13,406
Total current assets	322,144	18,643	6,143,916
Equipment, net	2,860	-	2,860
Leased assets, net	2,033,482	-	2,033,482
Deferred offering costs	-	136,032	-
TOTAL ASSETS	$2,358,486	$154,675	$8,180,258

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$100,000	$180,429	$100,000
Accrued expenses	31,453	-	31,453
Advances from related party	-	75,000	-
Notes payable, current (net of discount of $48,600)	254,511	-	254,511
Finance lease obligations, current (net of discount of $482,605)	72,485	-	72,485
Total current liabilities	458,449	255,429	458,449
Notes payable, net of current portion (net of discount of $54,190)	552,588	-	2,268,938
Finance lease obligations, net of current portion (net of discount of $363,993)	674,208	-	674,208
TOTAL LIABILITIES	1,685,245	255,429	3,401,595

Commitments and contingencies	-	-	-

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, $0.000001 par value; 10,000,000 shares authorized; nil shares issued and outstanding
Common stock, $0.000001 par value; 90,000,000 shares authorized; 25,770,551 and 25,011,000 shares issued and outstanding	26	25	26
Additional paid-in capital	6,257,225	1,382,930	10,362,647
Accumulated deficit	(5,584,010)	(1,483,709)	(5,584,010)
Total stockholders' equity (deficit)	673,241	(100,754)	4,778,663
TOTAL LIABILITIES AND STOCKHLDERS' EQUITY (DEFICIT)	$2,358,486	$154,675	$8,180,258

The accompanying footnotes are an integral part of these consolidated financial statements.

F - 3

YAYYO, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Year Ended December 31, 2017 and the Period From June 21, 2016 (inception) to December 31, 2016

		June 21, 2016
	Year Ended	(inception) to
	December 31, 2017	December 31, 2016
Revenue	$235,690	$-

Cost of revenue	213,111

Gross profit	22,579	-

Operating expenses:
Selling and marketing expenses	86,098	145,803
Product development	303,555	683,255
General and administrative expenses	3,249,659	654,651
Total operating expenses	3,639,312	1,483,709

Loss from operations	(3,616,733)	(1,483,709)

Other income (expense):
Interest and financing costs	(523,833)	-
Change in value of derivative liability	40,265	-
Total other income (expense)	(483,568)	-

Net loss	$(4,100,301)	$(1,483,709)

Weighted average shares outstanding :
Basic	25,297,066	21,540,904
Diluted	25,297,066	21,540,904

Loss per share
Basic	$(0.16)	$(0.07)
Diluted	$(0.16)	$(0.07)

The accompanying footnotes are an integral part of these consolidated financial statements.

F - 4

YAYYO, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

For the Year Ended December 31, 2017 and the Period From June 21, 2016 (inception) to December 31, 2016

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Deficit
Balance at June 21, 2016 (inception)	-	$-	$-	$-	$-

Issuance of founder shares	15,625,000	16	(16)		-
Issuance of common stock for cash	9,386,000	9	1,318,991		1,319,000
Stock option expense			63,955		63,955
Net loss				(1,483,709)	(1,483,709)

Balance, December 31,2016	25,011,000	$25	$1,382,930	$(1,483,709)	$(100,754)

Issuance of common stock for cash	371,351	1	2,484,198		2,484,199
Payment of offering costs			(814,442)		(814,442)
Value of common stock of related party issued with convertible note payable			99,027		99,027
Value of common stock issued with notes payable	18,200		91,000		91,000
Value of common stock issued with capital lease obligation	350,000		1,178,036		1,178,036
Issuance of common stock for accounts payable	20,000		160,000		160,000
Stock option expense			1,676,476		1,676,476
Net loss				(4,100,301)	(4,100,301)

Balance, December 31, 2017	25,770,551	$26	$6,257,225	$(5,584,010)	$673,241

The accompanying footnotes are an integral part of these consolidated financial statements.

F - 5

YAYYO, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Year Ended December 31, 2017 and the Period From June 21, 2016 (inception) to December 31, 2016

		June 21, 2016
	Year Ended	(inception) to
	December 31, 2017	December 31, 2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,100,301)	$(1,483,709)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	82,904	-
Stock option expense	1,676,476	63,955
Non-cash financing costs	39,293	-
Amoritzation of debt discounts	455,758	-
Change in value of derivative liability	(40,266)	-
Change in opertaing assets and liabilities:
Prepaid expenses	(13,406)	-
Accounts payable	15,966	44,397
Accrued expenses	31,453	-
Net cash used in operating activities	(1,852,123)	(1,375,357)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	(3,178)	-
Net cash used in investing activities	(3,178)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	2,484,199	1,319,000
Paymnet of offering costs	(614,805)	-
Proceeds from convertible note payable	100,000	-
Repayment of convertible note payable	(113,888)	-
Proceeds from notes payable	887,667
Proceeds from advance from related party	50,000	75,000
Repayment of advance from related party	(125,000)	-
Repayment of finance lease obligations	(522,777)	-
Net cash provided by financing activities	2,145,396	1,394,000

NET INCREASE IN CASH	290,095	18,643

CASH, BEGINNING OF PERIOD	18,643	-

CASH, END OF PERIOD	$308,738	$18,643

CASH PAID FOR:
Interest	$16,402	$-
Income taxes	$-	$-

SUPPLEMENTAL NON-CASH INVESTING AND FINANCING ACTIVITIES
Finance lease obligations	$2,168,821	$-
Value of equity recorded as debt discounts	$1,368,063	$-

The accompanying footnotes are an integral part of these consolidated financial statements.

F - 6

YAYYO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For Year Ended December 31, 2017

Note 1 - Organization and Basis of Presentation

Organization and Line of Business

YayYo, Inc. (“YayYo” or the “Company”) was incorporated on June 21, 2016 under the laws of the state of Delaware originally as a limited liability company and subsequently changed to a C corporation. The accompanying financial statements are retroactively restated to present the Company as a C corporation from June 21, 2016. The Company rents cars to Uber and Lyft drivers. In addition, the Company is a single sign-on metasearch app for smartphones that provide price comparison and booking of all available ride sharing and taxi services along with select limousine and public transportation services.

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).

The Company adopted the calendar year as its basis of reporting.

Note 2 – Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Distinct Cars, LLC, RideShare Car Rentals, LLC, RideYayYo, LLC and Savy, LLC. All significant intercompany transactions and balances have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. It is possible that accounting estimates and assumptions may be material to the Company due to the levels of subjectivity and judgment involved.

Cash Equivalents

For the purpose of the statement of cash flows, cash equivalents include time deposits, certificate of deposits, and all highly liquid debt instruments with original maturities of three months or less.

Equipment

Equipment is stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When equipment is retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of equipment is provided using the straight-line method for substantially all assets with estimated lives as follows:

Computer equipment	5 years
Vehicles	5 years

F - 7

YAYYO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For Year Ended December 31, 2017

Long-Lived Assets

The Company applies the provisions of ASC Topic 360, Property, Plant, and Equipment, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. ASC 360 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair values are reduced for the cost of disposal. Based on its review at December 31, 2017, the Company believes there was no impairment of its long-lived assets.

Revenue Recognition

The Company recognizes revenue from renting its fleet of cars to Uber and Lyft drivers. Revenue is recognized based on the rental agreements which are generally on a weekly basis. The Company recognizes revenue in accordance with FASB ASC 605, Revenue Recognition, only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the services have been provided, and collectability is assured.

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, Income Taxes. ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The adoption had no effect on the Company’s consolidated financial statements.

Stock-Based Compensation

The Company records stock-based compensation in accordance with FASB ASC Topic 718, Compensation – Stock Compensation. FASB ASC Topic 718 requires companies to measure compensation cost for stock-based employee compensation at fair value at the grant date and recognize the expense over the employee’s requisite service period. The Company recognizes in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees and non-employees. There were 750,000 and 450,000 options outstanding as of December 31, 2017 and 2016, respectively.

Basic and Diluted Earnings Per Share

Earnings per share is calculated in accordance with ASC Topic 260, Earnings Per Share. Basic earnings per share (“EPS”) is based on the weighted average number of common shares outstanding. Diluted EPS is based on the assumption that all dilutive securities are converted. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. There were 450,000 potentially dilutive securities outstanding during the period from June 21, 2016 (inception) to December 31, 2016 and 750,000 potentially dilutive options outstanding during the year ended December 31, 2017.

F - 8

YAYYO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For Year Ended December 31, 2017

Advertising Costs

The Company expenses the cost of advertising as incurred. Advertising costs for the year ended December 31, 2017 and from June 21, 2016 (inception) to December 31, 2016 were $86,098 and $145,803, respectively.

Research and Development Costs

The Company expenses its research and development costs as incurred. Developments costs for the year ended December 31, 2017 and from June 21, 2016 (inception) to December 31, 2016 were $303,555 and $683,255, respectively.

Deferred Offering Costs

Deferred offering costs are amounts incurred that are directly related to the offering of the Company’s common stock. These costs will be offset against the proceeds from the Company’s equity offering.

Software Development Costs

Software development costs are capitalized in accordance with FASB ASC 985-20 Cost of Software to Be Sold, Leased, or Marketed. Capitalization of software development costs begins upon the establishment of technological feasibility and is discontinued when the product is available for sale. The establishment of technological feasibility and the ongoing assessment for recoverability of capitalized software development costs require considerable judgment by management with respect to certain external factors, including, but not limited to, technological feasibility, anticipated future gross revenues, estimated economic life, and changes in software and hardware technologies. Capitalized software development costs are comprised primarily of direct overhead, payroll costs, and consultants' fees of individuals working directly on the development of specific software products.

Amortization of capitalized software development costs is provided on a product-by-product basis on the straight-line method over the estimated economic life of the products (not to exceed three years). Management periodically compares estimated net realizable value by product to the amount of software development costs capitalized for that product to ensure the amount capitalized is not in excess of the amount to be recovered through revenues. Any such excess of capitalized software development costs over expected net realizable value is expensed at that time.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

The Company intends to file U.S. federal tax returns when due. All tax periods since inception remain open to examination by the taxing jurisdictions to which the Company is subject.

Derivative Financial Instruments

The Company evaluates all of its agreements to determine if such instruments have derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company uses the Black-Scholes-Merton option pricing model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date. During the year ended December 31, 2017, the Company’s only derivative financial instrument was an embedded conversion feature associated with convertible notes payable due to certain provisions that allow for a change in the conversion price based on a percentage of the Company’s stock price at the date of conversion. The convertible note was repaid therefore, there are no derivative financial instruments at December 31, 2017.

F - 9

YAYYO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For Year Ended December 31, 2017

Fair Value Measurements

The Company applies the provisions of ASC 820-10, “Fair Value Measurements and Disclosures.” ASC 820-10 defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The three levels of valuation hierarchy are defined as follows:

●	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

For certain financial instruments, the carrying amounts reported in the balance sheets for cash and current liabilities, including convertible notes payable, each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

The Company uses Level 2 inputs for its valuation methodology for derivative liabilities as their fair values were determined by using the Black-Scholes-Merton pricing model based on various assumptions. The Company’s derivative liabilities are adjusted to reflect fair value at each period end, with any increase or decrease in the fair value being recorded in results of operations as adjustments to fair value of derivatives.

At December 31, 2017 and December 31, 2016, the Company did not identified any liabilities that are required to be presented on the balance sheet at fair value. The derivative liability associated with the convertible notes payable were both issued and repaid during the year ended December 31, 2017; therefore, there was no derivative liability at December 31, 2017 or December 31, 2016.

Recent Accounting Pronouncements

In January 2017, the Financial Accounting Standards Board (“FASB”) issued an Accounting Standards Update (“ASU”) 2017-01, Business Combinations (Topic 805) Clarifying the Definition of a Business. The amendments in this update clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The guidance is effective for interim and annual periods beginning after December 15, 2017 and should be applied prospectively on or after the effective date. The Company is in the process of evaluating the impact of this accounting standard update.

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, which requires restricted cash to be presented with cash and cash equivalents on the statement of cash flows and disclosure of how the statement of cash flows reconciles to the balance sheet if restricted cash is shown separately from cash and cash equivalents on the balance sheet. ASU 2016-18 is effective for interim and annual periods beginning after December 15, 2017, with early adoption permitted. The Company will adopt this accounting standard update beginning in the first quarter of 2018. The Company does not believe this accounting standard update will have a material impact on its financial statements.

In October 2016, the FASB issued ASU 2016-16, Income Taxes (Topic 740): Intra-Entity Transfer of Assets Other than Inventory, which requires the recognition of the income tax consequences of an intra-entity transfer of an asset, other than inventory, when the transfer occurs. ASU 2016-16 is effective for interim and annual periods beginning after December 15, 2018, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its financial statements.

F - 10

YAYYO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For Year Ended December 31, 2017

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230), Classification of Certain Cash Receipts and Cash Payments. ASU 2016-15 provides guidance for targeted changes with respect to how cash receipts and cash payments are classified in the statements of cash flows, with the objective of reducing diversity in practice. ASU 2016-15 is effective for interim and annual periods beginning after December 15, 2017, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its statements of cash flows.

In March 2016, the FASB issued ASU 2016-09, Stock Compensation (Topic 718), Improvements to Employee Share-Based Payment Accounting. ASU 2016-09, which amends several aspects of accounting for employee share-based payment transactions including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, and classification in the statement of cash flows. ASU 2016-09 is effective for fiscal years beginning after December 15, 2016 and interim periods within annual periods beginning after December 15, 2016, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) ASU 2016-02 requires lessees to recognize lease assets and lease liabilities on the balance sheet and requires expanded disclosures about leasing arrangements. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018 and interim periods in fiscal years beginning after December 15, 2018, with early adoption permitted. The Company adopted this ASU for its year ended December 31, 2017.

In August 2014, the FASB issued Accounting Standards Update No. 2014-15, Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern, which provides guidance on determining when and how to disclose going-concern uncertainties in the financial statements. ASU 2014-15 requires management to perform interim and annual assessments of an entity's ability to continue as a going concern within one year of the date the financial statements are issued. An entity must provide certain disclosures if conditions or events raise substantial doubt about the entity's ability to continue as a going concern. ASU 2014-15 is effective for annual periods ending after December 15, 2016, and interim periods thereafter. Early adoption is permitted. The Company is currently evaluating the impact of the adoption of ASU 2014-15 on the Company's financial statements and disclosures.

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers. ASU 2014-09 is a comprehensive revenue recognition standard that will supersede nearly all existing revenue recognition guidance under current U.S. GAAP and replace it with a principle based approach for determining revenue recognition. ASU 2014-09 will require that companies recognize revenue based on the value of transferred goods or services as they occur in the contract. The ASU also will require additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. ASU 2014-09 is effective for interim and annual periods beginning after December 15, 2017. Early adoption is permitted only in annual reporting periods beginning after December 15, 2016, including interim periods therein. Entities will be able to transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption. The Company is in the process of evaluating the impact of ASU 2014-09 on the Company's financial statements and disclosures.

Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.

F - 11

YAYYO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For Year Ended December 31, 2017

Note 3 – Equipment

At December 31, 2017 equipment consisted of the following:

2017

Computer equipment	$3,178
3,178
Less accumulated depreciation	(318)
Equipment, net	$2,860

Depreciation expense for equipment for the year ended December 31, 2017 was $318.

Note 4 – Leased Assets

At December 31, 2017 all of the Company’s leased assets were finance leased right-of-use assets and consisted of the following:

2017

Vehicles	$2,116,068
2,116,068
Less accumulated depreciation	(82,586)
Leased assets, net	$2,033,482

The Company’s leased assets, consisting of vehicles, are depreciated over their estimated useful life of five years. Depreciation expense for leased assets for the year ended December 31, 2017 was $82,586. The lease terms are generally for three years and the Company has the right to purchase the leased assets for $1 each at the end of the lease terms.

Note 5 – Notes Payable

Notes payable at December 31, 2017 consisted of the following:

2017

Note payable to investor; accrue interest at 5% per annum; due March 31, 2019; unsecured	$445,000

Notes payable to individual investors; accrue interest at 8% per annum; principal payments equal to 1/12 of original balance plus interest due quarterly; due from dates ranging from August 9, 2020 to December 11, 2020; unsecured (A)	242,667

Note payable to investor; accrue interest at 6% per annum; due March 31, 2018; unsecured (B)	222,222

Total notes payable	909,889

Unamortized debt discount	(102,790)

Notes payable, net	807,099

Less current portion	(254,511)

Long-term portion	$552,588

F - 12

YAYYO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For Year Ended December 31, 2017

(A) In connection with the issuance of these notes payable, the Company also issued an aggregate of 18,200 shares of its common stock to these note holders as additional incentive to make the loans. The aggregate relative fair value of these shares of common stock was $91,000 and was recorded as a discount on the note payable and as additional paid in capital. The discount of $91,000 is being amortized over the term of the notes payable. During the year ended December 31, 2017, $9,716 was charged to interest expense as amortization of the discount, with an unamortized balance of $81,284 at December 31, 2017.

(B) This note payable was issued with an original issuance discount of $22,222 which is being amortized over the term of the notes payable. During the year ended December 31, 2017, $716 was charged to interest expense as amortization of the discount, with an unamortized balance of $21,506 at December 31, 2017.

A rollfoward of notes payable from December 31, 2016 to December 31, 2017 is below:

Notes payable, December 31, 2016	$-
Issued for cash	887,667
Issued for original issue discount	22,222
Debt discount related to notes payable	(113,222)
Amortization of debt discounts	10,432
Notes payable, December 31, 2017	$807,099

Future maturities of notes payable are as follows:

Years ending December 31,
2018	$303,111
2019	525,889
2020	80,889
$909,889

Note 6 – Lease Obligations

Lease obligations at December 31, 2017 consisted of the following:

Lease obligations	$1,593,291
Unamortized debt discount	(846,598)
Lease obligations, net discount	746,693
Less current portion	(72,485)
Long-term portion	$674,208

In connection with these finance lease obligations, the Company also issued to the lessor an aggregate of 350,000 shares of its common stock as additional incentive for the lessor to enter into these lease agreements. The lessor was given 100,000 shares of common stock for the first 30 vehicle leases and an additional 250,000 shares of common stock for the next 100 vehicle leases. The aggregate relative fair value of these 350,000 shares of common stock was $1,178,036 and was recorded as a discount on the lease obligations and as additional paid in capital. The discount of $1,178,036 is being amortized over the term of the lease obligations. During the year ended December 31, 2017, $331,438 was charged to interest expense as amortization of the discount, with an unamortized balance of $846,598 at December 31, 2017.

F - 13

YAYYO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For Year Ended December 31, 2017

A roll forward of lease obligations from December 31, 2016 to December 31, 2017 is below:

Lease obligations, December 31, 2016	$-
New lease obligations	2,116,068
Payments on lease obligations	(522,777)
Debt discount related to lease obligations	(1,178,036)
Amortization of debt discounts	331,438
Lease obligations, December 31, 2017	$746,693

Future payments under lease obligations are as follows:

Years ending December 31,
2018	$618,792
2019	618,792
2020	475,276
Total payments	1,718,363
Amount representing interest	(119,569)
Lease obligation, net	$1,593,291

The weighted-average remaining lease term at December 31, 2017 is 2.81 years and the weighted average discount rate is 5%.

The finance lease costs for the year ended December 31, 2017 consisted of depreciation expense of $82,586 and interest expense of $16,292.

Note 7 – Convertible Notes Payable

On January 6, 2017, the Company entered into a letter agreement (the “CFI Letter Agreement”) with Chase Financing, Inc. (“CFI”), pursuant to which CFI agreed to provide up to $100,000 in capital to the Company through one or more loans with an aggregate principal amount of $113,888.

On January 6, 2017, the Company received $50,000 from CFI and issued its 10% original issue discount senior secured convertible note in the principal amount of $ 55,555, with a maturity date of April 6, 2017 (the “First CFI Note”). Subsequent to the First CFI Note, on January 23, 2017 the Company received an additional $25,000 from CFI, and issued a second 10% original issue discount senior secured convertible note in the principal amount of $30,555, with a maturity date of April 6, 2017 (the “Second CFI Note ”). Subsequent to the Second CFI Note, the Company received an additional $25,000 from CFI, and issued a third 10% original issue discount senior secured convertible note in the amount of $27,778 (the “Third CFI Note” and together with the First CFI Note and the Second CFI Note, collectively, the “CFI Notes”). As a result, the Company is obligated to repay CFI a total of $113,888 in principal plus all accrued interest thereon to CFI under the CFI Notes on or before the stated maturity dates, subject to extension per the terms of the CFI Notes.

Pursuant to the terms, the CFI Notes are secured by a first priority lien and security interest on all of the assets of the Company, now owned or hereafter acquired, and are convertible at the option of the holder into shares of our Common Stock at a conversion price equal to the lower of $7.00 per share or the average of the five lowest volume weighted average trading prices (“VWAP”) of our Common Stock during the twenty (20) trading days immediately prior to the date of conversion. If an event of default occurs under the terms of the CFI Notes, the conversion price will be reduced to $1.00 per share.

F - 14

YAYYO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For Year Ended December 31, 2017

Concurrently with the execution of the CFI Letter Agreement and the First CFI Note, as additional collateral to secure the repayment of the CFI Notes by the Company, Ramy El-Batrawi, our founder, Chief Executive Officer, Director and control person of our principal stockholder, X, LLC (an entity wholly owned by Mr. El-Batrawi), entered into a Limited Recourse Guaranty and Pledge agreement with CFI (the “Guaranty & Pledge”), pursuant to which X, LLC agreed to unconditionally and irrevocably guarantee the Company’s repayment of the CFI Notes, and pursuant to which X, LLC pledged up to 300,000 shares of our Common Stock held of record and beneficially owned by X, LLC.

In addition to the Guaranty & Pledge, on January 6, 2017, X, LLC (an entity wholly owned by Mr. El-Batrawi) entered into a Common Stock Purchase Agreement (“Stock Purchase Agreement”), pursuant to which X, LLC agreed to sell and transfer to CFI 200,000 shares of our Common Stock, held of record and beneficially owned by X, LLC, in exchange for the aggregate nominal consideration of one dollar ($1.00). Under the Stock Purchase Agreement, and in addition to the 200,000 shares of Common Stock to be issued upon the effective date of the Stock Purchase Agreement, X, LLC has agreed to provide CFI with certain anti-dilution protection provisions, whereby X, LLC will issue a number of shares of our Common Stock, held as of record and beneficially by X, LLC, equal to two percent (2%) of the number of shares of Common Stock issued or underlying Common Stock Equivalents (as defined under the Stock Purchase Agreement) issued, as the case may be, in the event of a Dilutive Share Issuance (as defined under the Stock Purchase Agreement). X, LLC has the right to repurchase 100,000 of such shares at an aggregate purchase price of $208,500 if exercises within the initial three (3) months after the date of the Stock Purchase Agreement, or $258,500 if exercised within the second three (3) months.

The CFI Notes have been repaid by the Company.

A rollforward of the convertible note payable from December 31, 2016 to December 31, 2017 is below:

Convertible notes, December 31, 2016	$-
Issued for cash	100,000
Issued for original issue discount	13,888
Debt discount related to new convertible notes	(113,888)
Amortization of debt discounts	113,888
Repayment in cash	(113,888)
Convertible notes, December 31, 2017	$-

Note 8 – Derivative Liability

The convertible notes payable discussed in Note 7 had a conversion price that can be adjusted based on the Company’s stock price which results in the conversion feature being recorded as a derivative liability.

The fair value of the derivative liability was recorded and shown separately under current liabilities. However, as of December 31, 2017 the convertible note payable giving rise to the derivative liability was repaid, and as a result, the derivative liability at December 31, 2017 was $0. Changes in the fair value of the derivative liability is recorded in the statement of operations under other income (expense).

The Company uses a weighted average Black-Scholes-Merton option pricing model with the following assumptions to measure the fair value of derivative liability:

Stock price	$4.00
Risk free rate	0.53%
Volatility	275%
Conversion/ Exercise price	$4.00
Dividend rate	0%
Term (years)	0.16 to 0.25

F - 15

YAYYO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For Year Ended December 31, 2017

The following table represents the Company’s derivative liability activity from December 31, 2016 to December 31, 2017:

Derivative liability balance, December 31, 2016	$-
Issuance of derivative liability during the period	40,266
Change in derivative liability during the period	(40,266)
Derivative liability balance, December 31, 2017	$-

Note 9 – Stockholders’ Equity

The Company authorized 100,000,000 shares of capital stock with consists of 90,000,000 shares of common stock, $0.000001 par value per share and 10,000,000 shares of preferred stock, $0.000001 par value per share.

Common Stock

During the year ended from December 31, 2017, the Company sold 371,351 shares of common stock to investors for gross cash proceeds of $2,484,199 of which 326,126 shares and $2,303,299 of cash proceeds were related to the Company’s Regulation A offering. The Company incurred $814,442 of offering cost related to the sale of common stock which consisted principally of legal fees and costs associated with soliciting the sale of common stock directly to the Regulation A investors.

Stock Options

The following is a summary of stock option activity:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Options	Exercise	Contractual	Intrinsic
	Outstanding	Price	Life	Value
Outstanding, June 21, 2016	-
Granted	450,000	$1.00
Forfeited	-
Exercised	-
Outstanding, December 31, 2016	450,000	$1.00	2.00	$-
Granted	300,000	$8.00
Forfeited	-
Exercised	-
Outstanding, December 31, 2017	750,000	$3.80	1.80	$3,150,000
Exercisable, December 31, 2017	630,000	$3.00	1.57	$3,150,000

The exercise price for options outstanding at December 31, 2017:

Outstanding		Exercisable
Number of	Exercise	Number of	Exercise
Options	Price	Options	Price
450,000	$1.00	450,000	$1.00
300,000	8.00	180,000	8.00
750,000		630,000

F - 16

YAYYO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For Year Ended December 31, 2017

For options granted during fiscal year 2016 where the exercise price equaled the stock price at the date of the grant, the weighted-average fair value of such options was $0.85 and the weighted-average exercise price of such options was $1.00. No options were granted during fiscal 2016 where the exercise price was less than the stock price at the date of grant or the exercise price was greater than the stock price at the date of grant.

For options granted during fiscal year 2017 where the exercise price equaled the stock price at the date of the grant, the weighted-average fair value of such options was $7.54 and the weighted-average exercise price of such options was $8.00. No options were granted during fiscal 2017 where the exercise price was less than the stock price at the date of grant or the exercise price was greater than the stock price at the date of grant.

The fair value of the stock options is being amortized to stock option expense over the vesting period. The Company recorded stock option expense of $1,676,476 and $63,955, respectively, during the year ended December 31, 2017 and from June 21, 2016 (inception) to December 31, 2016. As of December 31, 2017, the unamortized stock option expense was $904,468, which is expected to be recognized as an expense through December 2018.

The assumptions used in calculating the fair value of options granted using the Black-Scholes option- pricing model for options granted are as follows:

Risk-free interest rate	1.14%
Expected life of the options	2.08 years
Expected volatility	200%
Expected dividend yield	0%

Note 10 – Related Party Transactions

During the year ended December 31, 2017 and the period from June 21, 2016 (inception) to December 31, 2016, the Company paid management fees of $286,300 and $140,000, respectively, to a company that is owned by the Company’s majority stockholder.

During the year ended December 31, 2017 and the period from June 21, 2016 (inception) to December 31, 2016, the Company’s majority stockholder advanced a total of $50,000 and $75,000 to the Company. During the year ended December 31, 2017, $125,000 of these advances were repaid. These advances are non-interest bearing and due upon demand. At December 31, 2017 and December 31, 2016, amount due to Company’s majority stockholder was $0 and $75,000, respectively.

Note 11 – Commitments and Contingencies

On July 28, 2016, the Company entered into a client service agreement with an advertising agency. The agency is to obtain negotiate, arrange and purchase and otherwise deal with all media placements for the Company’s product in television, radio and print ads. The Company is obligated to compensate the adverting agency a commission of 15% of the gross amounts charged for the television, radio and print ads.

On August 27, 2016, the Company entered into a development agreement with a software developer to develop interface software for the Company’s product. The Company agreed to pay a fee of $4,860 plus $85 per hour for the software development services.

On November 1, 2016, the Company entered into an agreement with an individual to perform marketing services. The individual will receive compensation as follows:

●	5% of any investment the Company receives as a result of the individuals efforts;
●	10% of gross ad revenue achieved;
●	$5,000 per month through May 2017 payable in cash; and
●	$20,000 per month through May 2017 payable in equity.

F - 17

YAYYO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For Year Ended December 31, 2017

Note 12 – Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A full valuation allowance is established against all net deferred tax assets as of December 31, 2017 and 2016 based on estimates of recoverability. While the Company has optimistic plans for its business strategy, it determined that such a valuation allowance was necessary given the current and expected near term losses and the uncertainty with respect to its ability to generate sufficient profits from its business model. Because of the impacts of the valuation allowance, there was no income tax expense or benefit for the year ended December 31, 2017 and for the period from June 21, 2016 (inception) to December 31, 2016.

A reconciliation of the differences between the effective and statutory income tax rates for the year ended December 31, 2017 and for the period from June 21, 2016 (inception) to December 31, 2016:

	2017		2017
	Amount	Percent	Amount	Percent
Federal statutory rates	$(1,394,102)	34.0%	$(504,461)	34.0%
State income taxes	(205,015)	5.0%	(74,185)	5.0%
Permanent differences	823,746	-20.1%	32,132	-2.2%
Valuation allowance against net deferred
tax assets	775,371	-18.9%	546,514	-36.8%
Effective rate	$-	0.0%	$-	0.0%

At December 31, 2017 and 2016, the significant components of the deferred tax assets are summarized below:

	2017	2016
Deferred income tax asset
Net operation loss carryforwards	1,321,885	546,514
Total deferred income tax asset	1,321,885	546,514
Less: valuation allowance	(1,321,885)	(546,514)
Total deferred income tax asset	$-	$-

The valuation allowance increased by $775,371 and $546,514 in 2017 and 2016, respectively, as a result of the Company generating additional net operating losses.

The Company has recorded as of December 31, 2017 and 2016 a valuation allowance of $1,321,885 and $546,514, respectively, as it believes that it is more likely than not that the deferred tax assets will not be realized in future years. Management has based its assessment on the Company’s lack of profitable operating history.

The Company conducts an analysis of its tax positions and has concluded that it has no uncertain tax positions as of December 31, 2017 and 2016.

The Company has net operating loss carry-forwards of approximately $3,400,000. Such amounts are subject to IRS code section 382 limitations and expire in 2031. The 2016 and 2017 tax year is still subject to audit.

F - 18

YAYYO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For Year Ended December 31, 2017

Note 13 – Subsequent Events

In January 2018, the Company issued notes payable for $15,000 and also issued an aggregate of 1,125 shares of its common stock to these note holders as additional incentive to make the loans.

In February 2018, the Company sold 22,500 shares of common stock to two investors for cash proceeds of $180,000.

On March 8, 2018, the Company issued a note payable in the amount of $6,000,000. The note accrues interest at LIBOR plus 100 basis points and is due five years from the date of issuance. In addition, the Company issued to the note holder 150,000 shares of the Company’s common stock and 1,500,000 warrants to purchase shares of the Company’s common stock for $4.00 per shares. The warrants expire five years from the date of issuance. The Company also paid $178,228 of issuance costs associated with this note. The relative fair value of the 150,000 shares of common stock was $378,916 and the relative fair value of the 1,500,000 warrants was $3,726,506 and both were recorded as a discount on the note payable and as additional paid in capital. In addition, the issuance costs of $178,228 have also been recorded as a debt discount. The debt discount of $4,283,650 is being amortized over the term of the note payable. Below is a pro forma balance sheet as of December 31, 2017 to show the impact on the Company’s balance sheet as if this transaction had occurred on December 31, 2017.

YAYYO, INC. AND SUBSIDIARY

CONSOLIDATED PRO FORMA BALANCE SHEET

As of December 31, 2017

	As
	Presented	Adjustment	Pro Forma
ASSETS
Current Assets:
Cash	$308,738	$-	$308,738
Restricted cash	-	5,821,772	5,821,772
Prepaid expenses	13,406		13,406
Total current assets	322,144	5,821,772	6,143,916
Equipment, net	2,860	-	2,860
Leased assets, net	2,033,482	-	2,033,482

TOTAL ASSETS	$2,358,486	$5,821,772	$8,180,258

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$100,000	$-	$100,000
Accrued expenses	31,453	-	31,453
Notes payable, current (net of discount of $48,600)	254,511	-	254,511
Finance lease obligations, current (net of discount of $482,605)	72,485	-	72,485
Total current liabilities	458,449	-	458,449
Notes payable, net of current portion (net of discount of $54,190 and $4,337,810 (pro forma))	552,588	1,716,350	2,268,938

Finance lease obligations, net of current portion (net of discount of $363,993)	674,208	-	674,208

TOTAL LIABILITIES	1,685,245	1,716,350	3,401,595

Commitments and contingencies	-	-	-

STOCKHOLDERS' EQUITY
Preferred stock, $0.000001 par value; 10,000,000 shares authorized; nil shares issued and outstanding
Common stock, $0.000001 par value; 90,000,000 shares authorized; 25,770,551 and 25,900,551 (pro forma) shares issued and outstanding	26	-	26
Additional paid-in capital	6,257,225	4,105,422	10,362,647
Accumulated deficit	(5,584,010)	-	(5,584,010)
Total stockholders' equity	673,241	4,105,422	4,778,663
TOTAL LIABILITIES AND STOCKHLDERS' EQUITY	$2,358,486	$5,821,772	$8,180,258

F - 19

YAYYO, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

As of March 31, 2018 and December 31, 2017

	March 31,	December 31,
	2018	2017
	(unaudited)
ASSETS
Current Assets:
Cash	$160,490	$308,738
Restricted cash	5,821,802	-
Prepaid expenses	103,429	13,406
Total current assets	6,085,721	322,144
Equipment, net	5,541	2,860
Leased assets, net	1,901,353	2,033,482

TOTAL ASSETS	$7,992,615	$2,358,486

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
Accounts payable	$88,717	$100,000
Accrued expenses	62,712	31,453
Advances from related party	-	-
Notes payables, current (net of discount of $29,286 and $48,600)	286,825	254,511
Finance lease obligations, current (net of discount of $434,968 and $482,605)	106,285	72,485
Total current liabilities	544,539	458,449

Notes payable, net of current portion (net of discount of $4,290,608 and $54,190)	2,275,670	552,588
Finance lease obligations, net of current portion (net of discount of $274,182 and $363,993)	634,263	674,208

TOTAL LIABILITIES	3,454,472	1,685,245

Commitments and contingencies	-	-

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, $0.000001 par value; 10,000,000 shares authorized; nil shares issued and outstanding
Common stock, $0.000001 par value; 90,000,000 shares authorized; 26,313,926 and 25,770,551 shares issued and outstanding	26	26
Additional paid-in capital	11,655,587	6,257,225
Accumulated deficit	(7,117,470)	(5,584,010)
Total stockholders' equity (deficit)	4,538,143	673,241
TOTAL LIABILITIES AND STOCKHLDERS' EQUITY (DEFICIT)	$7,992,615	$2,358,486

The accompanying footnotes are an integral part of these unaudited condensed consolidated financial statements.

F - 20

YAYYO, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (unaudited)

For the Three Months Ended March 31, 2018 and 2017

(unaudited)

	Three Months Ended March 31,
	2018	2017

Revenue	$418,879	$-
Cost of revenue	309,643
Gross profit	109,236	-

Operating expenses:
Selling and marketing expenses	67,431	3,165
Product development	6,148	44,530
General and administrative expenses	1,317,861	448,676
Total operating expenses	1,391,440	496,371
Loss from operations	(1,282,204)	(496,371)

Other income (expense):
Interest and financing costs	(251,256)	(144,041)
Change in value of derivative liability	-	28,643
Total other income (expense)	(251,256)	(115,398)

Net loss	$(1,533,460)	$(611,769)

Weighted average shares outstanding:
Basic	25,860,790	25,043,877
Diluted	25,860,790	25,043,877

Loss per share
Basic	$(0.06)	$(0.02)
Diluted	$(0.06)	$(0.02)

The accompanying footnotes are an integral part of these unaudited condensed consolidated financial statements.

F - 21

YAYYO, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW (unaudited)

	Three Months Ended March 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,533,460)	$(611,769)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	132,288	-
Stock option expense	226,117	191,864
Common stock issued for services	650,000	-
Non-cash financing costs	-	39,293
Amortization of debt discounts	218,619	104,749
Change in value of derivative liability	-	(28,643)
Change in operating assets and liabilities:
Prepaid expenses	(20,749)	(1,000)
Accounts payable	(11,283)	98,775
Accrued expenses	31,259	-
Net cash used in operating activities	(307,209)	(206,731)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	(2,840)	-
Net cash used in investing activities	(2,840)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	332,924	249,244
Payment of offering costs	-	(136,032)
Proceeds from convertible note payable	-	100,000
Repayment of convertible note payable	-	-
Proceeds from notes payable	6,039,000	-
Repayment of note payable	(66,500)	-
Payment for debt issuance costs	(178,228)	-
Proceeds from advance from related party	-	50,000
Repayment of finance lease obligations	(143,593)	-
Net cash provided by financing activities	5,983,603	263,212
NET INCREASE IN CASH AND RESTRICTED CASH	5,673,554	56,481
CASH AND RESTRICTED CASH, BEGINNING OF PERIOD	308,738	18,643
CASH AND RESTRICTED CASH, END OF PERIOD	$5,982,292	$75,124

CASH PAID FOR:
Interest	$24,372	$-
Income taxes	$-	$-

SUPPLEMENTAL NON-CASH INVESTING AND FINANCING ACTIVITIES
Payment of accounts payable with common stock	$69,274	$-
Value of equity recorded as debt discounts	$4,120,047	$-

The accompanying footnotes are an integral part of these unaudited condensed consolidated financial statements.

F - 22

Notes to Condensed Consolidated Financial Statement

Note 1 - Organization and Basis of Presentation

Organization and Line of Business

YayYo, Inc. (“YayYo” or the “Company”) was incorporated on June 21, 2016 under the laws of the state of Delaware originally as a limited liability company and subsequently changed to a C corporation. The accompanying financial statements are retroactively restated to present the Company as a C corporation from June 21, 2016. The Company rents cars to Uber and Lyft drivers.

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).

The Company adopted the calendar year as its basis of reporting.

Interim financial statements

The unaudited interim financial statements included herein, presented in accordance with United States generally accepted accounting principles and stated in US dollars, have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). Certain information and footnote disclosure normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosure are adequate to make the information presented not misleading.

F - 23

These statements reflect all adjustment, consisting of normal recurring adjustments, which, in the opinion of management, are necessary for fair presentation of the information contained therein. It is suggested that these interim financial statements be read in conjunction with the financial statements of the Company for the year ended December 31, 2017 and notes thereto included in the Company’s annual report on Form 1-K. The Company follows the same accounting policies in the preparation of interim report. Results of operations for the interim period are not indicative of annual results.

Note 2 – Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Distinct Cars, LLC, RideShare Car Rentals, LLC, RideYayYo, LLC and Savy, LLC. All significant intercompany transactions and balances have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. It is possible that accounting estimates and assumptions may be material to the Company due to the levels of subjectivity and judgment involved.

Cash Equivalents

For the purpose of the statement of cash flows, cash equivalents include time deposits, certificate of deposits, and all highly liquid debt instruments with original maturities of three months or less.

Restricted Cash

The following table provides a reconciliation of cash and restricted cash reported within the consolidated balance sheet that sum to the total of the same such amounts shown in the statement of cash flows:

	March 31,	December 31,
	2018	2017

Cash	$160,490	$308,738
Restricted cash (1)	5,821,802	-
	$5,982,292	$308,738

(1) In connection with a note payable agreement (See Note 5), the Company is required to maintain a cash balance in a separate bank account that secures the note payable. The funds will be released and transferred to the Company’s operating cash accounts as the investor is able to exercise the 1,500,000 warrants issued in connection with the notes payable.

Equipment

Equipment is stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When equipment is retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of equipment is provided using the straight-line method for substantially all assets with estimated lives as follows:

Computer equipment	5 years
Vehicles	5 years

F - 24

Long-Lived Assets

The Company applies the provisions of ASC Topic 360, Property, Plant, and Equipment , which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. ASC 360 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair values are reduced for the cost of disposal. Based on its review at March 31, 2018 and December 31, 2017, the Company believes there was no impairment of its long-lived assets.

Revenue Recognition

The Company recognizes revenue from renting its fleet of cars to Uber and Lyft drivers. Revenue is recognized based on the rental agreements which are generally on a weekly basis. The Company recognizes revenue in accordance with FASB ASC 606,  Revenue From Contracts with Customers.

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, Income Taxes . ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The adoption had no effect on the Company’s consolidated financial statements.

Stock-Based Compensation

The Company records stock-based compensation in accordance with FASB ASC Topic 718, Compensation – Stock Compensation. FASB ASC Topic 718 requires companies to measure compensation cost for stock-based employee compensation at fair value at the grant date and recognize the expense over the employee’s requisite service period. The Company recognizes in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees and non-employees. There were 1,500,000 warrants and 750,000 options outstanding as of March 31, 2018.

Basic and Diluted Earnings Per Share

Earnings per share is calculated in accordance with ASC Topic 260, Earnings Per Share. Basic earnings per share (“EPS”) is based on the weighted average number of common shares outstanding. Diluted EPS is based on the assumption that all dilutive securities are converted. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. There were 2,250,000 and 450,000 potentially dilutive securities outstanding during the three months ended March 31, 2018 and 2017, respectively.

Advertising Costs

The Company expenses the cost of advertising as incurred. Advertising costs for the three months ended March 31, 2018 and 2017were $67,431 and $3,165, respectively.

Research and Development Costs

The Company expenses its research and development costs as incurred. Research and developments costs for the three months ended March 31, 2018 and 2017were $6,148 and $44,530, respectively.

F - 25

Software Development Costs

Software development costs are capitalized in accordance with FASB ASC 985-20 Cost of Software to Be Sold, Leased, or Marketed . Capitalization of software development costs begins upon the establishment of technological feasibility and is discontinued when the product is available for sale. The establishment of technological feasibility and the ongoing assessment for recoverability of capitalized software development costs require considerable judgment by management with respect to certain external factors, including, but not limited to, technological feasibility, anticipated future gross revenues, estimated economic life, and changes in software and hardware technologies. Capitalized software development costs are comprised primarily of direct overhead, payroll costs, and consultants' fees of individuals working directly on the development of specific software products.

Amortization of capitalized software development costs is provided on a product-by-product basis on the straight-line method over the estimated economic life of the products (not to exceed three years). Management periodically compares estimated net realizable value by product to the amount of software development costs capitalized for that product to ensure the amount capitalized is not in excess of the amount to be recovered through revenues. Any such excess of capitalized software development costs over expected net realizable value is expensed at that time.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

The Company intends to file U.S. federal tax returns when due. All tax periods since inception remain open to examination by the taxing jurisdictions to which the Company is subject.

Derivative Financial Instruments

The Company evaluates all of its agreements to determine if such instruments have derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company uses the Black-Scholes-Merton option pricing model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date. During the year ended December 31, 2017, the Company’s only derivative financial instrument was an embedded conversion feature associated with convertible notes payable due to certain provisions that allow for a change in the conversion price based on a percentage of the Company’s stock price at the date of conversion. The convertible note was repaid therefore, there are no derivative financial instruments at March 31, 2018 and December 31, 2017.

Fair Value Measurements

The Company applies the provisions of ASC 820-10, “Fair Value Measurements and Disclosures.” ASC 820-10 defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The three levels of valuation hierarchy are defined as follows:

•	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

•	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

F - 26

•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

For certain financial instruments, the carrying amounts reported in the balance sheets for cash and current liabilities, including convertible notes payable, each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

The Company uses Level 2 inputs for its valuation methodology for derivative liabilities as their fair values were determined by using the Black-Scholes-Merton pricing model based on various assumptions. The Company’s derivative liabilities are adjusted to reflect fair value at each period end, with any increase or decrease in the fair value being recorded in results of operations as adjustments to fair value of derivatives.

At March 31, 2018 and December 31, 2017, the Company did not identify any liabilities that are required to be presented on the balance sheet at fair value. The derivative liability associated with the convertible notes payable were both issued and repaid during the year ended December 31, 2017; therefore, there was no derivative liability at March 31, 2018 or December 31, 2017.

Recent Accounting Pronouncements

In January 2017, the Financial Accounting Standards Board (“FASB”) issued an Accounting Standards Update (“ASU”) 2017-01, Business Combinations (Topic 805) Clarifying the Definition of a Business . The amendments in this update clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The guidance is effective for interim and annual periods beginning after December 15, 2017 and should be applied prospectively on or after the effective date. The Company is in the process of evaluating the impact of this accounting standard update.

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, which requires restricted cash to be presented with cash and cash equivalents on the statement of cash flows and disclosure of how the statement of cash flows reconciles to the balance sheet if restricted cash is shown separately from cash and cash equivalents on the balance sheet. ASU 2016-18 is effective for interim and annual periods beginning after December 15, 2017, with early adoption permitted. The Company will adopt this accounting standard update beginning in the first quarter of 2018. The Company does not believe this accounting standard update will have a material impact on its financial statements.

In October 2016, the FASB issued ASU 2016-16, Income Taxes (Topic 740): Intra-Entity Transfer of Assets Other than Inventory, which requires the recognition of the income tax consequences of an intra-entity transfer of an asset, other than inventory, when the transfer occurs. ASU 2016-16 is effective for interim and annual periods beginning after December 15, 2018, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its financial statements.

In August 2016, the FASB issued ASU 2016-15,  Statement of Cash Flows (Topic 230), Classification of Certain Cash Receipts and Cash Payments. ASU 2016-15 provides guidance for targeted changes with respect to how cash receipts and cash payments are classified in the statements of cash flows, with the objective of reducing diversity in practice. ASU 2016-15 is effective for interim and annual periods beginning after December 15, 2017, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its statements of cash flows.

In March 2016, the FASB issued ASU 2016-09, Stock Compensation (Topic 718), Improvements to Employee Share-Based Payment Accounting. ASU 2016-09, which amends several aspects of accounting for employee share-based payment transactions including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, and classification in the statement of cash flows. ASU 2016-09 is effective for fiscal years beginning after December 15, 2016 and interim periods within annual periods beginning after December 15, 2016, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its financial statements.

F - 27

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) ASU 2016-02 requires lessees to recognize lease assets and lease liabilities on the balance sheet and requires expanded disclosures about leasing arrangements. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018 and interim periods in fiscal years beginning after December 15, 2018, with early adoption permitted. The Company adopted this ASU for its year ended December 31, 2017.

In August 2014, the FASB issued Accounting Standards Update No. 2014-15, Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern, which provides guidance on determining when and how to disclose going-concern uncertainties in the financial statements.  ASU 2014-15 requires management to perform interim and annual assessments of an entity's ability to continue as a going concern within one year of the date the financial statements are issued.  An entity must provide certain disclosures if conditions or events raise substantial doubt about the entity's ability to continue as a going concern.  ASU 2014-15 is effective for annual periods ending after December 15, 2016, and interim periods thereafter.  Early adoption is permitted.  The Company is currently evaluating the impact of the adoption of ASU 2014-15 on the Company's financial statements and disclosures.

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers.  ASU 2014-09 is a comprehensive revenue recognition standard that will supersede nearly all existing revenue recognition guidance under current U.S. GAAP and replace it with a principle-based approach for determining revenue recognition.  ASU 2014-09 will require that companies recognize revenue based on the value of transferred goods or services as they occur in the contract.  The ASU also will require additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract.  ASU 2014-09 is effective for interim and annual periods beginning after December 15, 2017.   Early adoption is permitted only in annual reporting periods beginning after December 15, 2016, including interim periods therein.  Entities will be able to transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption.  The Company has evaluated the impact of ASU 2014-09 on the Company's financial statements and disclosures does not believe the impact will be material. The Company adopted this ASU beginning on January 1, 2018 and will use the prospective method of adoption.

Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.

Note 3 – Equipment

At March 31, 2018 and December 31, 2017 equipment consisted of the following:

	March 31,	December 31,
	2018	2017

Computer equipment	$6,018	$3,178
	6,018	3,178
Less accumulated depreciation	(477)	(318)
Equipment, net	$5,541	$2,860

Depreciation expense for equipment for the three months ended March 31, 2018 and 2017 was $159 and $0, respectively.

F - 28

Note 4 – Leased Assets

At March 31, 2018 and December 31, 2017 all of the Company’s leased assets were finance leased right-of-use assets and consisted of the following:

	March 31,	December 31,
	2018	2017

Vehicles	$2,116,068	$2,116,068
	2,116,068	2,116,068
Less accumulated depreciation	(214,715)	(82,586)
Leased assets, net	$1,901,353	$2,033,482

The Company’s leased assets, consisting of vehicles, are depreciated over their estimated useful life of five years. Depreciation expense for leased assets for the three months ended March 31, 2018 and 2017was $132,129 and $0, respectively. The lease terms are generally for three years and the Company has the right to purchase the leased assets for $1 each at the end of the lease terms.

Note 5 – Notes Payable

Notes payable at March 31, 2018 and December 31, 2017 consisted of the following:

	March 31,	December 31,
	2018	2017

Note payable to investor; accrue interest at 5% per annum; due March 31, 2019; unsecured	$378,500	$445,000

Notes payable to individual investors; accrue interest at 8% per annum; principal payments equal to 1/12 of original balance plus interest due quarterly; due from dates ranging from August 9, 2020 to March 26, 2021; unsecured (A)	281,667	242,667

Note payable to investor; accrue interest at 6% per annum; due March 31, 2018; unsecured (B)	222,222	222,222

Note payable to investor; accrue interest at LIBOR plus 100 basis points; due March 8, 2023; secured by restricted cash balance (C)	6,000,000	-
Total notes payable	6,882,389	909,889
Unamortized debt discount	(4,319,894)	(102,790)
Notes payable, net discount	2,562,495	807,099
Less current portion	(286,825)	(254,511)
Long-term portion	$2,275,670	$552,588

(A) In connection with the issuance of these notes payable, during the three months the Company also issued an aggregate of 3,000 shares of its common stock to these note holders as additional incentive to make the loans. The aggregate relative fair value of these shares of common stock was $14,625 and was recorded as a discount on the note payable and as additional paid in capital. The discount of $14,625 is being amortized over the term of the notes payable. During the year ended December 31, 2017, the Company also issued an aggregate of 18,200 shares of its common stock to these note holders as additional incentive to make the loans. The aggregate relative fair value of these shares of common stock was $91,000 and was recorded as a discount on the note payable and as additional paid in capital. The discount of $91,000 is being amortized over the term of the notes payable. During the three months ended March 31, 2018 and 2017, $8,054 and $0, respectively, was charged to interest expense as amortization of the discounts, with an unamortized balance of $87,855 at March 31, 2018.

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(B) This note payable was issued with an original issuance discount of $22,222 which is being amortized over the term of the notes payable. During the three months ended March 31, 2018 and 2017, $21,506 and $0, respectively, was charged to interest expense as amortization of the discount, with an unamortized balance of $0 at March 31, 2018.

(C) On March 8, 2018, the Company issued a note payable in the amount of $6,000,000. The note accrues interest at LIBOR plus 100 basis points and is due five years from the date of issuance. The note payable is secured by the restricted cash balance. In addition, the Company issued to the note holder 150,000 shares of the Company’s common stock and 1,500,000 warrants to purchase shares of the Company’s common stock for $4.00 per shares. The warrants expire five years from the date of issuance. The Company also paid $178,228 of issuance costs associated with this note. The relative fair value of the 150,000 shares of common stock was $378,916 and the relative fair value of the 1,500,000 warrants was $3,726,506 and both were recorded as a discount on the note payable and as additional paid in capital. In addition, the issuance costs of $178,228 have also been recorded as a debt discount. The debt discount of $4,283,650 is being amortized over the term of the note payable. During the three months ended March 31, 2018 and 2017, $51,611 and $0, respectively, was charged to interest expense as amortization of the discounts, with an unamortized balance of $4,232,039 at March 31, 2018.

A rollforward of notes payable from December 31, 2017 to March 31, 2018 is below:

Notes payable, December 31, 2017	$807,099
Issued for cash	6,039,000
Repayments	(66,500)
Debt discount related to notes payable	(4,298,275)
Amortization of debt discounts	81,171
Notes payable, March 31, 2018	$2,562,495

Note 6 – Lease Obligations

Lease obligations at March 31, 2018 and December 31, 2017 consisted of the following:

	March 31,	December 31,
	2018	2017

Lease obligations	$1,449,698	$1,593,291
Unamortized debt discount	(709,150)	(846,598)
Lease obligations, net discount	740,548	746,693
Less current portion	(106,285)	(72,485)
Long-term portion	$634,263	$674,208

In connection with these finance lease obligations, the Company also issued to the lessor an aggregate of 350,000 shares of its common stock as additional incentive for the lessor to enter into these lease agreements. The lessor was given 100,000 shares of common stock for the first 30 vehicle leases and an additional 250,000 shares of common stock for the next 100 vehicle leases. The aggregate relative fair value of these 350,000 shares of common stock was $1,178,036 and was recorded as a discount on the lease obligations and as additional paid in capital. The discount of $1,178,036 is being amortized over the term of the lease obligations. During the three months ended March 31, 2018 and 2017, $137,448 and $0, respectively, was charged to interest expense as amortization of the discounts, with an unamortized balance of $709,150 at March 31, 2018.

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A rollforward of lease obligations from December 31, 2017 to March 31, 2018 is below:

Lease obligations, December 31, 2017	$746,693
Payments on lease obligations	(143,593)
Amortization of debt discounts	137,448
Lease obligations, March 31, 2018	$740,548

The weighted-average remaining lease term at March 31, 2018 is 2.56 years and the weighted average discount rate is 5%.

The finance lease costs for the three months ended March 31, 2018 consisted of depreciation expense of $132,129 and interest expense of $19,212.

Note 7 – Stockholders’ Equity

The Company authorized 100,000,000 shares of capital stock with consists of 90,000,000 shares of common stock, $0.000001 par value per share and 10,000,000 shares of preferred stock, $0.000001 par value per share.

Common Stock

During the three months ended from March 31, 2018, the Company:

•	sold 49,180 shares of common stock to investors for gross cash proceeds of $332,924;
•	issued 153,000 share of common stock in connection with the issuance of notes payable;
•	issued 81,250 shares of common stock for services rendered valued at $650,000. The value was determined based on the shares price for recent sales of the Company’s common stock; and
•	issued 8,695 for payment of accounts payable.

Stock Options

The following is a summary of stock option activity:

Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Options	Exercise	Contractual	Intrinsic
	Outstanding	Price	Life	Value
Outstanding, December 31, 2017	750,000	$3.80	1.80	$3,150,000
Granted	-
Forfeited	-
Exercised	-
Outstanding, March 31, 2018	750,000	$3.80	1.55	$3,150,000
Exercisable, March 31, 2018	660,000	$3.00	1.32	$3,150,000

The exercise price for options outstanding at March 31, 2018:

Outstanding		Exercisable
Number of	Exercise	Number of	Exercise
Options	Price	Options	Price
450,000	$1.00	450,000	$1.00
300,000	8.00	210,000	8.00
750,000		660,000

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Warrants

The following is a summary of warrant activity:

Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Warrants	Exercise	Contractual	Intrinsic
	Outstanding	Price	Life	Value
Outstanding, December 31, 2017	-
Granted	1,500,000	$4.00
Forfeited	-
Exercised	-
Outstanding, March 31, 2018	1,500,000	$4.00	4.91	$6,000,000
Exercisable, March 31, 2018	1,500,000	$4.00	4.91	$6,000,000

The exercise price for warrants outstanding at March 31, 2018:

Outstanding and Exercisable
Number of	Exercise
Warrants	Price
1,500,000	$4.00
1,500,000

Note 8 – Related Party Transactions

During the three months ended March 31, 2018 and 2017, the Company paid management fees of $60,000 and $35,000, respectively, to a company that is owned by the Company’s majority stockholder.

During the year ended December 31, 2017and the period from June 21, 2016 (inception) to December 31, 2016, the Company’s majority stockholder advanced a total of $50,000 and $75,000 to the Company. During the year ended December 31, 2017, $125,000 of these advances were repaid. These advances are non-interest bearing and due upon demand. At March 31, 2018 and December 31, 2017, amount due to Company’s majority stockholder was $0 and $0, respectively.

Note 9 – Subsequent Event

Subsequent to March 31, 2018, the Company issued 251,250 shares for services rendered.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, State of California, on June 6, 2018.

YAYYO, INC.

By:	/s/ Ramy El-Batrawi
Ramy El-Batrawi
Chief Executive Officer and Director

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SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ramy El-Batrawi his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments or supplements (including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent or either one of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on June 6, 2018.

/s/ Ramy El-Batrawi	/s/ Kevin F. Pickard
Ramy El-Batrawi	Kevin F. Pickard
Chief Executive Officer and Director	Chief Financial Officer and Director

/s/ Laurie DiGionanni	/s/ Christopher Maglino
Laurie DiGionanni	Christopher Maglino
Chief Operating Officer and Director	Director

/s/ Harbant S. Sidu	/s/ Dave Haley
Harbant S. Sidu	Dave Haley
Director	Director

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EXHIBIT INDEX

Exhibit No.	Description

3.1#	Certificate of Incorporation of YayYo, Inc. (incorporated by reference to Exhibit 2.2 contained in the Registrant’s Form 1-A filed on December 15, 2016).

3.2#	Amended and Restated Certificate of Incorporation of YayYo, Inc. (incorporated by reference to Exhibit 2.4 contained in the Registrant’s Form 1-A filed on December 15, 2016).

3.3#	Bylaws of YayYo, Inc. (incorporated by reference to Exhibit 2.3 contained in the Registrant’s Form 1-A filed on December 15, 2016).

3.4*	Amended and Restated Bylaws of YayYo, Inc.

3.5#	Certificate of Conversion of YayYo, LLC (incorporated by reference to Exhibit 2.1 contained in the Registrant’s Form 1-A filed on December 15, 2016)

3.6#	Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 2.5 contained in the Registrant’s Form 1-A filed on December 15, 2016).

4.1#	Secured Convertible Note to Chase Financing Inc., dated January 6, 2017 (incorporated by reference to Exhibit 6.6 contained in the Registrant’s Form 1-A filed on January 19, 2017).

4.2#	Promissory Note with X, LLC, dated January 15, 2017 (incorporated by reference to Exhibit 6.8 contained in the Registrant’s Form 1-A filed on February 3, 2017).

4.3*	Warrant, dated March 8, 2018.

4.4*	Senior Secured Note, dated March 8, 2018.

4.5#	Form of Secured Promissory Note (incorporated by reference to Exhibit 6.14 contained in the Registrant’s Form 1-U filed on March 26, 2018).

4.6#	Secured Promissory Note, dated December 27, 2017 (incorporated by reference to Exhibit 6.16 contained in the Registrant’s Form 1-A filed on March 26, 2018).

5.1#	Opinion of CKR Law, LLP (incorporated by reference to Exhibit 12.1 contained in the Registrant’s Form 1-A filed on January 19, 2017).

10.1#	Form of Subscription Agreement (incorporated by reference to Exhibit 4.1 contained in the Registrant’s Form 1-A filed on January 19, 2017).

10.2*	Product Management Proposal.

10.3*	Executive Employment Offer.

10.4*	2016 Equity Incentive Plan.

10.5*	Agreement with Chase Financing Inc., dated January 1, 2017.

10.6#	Limited Recourse Guaranty and Pledge with X, LLC, dated January 6, 2017 (incorporated by reference to Exhibit 6.5 contained in the Registrant’s Form 1-A filed on January 19, 2017).

10.7*	Common Stock Purchase Agreement, dated January 6, 2017.

10.8#	Form of SAFE Agreement (incorporated by reference to Exhibit 6.9 contained in the Registrant’s Form 1-A filed on February 3, 2017).

10.9*	Securities Purchase Agreement, dated March 8, 2018.

10.10#	Side Agreement, dated July 15, 2017 (incorporated by reference to Exhibit 6.13 contained in the Registrant’s Form 1-A filed on March 28, 2018).

10.11*	Deposit Account Control Agreement, dated March 8, 2018.

10.12#	Security Agreement, dated December 27, 2017 (incorporated by reference to Exhibit 6.28 contained in the Registrant’s Form 1-A filed on March 26, 2018).

10.13*	Registration Rights Agreement, dated March 8, 2018.

10.14*	Patent and Trademark Security Agreement, dated December 27, 2017.

10.15*	Incentive Agreement For Grant of Stock, dated April 1, 2018.

10.16*	Form of Open End Lease Agreement and Disclosure Statement.

10.17*	Non-Qualified Stock Option Agreement, dated June 9, 2017.

10.18*	Independent Director Agreement, dated November 27, 2017.

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10.19*	Independent Director Agreement, dated November 8, 2017.

21.1#	List of Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 contained in the Registrant’s Form S-1 filed on April 30, 2018).

23.1*	Consent of AJ Robbins CPA, LLC, dated June 5, 2018.

# Previously filed.

* Filed herewith.

97